    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 2000
                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            PARK NATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                OHIO                                      6021                                 31-1179518
    (STATE OR OTHER JURISDICTION              (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NO.)

                              50 NORTH THIRD STREET
                                  P.O. BOX 3500
                             NEWARK, OHIO 43058-3500
                                 (740) 349-8451
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           DAVID C. BOWERS, SECRETARY
                            PARK NATIONAL CORPORATION
                              50 NORTH THIRD STREET
                                  P.O. BOX 3500
                             NEWARK, OHIO 43058-3500
                                 (740) 349-3708
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           --------------------------

                                   COPIES TO:

CHARLES S. DEROUSIE, ESQ. AND                               MARTIN WERNER, ESQ.
ELIZABETH TURRELL FARRAR, ESQ.                              WERNER & BLANK CO., L.P.A.
VORYS, SATER, SEYMOUR AND PEASE LLP                         7205 WEST CENTRAL AVENUE
52 EAST GAY STREET                                          TOLEDO, OHIO 43617
COLUMBUS, OHIO 43215                                        (419) 841-8051
(614) 464-6400

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable following the effective date of the Registration Statement and upon the effective date of the merger of Security Banc Corporation with and into the Registrant pursuant to the Agreement and Plan of Merger described in the enclosed joint proxy statement/prospectus included as
Part I of this Registration Statement.

       If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

                         CALCULATION OF REGISTRATION FEE

================================ ================== ======================= ======================= ================
                                                       Proposed maximum        Proposed maximum        Amount of
    Title of each class of         Amount to be            offering               aggregate          registration
  securities being registered     registered (1)        price per unit        offering price (2)          fee
-------------------------------- ------------------ ----------------------- ----------------------- ----------------
Common Shares,
without par value...........          3,350,000              N/A                 $258,373,294           $64,594
================================ ================== ======================= ======================= ================

(1) Represents the estimated maximum number of common shares of the Registrant that the Registrant expects would be issuable to shareholders of Security Banc Corporation pursuant to the terms of the Agreement and Plan of Merger between the Registrant and Security Banc Corporation.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and Rule 457(f)(1) of the General Rules and Regulations under the Securities Act of 1933 based upon the market value of the securities to be cancelled in exchange for common shares of the Registrant in the merger. On December 27, 2000, there were 11,777,700 common shares of Security Banc Corporation outstanding (excluding common shares issuable upon exercise of outstanding options) and the average of the bid and asked prices of such common shares on such date was $21.9375, resulting in an aggregate value of $258,373,294.

                               -------------------

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, which includes this joint proxy statement/prospectus, is effective. This joint proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            PARK NATIONAL CORPORATION
                              50 NORTH THIRD STREET
                               NEWARK, OHIO 43055

                            -------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

       A special meeting of shareholders of Park National Corporation, an Ohio corporation, will be held at the offices of The Park National Bank, 50 North
Third Street, Newark, Ohio, on [      ], [      ], 2001, at [ ]:00 [_.M.], local
time, for the following purposes:

       1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 20, 2000, by and between Park and Security Banc Corporation, an Ohio corporation. Subject to the terms and conditions of the merger agreement, at the effective time of the merger, each outstanding Security common share (other than those as to which dissenters' rights are perfected under the Ohio General Corporation Law) will be converted into the right to receive Park common shares as more fully described in the accompanying joint proxy statement/prospectus.

       2. To transact any other business which properly comes before the special meeting or any adjournment of the special meeting.

       THE BOARD OF DIRECTORS OF PARK UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER.

       We have fixed [         ], 2001 as the record date for determining those
shareholders entitled to vote at the special meeting and any adjournment of the special meeting. Accordingly, only shareholders of record as of the close of business on that date will be entitled to notice of, and to vote at, the special meeting and any adjournment of the special meeting.

       Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and promptly return it in the accompanying envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time before it is voted at the special meeting by delivering a later-dated executed proxy card or a written notice of revocation to Park or by voting in person at the special meeting. Your attendance at the special meeting will not, in and of itself, constitute a revocation of your proxy.

                                 By Order of the Board of Directors,



Newark, Ohio
[       ], 2001                  David C. Bowers, Secretary

                            SECURITY BANC CORPORATION
                            40 SOUTH LIMESTONE STREET
                             SPRINGFIELD, OHIO 45502

                            -------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

       A special meeting of shareholders of Security Banc Corporation, an Ohio
corporation, will be held at [                   ], Ohio, on [     ], [     ],
2001, at [ ]:00 [_.m.], local time, for the following purposes:

       1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 20, 2000, by and between Security and Park National Corporation, an Ohio corporation. Subject to the terms and conditions of the merger agreement, at the effective time of the merger, each outstanding Security common share (other than those as to which dissenters' rights are perfected under the Ohio General Corporation Law) will be converted into the right to receive Park common shares as more fully described in the accompanying joint proxy statement/prospectus.

       2. To transact any other business which properly comes before the special meeting or any adjournment of the special meeting.

       THE BOARD OF DIRECTORS OF SECURITY UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER.

       We have fixed [         ], 2001 as the record date for determining those
shareholders entitled to vote at the special meeting and any adjournment of the special meeting. Accordingly, only shareholders of record as of the close of business on that date will be entitled to notice of, and to vote at, the special meeting and any adjournment of the special meeting.

       Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and promptly return it in the accompanying envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time before it is voted at the special meeting by delivering a later-dated executed proxy card or a written notice of revocation to Security or by voting in person at the special meeting. Your attendance at the special meeting will not, in and of itself, constitute a revocation of your proxy.

                                    By Order of the Board of Directors,



Springfield, Ohio
[      ], 2001                      J. William Stapleton, Executive
                                    Vice President and Secretary

----------------------------------------------------          ------------------------------------------------------
             PARK NATIONAL CORPORATION                                       PARK NATIONAL CORPORATION
                    PROSPECTUS                                                          AND
                        FOR                                                  SECURITY BANC CORPORATION
            3,350,000 COMMON SHARES OF                                         JOINT PROXY STATEMENT
             PARK NATIONAL CORPORATION                                                  FOR
   TO BE ISSUED IN CONNECTION WITH THE MERGER OF                        SPECIAL MEETING OF SHAREHOLDERS OF
             SECURITY BANC CORPORATION                                       PARK NATIONAL CORPORATION
                       INTO                                                  TO BE HELD ON [ ], 2001,
             PARK NATIONAL CORPORATION                                           AT [ ]:00 [_.M.]
                                                                                        AND
                                                                        SPECIAL MEETING OF SHAREHOLDERS OF
                                                                             SECURITY BANC CORPORATION
                                                                              TO BE HELD ON [ ], 2001
                                                                                 AT [ ]:00 [_.M.]
----------------------------------------------------          ------------------------------------------------------


       The boards of directors of Park National Corporation and Security Banc Corporation have each unanimously approved a merger agreement to combine our corporations. If the merger is completed, Security will merge into Park. Each common share of Park that a Park shareholder holds prior to the merger will continue to be one Park common share after the merger. Each common share of Security that a Security shareholder holds prior to the merger will be converted into approximately .2844 Park common shares. In lieu of issuing fractional shares, Park will make a cash payment based on a formula in the merger agreement. Following the merger, Security's subsidiaries, Security National Bank and Trust Company, The Citizens National Bank of Urbana and The Third Savings and Loan Company, will be subsidiaries of Park, and Security will no longer exist as a separate entity.

       Park common shares are listed on the American Stock Exchange under the symbol "PRK". On November 20, 2000, the last trading day prior to the joint public announcement by Park and Security of the signing of the merger agreement,
Park common shares closed at $91.375 per share. On [         ], the last trading
day before the date of this joint proxy statement/prospectus, Park common shares
closed at $[   ] per share.

       Park and Security cannot complete the merger unless the shareholders of both Park and Security vote to adopt the merger agreement. YOUR VOTE IS VERY IMPORTANT. IF YOU FAIL TO VOTE, THE EFFECT WILL BE A VOTE "AGAINST" ADOPTION OF THE MERGER AGREEMENT.

       Each of our corporations will hold a special meeting of our shareholders to vote on the adoption of the merger agreement. This document is a joint proxy statement for use by both Park and Security in soliciting proxies for their special meetings of shareholders. It is also a prospectus for Park relating to the Park common shares that will be issued to Security shareholders in the merger in exchange for their Security common shares. This document gives detailed information about the merger, and includes a copy of the merger agreement. We urge you to read the entire document before deciding how to vote. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THE MERGER, WHICH ARE DESCRIBED BEGINNING ON PAGE [ ].

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE PARK COMMON SHARES TO BE ISSUED IN CONNECTION WITH THE MERGER OR DETERMINED IF THIS JOINT PROXY
STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       This joint proxy statement/prospectus is dated [      ], 2001 and is
first being mailed to shareholders of Park and of Security on or about [      ],
2001.

                      REFERENCES TO ADDITIONAL INFORMATION

       This joint proxy statement/prospectus incorporates important business and financial information about Park and Security from documents that Park and Security have filed with the Securities and Exchange Commission, but have not included or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents related to Park and Security that are incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate corporation:

       Park National Corporation                               Security Banc Corporation
       50 North Third Street                                   40 South Limestone Street
       P.O. Box 3500                                           Springfield, Ohio  45502
       Newark, Ohio  43058-3500                                Attention: J. William Stapleton, Executive
       Attention:  David C. Bowers, Secretary                             Vice President and Secretary
       (740) 349-3708                                          (937) 324-6916

       PLEASE REQUEST DOCUMENTS NO LATER THAN [     ], 2001 IN ORDER TO RECEIVE
THEM BEFORE THE SPECIAL meetings. If you request any documents, they will be mailed to you by first class mail, or another equally prompt means, by the next business day after your request is received.

       See "Where You Can Find More Information" on page [ ] for more information about the documents referred to in this joint proxy statement/prospectus.

                                TABLE OF CONTENTS

Description                                                                                                    Page
-----------                                                                                                    ----

Questions and Answers About the Merger............................................................................1
Summary...........................................................................................................3
    Parties to the Merger.........................................................................................3
        Park National Corporation.................................................................................3
        Security Banc Corporation.................................................................................4
    Park Special Meeting..........................................................................................4
    Security Special Meeting......................................................................................5
    The Merger....................................................................................................5
        Reasons for the Merger....................................................................................5
        Opinion of Austin Associates, Inc.........................................................................6
        Exchange of Security Common Shares........................................................................6
        Fractional Shares.........................................................................................7
        Exchange of Security Certificates.........................................................................7
        Accounting Treatment......................................................................................7
        Federal Income Tax Consequences...........................................................................7
        Interests of Persons in the Merger........................................................................8
        Resale of Park Common Shares..............................................................................8
        Regulatory Approvals......................................................................................9
    The Merger Agreement..........................................................................................9
        Representations and Warranties; Covenants.................................................................9
        Conditions; Effective Time................................................................................9
        Amendment and Termination.................................................................................9
        Recommendations of the Boards of Directors of Park and Security..........................................10
        Treatment of Security Stock Options......................................................................10
    Rights of Dissenting Shareholders............................................................................10
    Comparison of Rights of Holders of Park Common Shares and of Security Common Shares..........................11
    Historical and Pro Forma Comparative Unaudited Per Share Data................................................11
    Selected Financial Data......................................................................................12
        Park Unaudited Selected Financial Data...................................................................13
        Security Unaudited Selected Financial Data...............................................................14
        Unaudited Pro Forma Combined Selected Financial Data.....................................................15
Risk Factors.....................................................................................................16
The Park Special Meeting.........................................................................................17
    Matters to be Considered at the Park Special Meeting.........................................................17
    Voting at the Park Special Meeting; Park Record Date.........................................................17
The Security Special Meeting.....................................................................................18
    Matters to be Considered at the Security Special Meeting.....................................................18
    Voting at the Security Special Meeting; Security Record Date.................................................18
Principal Shareholders of Park...................................................................................19
Principal Shareholders of Security...............................................................................22
The Merger.......................................................................................................24
    Background...................................................................................................25
    Reasons for the Merger.......................................................................................28
    Opinion of Austin Associates, Inc............................................................................30
        Summary of Financial Terms of Merger.....................................................................32
        Industry Comparative Analysis............................................................................33
        Comparable Transaction Analysis..........................................................................34
        Contribution Analysis....................................................................................34
        Pro Forma Merger Analysis................................................................................35
        Pro Forma Equivalent Dividends...........................................................................35
        Additional Limiting Conditions...........................................................................35

    Effect on Outstanding Park Common Shares and Exchange of Security Common Shares..............................36
        Effect on Outstanding Park Common Shares.................................................................36
        Exchange of Security Common Shares.......................................................................36
        No Fractional Park Common Shares to Be Issued............................................................37
        Closing of Security Share Transfer Books; Exchange of Certificates Evidencing Security Common Shares.....37
        Rights of Holders of Security Share Certificates Prior to Surrender......................................37
        Lost Share Certificates..................................................................................37
        Treatment of Outstanding Security Options................................................................37
    Accounting Treatment of the Merger...........................................................................38
    Federal Income Tax Consequences of the Merger................................................................38
    Interests of Persons in the Merger...........................................................................39
    Resale of Park Common Shares Received in the Merger..........................................................40
    Regulatory Approvals.........................................................................................41
    Existing Relationship between Park and Security..............................................................41
The Merger Agreement.............................................................................................41
    The Merger...................................................................................................41
    Conversion of Security Common Shares.........................................................................42
    Representations and Warranties...............................................................................42
    Conduct of Business Pending the Merger.......................................................................43
    Conditions to the Consummation of the Merger.................................................................47
    Effective Time of the Merger.................................................................................50
    Amendment and Termination....................................................................................50
    Acquisition Proposals........................................................................................52
        Security.................................................................................................52
        Park.....................................................................................................52
    Costs and Expenses; Indemnification..........................................................................53
    Recommendation and Vote......................................................................................53
Rights of Dissenting Shareholders................................................................................53
Unaudited Condensed Pro Forma Combined Financial Information.....................................................54
Business of Park.................................................................................................63
    General......................................................................................................63
    Additional Information.......................................................................................64
Management of Park...............................................................................................64
    Board of Directors...........................................................................................64
    Executive Officers...........................................................................................67
    Additional Information.......................................................................................67
Business of Security.............................................................................................67
    General......................................................................................................67
    Additional Information.......................................................................................68
Comparison of Rights of Holders of Park Common Shares and Holders of Security Common Shares......................69
    Authorized Capital Stock.....................................................................................69
    Composition of Board of Directors............................................................................69
    Classification...............................................................................................69
    Nominations..................................................................................................70
    Removal......................................................................................................70
    Mandatory Retirement.........................................................................................70
    Cumulative Voting............................................................................................70
    Special Voting Requirements..................................................................................71
    Amendments of Articles.......................................................................................72
    Amendments to the Regulations................................................................................72
    Calling a Special Meeting....................................................................................72
    Preemptive Rights............................................................................................72
    Dividends....................................................................................................73
    Anti-Takeover Statutes.......................................................................................73
        Ohio Control Share Acquisition Act.......................................................................73

        Ohio Merger Moratorium Statute...........................................................................74
    Director and Officer Liability and Indemnification...........................................................74
Legal Matters....................................................................................................76
Experts..........................................................................................................76
    Park.........................................................................................................76
    Security.....................................................................................................76
Cautionary Statement Regarding Forward-Looking Information.......................................................76
Where You Can Find More Information..............................................................................77
    SEC Filings..................................................................................................77
    Registration Statement.......................................................................................78
    Documents Incorporated by Reference..........................................................................78
        Park Documents...........................................................................................78
        Security Documents.......................................................................................78


                                                 List of Appendices
                                                 ------------------

Appendix A          Agreement and Plan of Merger, dated as of November 20, 2000, between
                    Park National Corporation and Security Banc Corporation..............................       A-1
Appendix B          Opinion of Austin Associates, Inc....................................................       B-1
Appendix C          Ohio Revised Code Section 1701.85....................................................       C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q. WHAT WILL SECURITY SHAREHOLDERS RECEIVE FOR THEIR SECURITY COMMON SHARES IN THE MERGER?

A. When the merger is completed, Security shareholders will receive approximately .2844 Park common shares for each of their common shares of Security. Because the market price of the Park common shares may change from day to day, Security shareholders cannot be sure of the market value of the Park common shares they will receive in the merger at the time they vote their Security common shares. The closing price of a Park common share on November 20, 2000, the last trading day before the announcement of the signing of the merger agreement, was $91.375. The
       closing price of a Park common share on [      ], 2001, the last trading
       day before the date of this joint proxy statement/prospectus, was $[ ].

Q.     WHAT HAPPENS TO MY FUTURE DIVIDENDS?

A. Security paid a quarterly dividend of $.20 per share on December 8, 2000 to shareholders of record on November 30, 2000. Security plans to continue paying quarterly dividends at that rate on its common shares until the closing of the merger. Security and Park agreed in the merger agreement to cooperate to assure that during any applicable period, there will not be a payment of both a Park and a Security dividend to former Security shareholders as a result of the merger.

Q. WHAT WILL HAPPEN IF THE SHAREHOLDERS OF PARK AND SECURITY DO NOT ADOPT THE MERGER AGREEMENT?

A. If the merger agreement is not adopted by the shareholders of both Park and Security, management and the board of directors of each corporation will continue to operate Park and Security as before, and each corporation may consider other strategic alternatives. However, Security may be required to pay Park a termination fee of $10,000,000 if:

       - Security terminates the merger agreement because it receives a proposal from another party to acquire Security; or

       - the merger agreement is terminated for a different reason and Security enters into an agreement with another party to sell Security within one year from the date of termination of the merger agreement.

Q.     WHAT DO I NEED TO DO NOW?

A. After you have carefully read this document, please indicate on your proxy card how you want to vote. Sign and date the proxy card and mail it in the enclosed prepaid return envelope marked "Proxy" as soon as possible, so that your common shares may be represented and voted at the Park special meeting or the Security special meeting, as appropriate.

       In order for us to complete the merger, the holders of at least two-thirds of the issued and outstanding Park common shares and the holders of at least two-thirds of the issued and outstanding Security common shares must vote to adopt the merger agreement. THE BOARDS OF DIRECTORS OF PARK AND SECURITY UNANIMOUSLY RECOMMEND VOTING "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

Q. WHAT HAPPENS IF I DO NOT SEND IN MY PROXY CARD, IF I DO NOT INSTRUCT MY BROKER TO VOTE MY COMMON SHARES, OR IF I ABSTAIN FROM VOTING?

A. If you do not send in your proxy card, if you do not instruct your broker to vote your common shares, or if you abstain from voting, it will have the same effect as a vote "against" adoption of the merger agreement.

Q. IF MY BROKER HOLDS MY COMMON SHARES IN "STREET NAME," WILL MY BROKER VOTE MY COMMON SHARES FOR ME?

A. Your broker cannot vote your common shares without specific instructions from you. Unless you follow the directions your broker provides to you regarding how to instruct your broker to vote your common shares, your common shares will not be voted.

Q.     CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A. Yes. You can change your vote at any time before your proxy is voted at the Park special meeting or the Security special meeting, as appropriate. Just send in a later-dated, signed proxy card or a written notice of revocation to the person to whom you submitted your proxy card before the appropriate special meeting. You can also change your vote by attending the appropriate special meeting and voting in person. Your attendance at the special meeting alone will not revoke your proxy. If you have instructed your broker to vote your common shares, you must follow the directions received from your broker to change those instructions.

Q.     WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A. Park and Security are working toward completing the merger during the second quarter of 2001. We anticipate completing the merger shortly after the special meetings are held, assuming that the shareholders of both Park and Security adopt the merger agreement.

Q. WHERE CAN I FIND MORE INFORMATION ABOUT THE FILINGS PARK AND SECURITY MAKE WITH THE SEC?

A. Park and Security file reports and other information with the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the Internet site the SEC maintains at www.sec.gov. Information regarding Park is available on the Internet site Park maintains at www.parknationalcorp.com and at the offices of the American Stock Exchange. You can also request copies of the filings made with the SEC from Park or Security.

Q.     WHO CAN ANSWER ANY OTHER QUESTIONS I MAY HAVE?

A.     If you have questions, you may contact Park and Security at:

                Park National Corporation                         Security Banc Corporation
                50 North Third Street                             40 South Limestone Street
                P.O. Box 3500                                     Springfield, Ohio  45502
                Newark, Ohio  43058-3500                          Attention:  J. William Stapleton, Executive
                Attention: David C. Bowers, Secretary                         Vice President and Secretary
                (740) 349-3708                                    (937) 324-6916

                                     SUMMARY

       This summary highlights selected information from this joint proxy statement/prospectus. It does not contain all of the information that you may consider important. We urge you to read carefully the entire document and the other documents referred to in this joint proxy statement/prospectus to fully understand the proposed merger. Each item in this summary includes a page reference directing you to a more complete description of that item.

       We propose a merger between Park and Security. If the holders of at least two-thirds of the issued and outstanding Park common shares and the holders of at least two-thirds of the issued and outstanding Security common shares adopt the merger agreement, and if all other conditions to the consummation of the merger are satisfied, Security will merge into Park. As a result, Security's subsidiaries, Security National Bank and Trust Company, The Citizens National Bank of Urbana and The Third Savings and Loan Company, will become wholly-owned subsidiaries of Park. Park will continue its corporate existence under Ohio law as the surviving corporation of the merger.

PARTIES TO THE MERGER

PARK NATIONAL CORPORATION (SEE PAGE [    ])
50 North Third Street
P.O. Box 3500
Newark, Ohio  43058-3500
(740) 349-8451

       Park is an Ohio corporation registered as a bank holding company under the Bank Holding Company Act of 1956, and subject to regulation by the Board of Governors of the Federal Reserve System.

       Through its banking subsidiaries, The Park National Bank, Newark, Ohio, a national banking association; The Richland Trust Company, Mansfield, Ohio, an Ohio state-chartered bank; Century National Bank, Zanesville, Ohio, a national banking association; The First-Knox National Bank of Mount Vernon, a national banking association; United Bank, N.A., Bucyrus, Ohio, a national banking association; and Second National Bank, Greenville, Ohio, a national banking association, Park is engaged in a general commercial banking and trust business in small to medium population Ohio communities. In early 1999, Park organized Guardian Financial Services Company, an Ohio consumer finance company based in Hilliard, Ohio. Park's subsidiaries operate 77 full-service offices and a network of 80 automatic teller machines in 20 central and southern Ohio counties.

       Park National Bank is further divided into two banking divisions with the Park National Division headquartered in Newark, Ohio and the Fairfield National Division headquartered in Lancaster, Ohio. First-Knox National Bank is similarly divided into two banking divisions with the First-Knox National Division headquartered in Mount Vernon, Ohio and the Farmers and Savings Division headquartered in Loudonville, Ohio.

       As of September 30, 2000, Park had total consolidated assets of approximately $3.2 billion, total consolidated deposits of approximately $2.4 billion and total consolidated shareholders' equity of approximately $308 million.

SECURITY BANC CORPORATION (SEE PAGE [     ])
40 South Limestone Street
Springfield, Ohio  45502
(937) 324-6920

       Security, headquartered in Springfield, Ohio, is an Ohio corporation registered in 1985 as a bank holding company under the Bank Holding Company Act and subject to regulation by the Federal Reserve Board. Security has three subsidiaries, Security National Bank and Trust Company, Springfield, Ohio, a national banking association; The Citizens National Bank of Urbana, Urbana, Ohio, a national banking association; and The Third Savings and Loan Company, Piqua, Ohio, an Ohio state-chartered savings association.

       Security had total consolidated assets of approximately $1.0 billion, total consolidated deposits of approximately $724 million and total consolidated shareholders' equity of approximately $123 million as of September 30, 2000.

       Through its subsidiaries, Security offers a broad range of banking services to the commercial, industrial and consumer market segments which it serves. Services include commercial, real estate and personal loans; checking, savings and time deposits; and other customer services such as safe deposit facilities. Security does not have any foreign operations, assets or investments.

PARK SPECIAL MEETING (SEE PAGE [    ])

       Park will hold a special meeting of shareholders on [     ], [     ],
2001, at [ ]:00 [_.M.], local time, at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio. Only the holders of record of the issued and
outstanding Park common shares at the close of business on [    ], 2001 will be
entitled to notice of, and to vote at, the Park special meeting and any adjournment of the Park special meeting. As of the record date, there were 10,783,682 Park common shares issued and outstanding, each of which will be entitled to one vote on each matter properly submitted for vote to the shareholders at the Park special meeting.

       At the Park special meeting, Park will ask the Park shareholders to consider and vote upon:

       -      a proposal to adopt the merger agreement and

       - the transaction of any other business that properly comes before the Park special meeting or any adjournment of the Park special meeting.

       The affirmative vote of the holders of at least two-thirds of the issued and outstanding Park common shares, voting in person or by proxy, is required to adopt the merger agreement. If a Park shareholder abstains from voting or fails to return a properly executed proxy card, the effect will be a vote "AGAINST" adoption of the merger agreement. As of December 15, 2000, the directors and executive officers of Park (16 individuals) and their respective affiliates in the aggregate beneficially owned 1,801,032 Park common shares (excluding those subject to currently exercisable options), or 16.7% of the outstanding Park common shares.

       If a Park shareholder returns a properly executed proxy card prior to the Park special meeting and does not revoke the proxy prior to its use, the Park common shares represented by that proxy card will be voted at the Park special meeting, or any adjournment of the Park special meeting. The Park common shares will be voted as specified on the proxy card or, in the absence of specific instructions to the contrary, will be voted "FOR" adoption of the merger agreement.

       If a Park shareholder returns a proxy card which has been voted "AGAINST" adoption of the merger agreement, that proxy will not be used to vote to adjourn the special meeting so that Park may solicit further support for adoption of the merger agreement.

SECURITY SPECIAL MEETING (SEE PAGE [    ])

       Security will hold a special meeting of shareholders on [     ], [     ],
2001, at [  ]:00 [_.M.], local time, at [                        ], Ohio. Only
the holders of record of the issued and outstanding Security common shares at
the close of business on [      ], 2001 will be entitled to notice of, and to
vote at, the Security special meeting and any adjournment of the Security special meeting. As of the record date, there were 11,777,700 Security common shares issued and outstanding, each of which will be entitled to one vote on each matter properly submitted for vote to the shareholders at the Security special meeting.

       At the Security special meeting, Security will ask the Security shareholders to consider and vote upon:

       -      a proposal to adopt the merger agreement and

       - the transaction of any other business that properly comes before the Security special meeting or any adjournment of the Security special meeting.

       The affirmative vote of the holders of at least two-thirds of the issued and outstanding Security common shares, voting in person or by proxy, is required to adopt the merger agreement. If a Security shareholder abstains from voting or fails to return a properly executed proxy card, the effect will be a vote "AGAINST" adoption of the merger agreement. As of December 15, 2000, the directors and executive officers of Security (13 individuals) and their respective affiliates in the aggregate beneficially owned 403,573 Security common shares (excluding those subject to currently exercisable options), or 3.4% of the outstanding Security common shares.

       If a Security shareholder returns a properly executed proxy card prior to the Security special meeting and does not revoke the proxy prior to its use, the Security common shares represented by that proxy card will be voted at the Security special meeting, or any adjournment of the Security special meeting. The Security common shares will be voted as specified on the proxy card or, in the absence of specific instructions to the contrary, will be voted "FOR" adoption of the merger agreement.

       If a Security shareholder returns a proxy card which has been voted "AGAINST" adoption of the merger agreement, that proxy will not be used to vote to adjourn the Security special meeting so that Security may solicit further support for adoption of the merger agreement.

THE MERGER (SEE PAGE [    ])

REASONS FOR THE MERGER (SEE PAGE [    ])

       The board of directors of Security believes that the merger with Park is fair and in the best interests of Security and its shareholders. In negotiating the terms of the merger, management of Security considered a number of factors with a view to maximizing shareholder value in the intermediate and long term, including:

       - the opinion of Austin Associates, Inc. that the exchange ratio provided for in the merger agreement was fair to Security shareholders from a financial point of view;

       -      the overall financial terms of the merger;

       -      current long-term industry developments and trends;

       -      competitive factors;

       - the business and financial condition and earnings prospects of Park;

       -      the competence, experience and integrity of Park's management;

       - the adequacy of the consideration to be received by Security's shareholders in the merger;

       -      the historical trading prices of the Security common shares; and

       -      future prospects for Security.

       The board of directors of Park believes that the merger with Security is fair and in the best interests of Park and its shareholders. In negotiating the terms of the merger, management of Park considered a number of factors with a view to maximizing shareholder value in the intermediate and long term, including:

       -      the earnings potential of the combined business;

       -      the strengthened capital base of the combined business;

       -      the potential realization of economies of scale;

       - the growth prospects within the existing market area of Security's subsidiaries; and

       - expansion of the community banking model successfully employed by Park.

OPINION OF AUSTIN ASSOCIATES, INC.  (SEE PAGE [    ])

       Security's financial advisor, Austin Associates, Inc., has delivered its written opinion to the board of directors of Security to the effect that, as of November 20, 2000, the financial terms of Park's offer to acquire Security were fair to Security and its shareholders. A copy of the Austin Associates opinion letter is attached as Appendix B. You should read the opinion letter in its entirety for a description of the procedures followed, assumptions and qualifications made and matters considered by Austin Associates, as well as for a description of the limitations of the opinion.

EXCHANGE OF SECURITY COMMON SHARES (SEE PAGE [     ])

       At the effective time of the merger, all Security common shares that are held by Security as treasury shares, will be canceled and retired and no Park common shares or other consideration will be delivered in exchange for those Security common shares. Any Security common shares owned by Park will become treasury shares of Park after the merger. As of the date of this joint proxy statement/prospectus, Park directly owned 15,000 Security common shares. All of the remaining issued and outstanding Security common shares, other than those as to which the holders have properly exercised dissenter's rights, will be converted into a number of Park common shares equal to an exchange ratio described in the merger agreement. The exchange ratio will be determined by dividing 3,350,000 by the number of Security common shares outstanding
immediately prior to the effective time of the merger. On [      ], 2001, there
were [11,777,700] Security common shares issued and outstanding. Based on this, the exchange ratio will equal approximately .2844, calculated by dividing 3,350,000 by [11,777,700].

         The Park common shares are listed on the American Stock Exchange, under the symbol "PRK". The Security common shares are traded on the over-the-counter market, under the symbol "STYB". The following table sets forth the high and low sales prices on the American Stock Exchange of Park common shares on November 20, 2000 and the bid and ask prices reported on the over-the-counter market of Security common shares on November 20, 2000, the last trading day prior to the joint public announcement by Park and Security of the signing of the merger agreement. The table also sets forth the equivalent per share basis of Security common shares, calculated by multiplying the high and low sales prices of Park common shares on November 20, 2000 by the assumed exchange ratio of .2844.

       Sales prices on November 20, 2000
       for Park common shares:
              High...................................         $ 92.25
              Low....................................         $ 90.00
       Prices on November 20, 2000 for Security
       common shares:
              Bid....................................         $ 18.00
              Ask....................................         $ 17.50
       Equivalent per share basis:
              High...................................         $ 26.24
              Low....................................         $ 25.60

       OF COURSE, THE MARKET PRICE OF THE PARK COMMON SHARES WILL FLUCTUATE PRIOR TO THE MERGER. PARK AND SECURITY ENCOURAGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE PARK COMMON SHARES.

       Park will file an application to list the Park common shares to be issued in the merger for trading on the American Stock Exchange.

FRACTIONAL SHARES (SEE PAGE [    ])

       Park will not issue fractional common shares in the merger. In lieu of fractional shares, Park will pay to each holder of Security common shares who otherwise would be entitled to receive a fraction of a Park common share, an amount in cash, rounded to the nearest cent, determined by multiplying the fractional share interest by the market value of a Park common share. The market value of a Park common share will equal the average closing sale price of a Park common share for the 20 trading days immediately preceding the tenth day prior to the effective time of the merger, as reported on the American Stock Exchange.

EXCHANGE OF SECURITY CERTIFICATES (SEE PAGE [    ])

       As soon as reasonably practicable after the consummation of the merger, First-Knox National Bank, exchange agent for the merger, will advise each Security shareholder of the merger by letter of transmittal accompanied by instructions for surrendering the certificate or certificates evidencing the shareholder's Security common shares to the exchange agent. CERTIFICATES FOR SECURITY COMMON SHARES SHOULD NOT BE SENT TO FIRST-KNOX NATIONAL BANK UNTIL AFTER RECEIPT OF THE LETTER OF TRANSMITTAL AND SHOULD NOT BE RETURNED TO SECURITY WITH THE ENCLOSED PROXY CARD.

ACCOUNTING TREATMENT (SEE PAGE [  ])

       The consummation of the merger is conditioned upon the availability of the pooling-of-interests method of accounting for the merger. "Pooling-of-interests" means that, for accounting and financial reporting purposes, Park and Security will be treated as if they had always been one combined entity. If the holders of more than 10% of the common shares of either Park or Security exercise their rights to dissent to the merger, Park may not be able to utilize the pooling-of-interests method of accounting for the merger. Because pooling-of-interests accounting is a condition to the merger, the unavailability of this method could result in the termination of the merger agreement.

FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE [  ])

       The consummation of the merger is conditioned upon receipt of the opinion of Vorys, Sater, Seymour and Pease LLP, legal counsel to Park, to the effect that the merger will constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986. Security shareholders will not recognize a gain or loss upon the issuance of Park common shares to them. A gain or loss will be recognized, however, in respect of cash received upon the exercise of dissenters' rights by Park shareholders or by Security shareholders. A gain or loss will also be recognized by Security shareholders with respect to any cash received in lieu of fractional shares. Neither the opinion of counsel nor the discussion of federal income tax consequences in this joint proxy statement/prospectus is binding upon either the Internal Revenue Service or the courts. You should consult your own tax advisor for a full understanding of the tax consequences of the merger.

INTERESTS OF PERSONS IN THE MERGER (SEE PAGE [  ])

       Park has agreed to indemnify each of the officers, directors and employees of Security and each Security subsidiary to the full extent Security or any Security subsidiary would have been required to indemnify that individual under Ohio law and the governing documents of Security and Security's subsidiaries. The merger agreement also provides for the continuation of director and officer liability insurance for the directors and officers of Security and each of Security's subsidiaries for a period of three years, following the effective time of the merger.

       In addition, Park will ensure that participants in Security's split dollar insurance benefit program will continue to receive the vested portion of their death benefits following the completion of the merger. Also, if Park ceases to maintain Security's pension plan, Park has agreed to provide participants in the Security pension plan who become participants in the Park pension plan with the same accrued benefits that they have earned under the Security pension plan.

       Security National Bank, a subsidiary of Security, has entered into employment agreements with three of its executive officers, Harry O. Egger, J. William Stapleton and William C. Fralick. The employment agreements provide these individuals with severance benefits and accelerated vesting of benefits under benefit plans if their employment with Security National Bank is terminated without cause within one year of a change in control of Security. The employment agreements also provide for the payment of benefits in the event that the employee's employment is terminated without cause or as the result of disability or death. Third Savings, another subsidiary of Security, has entered into a similar agreement with Scott A. Gabriel, one of its executive officers. Citizens National Bank, another subsidiary of Security, has entered into a similar employment agreement with James R. Wilson, one of its executive officers. Under the terms of another agreement between Mr. Wilson and Citizens National Bank, Mr. Wilson (or in the event of his death, his wife) is entitled to receive annual cash payments for a period of ten years following his retirement or death.

       All of the individuals who have entered into employment agreements with a subsidiary of Security are also executive officers of Security. Messrs. Egger, Gabriel and Wilson also serve as directors of Security.

       Each option to purchase Security common shares that is outstanding immediately before the merger is completed will be converted into an option to buy Park common shares. The number of Park common shares subject to each converted option, as well as the exercise price of that option, will be adjusted to reflect the exchange ratio. As of the date of this joint proxy statement/prospectus, the directors and executive officers of Security held in-the-money options covering an aggregate of 36,400 Security common shares with exercise prices of $16.50.

RESALE OF PARK COMMON SHARES (SEE PAGE [  ])

       The Park common shares to be issued upon consummation of the merger have been registered with the SEC under the Securities Act and will be freely transferable. However, common shares of Park received by any person who is deemed to be an "affiliate" (as that term is defined under the Securities Act of 1933) of Security prior to the merger or of Park after the merger may be resold by that person only in compliance with the volume and manner-of-sale requirements of Rules 144 and 145 under the Securities Act. Affiliates of Park will be governed by the additional provisions of Rule 144. Affiliates of Security or Park generally include individuals or entities that control, are controlled by, or are under common control with, that corporation and may include certain officers and directors of that corporation as well as principal shareholders of that corporation. In addition, Security has obtained customary agreements with all directors, officers and affiliates of Security under which those persons have agreed not to dispose of their Park common shares in a manner that would adversely affect the ability of Park to treat the merger as a pooling-of-interests for financial accounting purposes.

REGULATORY APPROVALS (SEE PAGE [  ])

       Consummation of the merger is subject to prior receipt by Park and Security of all necessary regulatory approvals. The principal regulatory approval required to be obtained is from the Federal Reserve Board. A bank holding company merger application was filed with the Federal Reserve Board on January 2, 2001. The required notice filing with the Office of Thrift Supervision will be made in accordance with the regulations of the OTS.

THE MERGER AGREEMENT (SEE PAGE [       ])

REPRESENTATIONS AND WARRANTIES; COVENANTS (SEE PAGE [      ])

       In the merger agreement, Park and Security each have made representations and warranties to the other. In addition, Park and Security each have made covenants, including covenants related to the conduct of business between the date of the merger agreement and the effective time of the merger.

CONDITIONS; EFFECTIVE TIME (SEE PAGES [      ] AND [      ])

         The consummation of the merger is subject to satisfaction or waiver of a number of conditions. These include:

       - adoption of the merger agreement by Park shareholders and by Security shareholders;

       -      absence of any legal prohibitions against the merger;

       - material compliance by Park and Security with their obligations under the merger agreement;

       - receipt of all required regulatory approvals and expiration of all applicable waiting periods;

       - in the aggregate, less than 10% of the total number of common shares to be issued by Park in the merger are:

              - the subject of dissenters' rights exercised by Park or Security shareholders, or

              -      subject to purchase as fractional Park shares;

       - the truth and correctness of the representations and warranties of Park and Security in all material respects; and

       - listing of the Park common shares to be issued in the merger on the American Stock Exchange.

       Where the law permits, either Park or Security could choose to waive a condition to its obligation to complete the merger even when that condition has not been satisfied. As soon as possible after the satisfaction or waiver of all conditions, Park and Security will cause a certificate of merger to be filed with the Ohio Secretary of State. Park and Security currently anticipate that the merger will be completed during the second quarter of 2001.

AMENDMENT AND TERMINATION  (SEE PAGE [      ])

       Park and Security may agree in writing to amend or terminate the merger agreement at any time without completing the merger, even after their respective shareholders have approved it. Security also may decide not to proceed with the merger if the average closing sale price of a Park common share, for the 20 trading day period immediately preceding the tenth day prior to the effective time of the merger, is less than $77.50 and if the ratio of the price decline for Park common shares exceeds the ratio of the price decline for shares of the common stock of a specific group of bank holding companies. In addition, either Security or Park may decide to terminate the merger agreement:

       -      upon specified breaches by the other party;

       -      if the merger has not been completed by October 31, 2001;

       -      if a regulatory authority fails to approve the merger; or

       - upon the occurrence or the failure to occur of other conditions described in the merger agreement and described in greater detail later in this joint proxy statement/prospectus.

       Under specific circumstances, if the merger is not completed, Security could be required to pay a special fee to Park. In the merger agreement, Security has agreed not to solicit or encourage the submission of any other acquisition proposal by a third party. However, the board of directors of Security is not prohibited from taking any action which is necessary in the exercise of its fiduciary duties. If the merger is not completed because of another possible acquisition involving Security, the merger agreement may require Security to pay a $10,000,000 special fee to Park. If the merger agreement is terminated for a different reason and Security enters into an agreement to sell Security to another party within one year, then Security may be required to pay a $10,000,000 special fee to Park under specified circumstances. This $10,000,000 fee could discourage other companies from trying to acquire Security before the merger.

       Additionally, Park has agreed not to accept any acquisition proposal by a third party unless the third party agrees to the perform Park's obligations under the merger agreement. This could discourage other companies from trying to acquire Park before the merger.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS OF PARK AND SECURITY (SEE PAGE [   ])

       The boards of directors of Park and Security both believe that consummation of the proposed merger is in the best interest of their respective corporations and shareholders. Accordingly, the boards of directors of Park and Security recommend that their respective shareholders vote "FOR" adoption of the merger agreement.

TREATMENT OF SECURITY STOCK OPTIONS (SEE PAGE [   ])

       Each option to buy Security common shares that is outstanding and not yet exercised immediately before the merger is completed will be converted into an option to buy Park common shares. The number of Park common shares subject to each converted option, as well as the exercise price of that option, will be adjusted to reflect the exchange ratio. The other terms of each converted option will be substantially the same as those of the original Security option.

RIGHTS OF DISSENTING SHAREHOLDERS (SEE PAGE [     ])

       Any shareholder of either Park or Security who does not vote in favor of adoption of the merger agreement and who delivers a written demand for payment of the fair cash value of the shareholder's common shares in the manner provided by Section 1701.85 of the Ohio Revised Code will be entitled, if and when the merger is consummated and upon strict compliance with the procedures described in Section 1701.85, to receive the fair cash value of the shareholder's common shares. A copy of Section 1701.85 is attached as Appendix C to this document. If you are a Security shareholder, the amount of cash you will receive if you exercise your dissenters' rights may be equal to, more than or less than the value of the Park common shares you would otherwise receive in the merger. If you are a Park shareholder and you wish to submit a written demand for payment of the fair cash value of your Park common shares, you must deliver such notice
by [      ], 2001 to Park National Corporation, 50 North Third Street, Newark,
Ohio 43055, Attention: David C. Bowers, Secretary. If you are a Security shareholder and you wish to submit a written demand for payment of the fair cash
value of your Security common shares, you must deliver such notice by [       ],
2001 to Security Banc Corporation, 40 South Limestone Street, Springfield, Ohio 45502, Attention: J. William Stapleton, Executive Vice President and Secretary. Completion of the merger is subject to the condition that, in the aggregate, less than 10% of the number of Park common shares to be issued in the merger are subject to purchase as fractional Park common shares or the subject of dissenters' rights exercised by shareholders of Park and Security.

COMPARISON OF RIGHTS OF HOLDERS OF PARK COMMON SHARES AND OF SECURITY COMMON
SHARES (SEE PAGE [     ])

       After the merger, Security shareholders will become shareholders of Park and the articles and regulations of Park will govern their rights as shareholders. Several differences exist between the articles and regulations of Security and the articles and regulations of Park which affect the rights of the shareholders of those corporations. Examples of differences include provisions affecting the removal and nomination of directors, pre-emptive rights, cumulative voting and voting on certain significant corporate transactions. However, since Security and Park are both Ohio corporations, Ohio law will continue to govern the rights of Security shareholders after the merger.

HISTORICAL AND PRO FORMA COMPARATIVE UNAUDITED PER SHARE DATA

       The following table shows historical information about Park's and Security's earnings per common share, dividends per common share, book value per common share and similar information reflecting the merger, which we refer to as "pro forma" information. In presenting the comparative pro forma information for the time periods shown, it is assumed that Park and Security were merged throughout those periods.

       It is also assumed that Park and Security will be treated as if they had always been combined for accounting and financial reporting purposes, a method known as "pooling-of-interests" accounting. The information listed as "equivalent pro forma" was obtained by multiplying pro forma amounts by the exchange ratio of .2844.

       The information in the following table is based on, and you should read it together with, the historical financial information that Park and Security have presented in prior filings with the SEC. The pro forma information does not necessarily reflect what the historical results of Park would have been had Park and Security been combined during the periods presented. Park and Security are incorporating the historical financial information included in their SEC filings into this joint proxy statement/prospectus by reference. See "Where You Can Find More Information" on page [ ] for a description of where you can find these prior SEC filings.

                                                  AS OF OR FOR THE                     AS OF OR FOR THE
                                                 NINE MONTHS ENDED                 YEARS ENDED DECEMBER 31,
                                                 SEPTEMBER 30, 2000             1999            1998          1997
                                            -----------------------------       ----            ----          ----

PARK NATIONAL CORPORATION

Basic earnings per common share:
   Historical                                        $  3.91                  $  4.30         $  4.31       $  3.93
   Pro forma                                            3.89                     4.45            4.36          3.99
Diluted earnings per common share:
   Historical                                           3.90                     4.28            4.28          3.91
   Pro forma                                            3.88                     4.43            4.33          3.97
Dividends declared on common shares:
   Historical                                           1.95                     2.36            1.94          1.60
   Pro forma                                            1.95                     2.36            1.94          1.60
Book value per common share:
   Historical                                          28.46                    26.63           26.31         24.46
   Pro forma                                           30.36                    28.55           28.20         26.15

SECURITY BANC CORPORATION

Basic earnings per common share:
   Historical                                           1.08                     1.40            1.29          1.20
   Equivalent pro forma                                 1.11                     1.27            1.24          1.13
Diluted earnings per common share:
   Historical                                           1.08                     1.39            1.28          1.19
   Equivalent pro forma                                 1.10                     1.26            1.23          1.13
Dividends declared on common shares:
   Historical                                           0.42                     0.55            0.50          0.45
   Equivalent pro forma                                 0.55                     0.67            0.55          0.46
Book value per common share:
   Historical                                          10.39                     9.85            9.71          8.96
   Equivalent pro forma                                 8.63                     8.12            8.02          7.44

SELECTED FINANCIAL DATA

       The following tables present consolidated historical financial data for Park and for Security. They also present similar pro forma information reflecting the merger. The pro forma information reflects the pooling-of-interests method of accounting.

       The information in the following tables is based on historical financial information that Park and Security have presented in prior filings with the SEC. The pro forma information does not necessarily reflect what the historical results of Park would have been had Park and Security been combined during the periods presented. You should read all of the summary financial information that is provided in the following tables together with the historical financial information contained in the SEC filings incorporated by reference in this joint proxy statement/prospectus and the more detailed pro forma financial information provided in this joint proxy statement/prospectus, which you can find beginning on page [ ]. See "Where You Can Find More Information" on page [ ] for a description of where you can find historical financial information included in the SEC filings Park and Security have made.

                     PARK UNAUDITED SELECTED FINANCIAL DATA
                        (In thousands, except share data)



                                    NINE MONTHS ENDED
                                      SEPTEMBER 30,                                  YEAR ENDED DECEMBER 31,
                                    2000          1999            1999          1998           1997          1996          1995
                                ---------------------------   ----------------------------------------------------------------------

Interest income                 $   184,294   $   165,581     $   224,316   $   217,446    $   209,217   $   190,409  $   176,349
Interest expense                     81,006        67,295          91,554        93,868         90,779        81,963       76,950
Net interest income                 103,288        98,286         132,762       123,578        118,438       108,446       99,399
Provision for loan losses             5,850         5,419          11,269         6,978          7,284         5,383        5,563
Noninterest income                   22,366        19,800          23,564        26,455         22,535        18,464       17,676
Noninterest expense                  60,857        57,651          79,912        75,323         71,910        68,341       65,226
Income tax expense                   16,529        15,798          18,358        20,724         18,738        16,403       13,945
                                ---------------------------   ----------------------------------------------------------------------
Net income                      $    42,418   $    39,218     $    46,787   $    47,008    $    43,041   $    36,783  $    32,341
                                ===========================   ======================================================================

Earnings per share - basic      $      3.91   $      3.60     $      4.30   $      4.31    $      3.93   $      3.36  $      2.94
Earnings per share - diluted    $      3.90   $      3.59     $      4.28   $      4.28    $      3.91   $      3.34  $      2.93

Cash dividends declared per
   share                        $      1.95   $      1.71     $      2.36   $      1.94    $      1.60   $      1.38  $      1.19

Book value per share (period
   end)                         $     28.46   $     26.94     $     26.63   $     26.31    $     24.46   $     22.06  $     20.55

Average common shares
   outstanding - basic           10,846,778    10,879,079      10,878,045    10,902,374     10,964,198    10,946,085   10,997,563
Average common shares
   outstanding - diluted         10,881,216    10,931,166      10,934,203    10,970,913     11,021,886    10,999,492   11,042,272
Common shares outstanding
   (period end)                  10,806,593    10,870,590      10,892,408    10,862,356     10,962,602    10,941,463   10,835,253

Average balances:
Assets                          $ 3,147,636   $ 2,960,716     $ 2,995,648   $ 2,784,832    $ 2,614,951   $ 2,382,411  $ 2,233,343
Earning assets                    2,973,583     2,768,651       2,802,368     2,594,178      2,455,613     2,240,652    2,091,458
Deposits                          2,415,536     2,339,827       2,343,856     2,250,408      2,101,258     1,932,479    1,816,100
Short-term borrowings               264,154       288,713         310,544       209,335        177,631       141,813      157,754
Long-term debt                      147,995        17,958          17,714        24,976         51,973        46,797       33,413
Shareholders' equity                289,581       288,358         287,407       274,616        250,500       226,021      205,241

Period end balances:
Assets                          $ 3,212,184   $ 3,075,474     $ 3,133,363   $ 2,945,879    $ 2,697,763   $ 2,574,686  $ 2,340,211
Long-term debt                      181,677        17,088          16,993        23,402         39,140        62,740       33,415

Ratios:
Return on average assets              1.80%         1.77%           1.56%         1.69%          1.65%         1.54%        1.45%
Return on average equity             19.57%        18.18%          16.28%        17.12%         17.18%        16.27%       15.76%

                   SECURITY UNAUDITED SELECTED FINANCIAL DATA
                        (In thousands, except share data)


                                    NINE MONTHS ENDED
                                      SEPTEMBER 30,                                  YEAR ENDED DECEMBER 31,
                                    2000          1999            1999          1998           1997          1996          1995
                                ---------------------------   ----------------------------------------------------------------------

Interest income                 $    54,706   $    51,128     $    68,718   $    64,034    $    62,778   $    51,891  $    49,706
Interest expense                     23,438        20,345          27,684        24,195         24,903        19,311       18,003
Net interest income                  31,268        30,783          41,034        39,839         37,875        32,580       31,703
Provision for loan losses             1,065           900           1,200         1,540          1,300         1,875          950
Noninterest income                    6,485         6,211           8,533         8,489          7,104         5,893        5,210
Noninterest expense                  17,428        17,237          23,548        22,974         22,729        18,021       18,079
Income tax expense                    6,347         6,175           7,801         8,194          6,462         5,190        5,177
                                ---------------------------   ----------------------------------------------------------------------
Net income                      $    12,913   $    12,682     $    17,018   $    15,620    $    14,488   $    13,387  $    12,707
                                ===========================   ======================================================================

Earnings per share - basic      $      1.08   $      1.04     $      1.40   $      1.29    $      1.20   $      1.11  $      1.06
Earnings per share - diluted    $      1.08   $      1.04     $      1.39   $      1.28    $      1.19   $      1.10  $      1.05

Cash dividends declared per
  share                         $      0.42   $      0.39     $      0.55   $      0.50    $      0.45   $      0.41  $      0.37

Book value per share (period
  end)                          $     10.39   $      9.85     $      9.85   $      9.71    $      8.96   $      8.33  $      7.50

Average common shares
  outstanding - basic            11,921,658    12,175,904      12,165,146    12,143,743     12,117,526    12,057,694   12,025,658
Average common shares
  outstanding - diluted          11,942,516    12,239,866      12,218,821    12,227,292     12,194,892    12,136,898   12,110,976
Common shares outstanding
  (period end)                   11,793,000    12,149,427      12,097,000    12,166,425     12,131,172    12,100,034   12,029,054

Average balances:
Assets                          $   957,740   $   947,639     $   954,953   $   846,472    $   829,305   $   698,254  $   652,302
Earning assets                      897,464       866,529         870,718       777,336        763,438       650,922      609,859
Deposits                            714,082       696,165         695,988       688,561        677,733       565,882      535,403
Short-term borrowings                42,364        29,712          36,305        37,738         40,290        33,187       27,996
Long-term debt                       92,933        95,395          96,147             -              -             -            -
Shareholders' equity                119,153       119,912         119,991       114,088        104,060        94,378       85,227

Period end balances:
Assets                          $   986,529   $   957,892     $   976,411   $   883,500    $   839,605   $   816,334  $   676,106
Long-term debt                      103,499        93,990          97,652             -              -             -            -

Ratios:
Return on average assets              1.79%         1.78%           1.78%         1.85%          1.75%         1.92%        1.95%
Return on average equity             14.45%        14.10%          14.18%        13.69%         13.92%        14.18%       14.91%

              UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL DATA
                        (In thousands, except share data)



                                    NINE MONTHS ENDED
                                      SEPTEMBER 30,                                  YEAR ENDED DECEMBER 31,
                                    2000          1999            1999          1998           1997          1996          1995
                                ---------------------------   ----------------------------------------------------------------------

Interest income                 $   239,000   $   216,709     $   293,034   $   281,480    $   271,995   $   242,300  $   226,055
Interest expense                    104,444        87,640         119,238       118,063        115,682       101,274       94,953
Net interest income                 134,556       129,069         173,796       163,417        156,313       141,026      131,102
Provision for loan losses             6,915         6,319          12,469         8,518          8,584         7,258        6,513
Noninterest income                   28,851        26,011          32,097        34,944         29,639        24,357       22,886
Noninterest expense                  78,285        74,888         103,460        98,297         94,639        86,362       83,305
Income tax expense                   22,876        21,973          26,159        28,918         25,200        21,593       19,122
                                ---------------------------   ----------------------------------------------------------------------
Net income                      $    55,331   $    51,900     $    63,805   $    62,628    $    57,529   $    50,170  $    45,048
                                ===========================   ======================================================================

Earnings per share - basic      $      3.89   $      3.62     $      4.45   $      4.36    $      3.99   $      3.49  $      3.12
Earnings per share - diluted    $      3.88   $      3.60     $      4.43   $      4.33    $      3.97   $      3.47  $      3.11

Cash dividends declared per
  share                         $      1.95   $      1.71     $      2.36   $      1.94    $      1.60   $      1.38  $      1.19

Book value per share (period
  end)                          $     30.36   $     28.79     $     28.55   $     28.20    $     26.15   $     23.79  $     21.95

Average common shares
  outstanding - basic            14,235,876    14,341,906      14,337,813    14,356,055     14,410,422    14,375,293   14,417,660
Average common shares
  outstanding - diluted          14,276,246    14,412,184      14,409,236    14,448,355     14,490,113    14,451,226   14,486,634
Common shares outstanding
  (period end)                   14,156,256    14,325,887      14,332,795    14,322,487     14,412,707    14,382,713   14,256,316

Average balances:
Assets                          $ 4,105,285   $ 3,908,355     $ 3,950,601   $ 3,631,304    $ 3,444,256   $ 3,080,665  $ 2,885,645
Earning assets                    3,870,956     3,635,180       3,673,086     3,371,514      3,219,051     2,891,574    2,701,317
Deposits                          3,129,618     3,035,992       3,039,844     2,938,969      2,778,991     2,498,361    2,351,503
Short-term borrowings               306,518       318,425         346,849       247,073        217,921       175,000      185,750
Long-term debt                      240,928       113,353         113,861        24,976         51,973        46,797       33,413
Shareholders' equity                408,643       408,270         407,398       388,704        354,560       320,399      290,468

Period end balances:
Assets                          $ 4,198,439   $ 4,033,366     $ 4,109,774   $ 3,829,379    $ 3,537,368   $ 3,391,020    3,016,317
Long-term debt                      285,176       111,078         114,645        23,402         39,140        62,740       33,415

Ratios:
Return on average assets              1.80%         1.77%           1.62%         1.72%          1.67%         1.63%        1.56%
Return on average equity             18.10%        17.00%          15.66%        16.11%         16.23%        15.66%       15.51%

                                  RISK FACTORS

       You should consider the following matters in deciding how to vote. You also should consider the other information included or incorporated by reference in this document.

SINCE THE MARKET PRICE OF THE PARK COMMON SHARES FLUCTUATES, SECURITY SHAREHOLDERS CANNOT BE SURE OF THE MARKET VALUE OF THE PARK COMMON SHARES THEY WILL RECEIVE IN THE MERGER.

       - At the time the merger is completed, each Security common share will be converted into approximately .2844 Park common shares. This exchange ratio will not be adjusted in the event of any increase or decrease in the price of the Park common shares or the Security common shares. As a result, the value of the Park common shares received by Security shareholders in the merger may be higher or lower than the market value of the Park common shares at the time the Security shareholders vote on the merger agreement. Security may decide not to proceed with the merger if the average closing sale price of Park common shares, for the 20 trading day period immediately preceding the tenth day prior to the effective time of the merger, is less than $77.50 and if the ratio of the price decline for Park common shares exceeds the ratio of the price decline for shares of the common stock of a specific group of bank holding companies. Security, however, is not obligated to exercise this right and the parties could decide to proceed with the merger even if the average closing sale price of the Park common shares for that 20 day trading period is less than $77.50 per share.

WE CANNOT ASSURE YOU THAT PARK AND SECURITY WILL SUCCESSFULLY INTEGRATE THEIR BUSINESSES.

       - Security has three subsidiaries, Security National Bank, Citizens National Bank and Third Savings. Park National currently intends to operate Security National Bank, Citizens National Bank and Third Savings as separate subsidiaries after the merger under their present management. The merger will nevertheless require some integration of the management and operations of corporations that have previously operated separately. This involves a number of risks, including the possible loss of key management personnel and additional demands on management resulting from the increase in the consolidated size of Park after the merger.

THE TERMINATION FEE MAY DISCOURAGE OTHER COMPANIES FROM TRYING TO ACQUIRE SECURITY EVEN IF THE OTHER ACQUISITION COULD OFFER HIGHER IMMEDIATE VALUE TO SECURITY SHAREHOLDERS.

       - Security has agreed to pay Park a termination fee that could discourage other companies from trying to acquire Security. Other acquisitions might be superior to the merger with Park for the Security shareholders. If this termination fee were to be paid, Security would experience a negative impact on its financial condition and results of operations. This could discourage other companies from trying to acquire Security.

DIRECTORS AND EXECUTIVE OFFICERS OF SECURITY MAY HAVE INTERESTS THAT ARE DIFFERENT FROM OR IN ADDITION TO THE INTERESTS OF OTHER SHAREHOLDERS OF SECURITY.

       - When considering the recommendations of the Security board of directors, Security shareholders should be aware that some members of the Security board of directors and some executive officers of Security may have interests in the merger that are different from, or in addition to, those of other Security shareholders. Some of these interests are described below.

       - After the merger, Park will indemnify each of the officers, directors and employees of Security and each of the Security subsidiaries from and against specific liabilities arising out of the fact that the individual is or was an officer, director or employee of Security or any Security subsidiaries. The merger agreement also provides for the continuation of director and officer liability insurance for Security's directors and officers for a period of three years.

       - Security's subsidiaries have entered into employment agreements with some of their executive officers. Many of these employment agreements provide that the executive officers will receive severance pay if they are discharged without cause within one year of a change of control of Security. The employment agreements also provide benefits if the executive officer is terminated without cause or as the result of disability or death. The executive officers who have entered into these employment agreements are also executive officers of Security and three are directors of Security.

PARK'S ACQUISITION STRATEGY COULD POSE RISKS IN THE FUTURE.

       - Park has grown through acquisitions during recent years and anticipates that it will make additional acquisitions in the future. Park may need to issue additional Park common shares to pay for future acquisitions, which would further dilute the ownership interest of Park shareholders, including former Security shareholders. Future acquisitions also may require Park to use substantial cash or other liquid assets or to incur debt. If this occurs, Park may be more susceptible to economic downturns and competitive pressures.

                            THE PARK SPECIAL MEETING

       This joint proxy statement/prospectus is furnished to the shareholders of Park in connection with the solicitation on behalf of the board of directors of Park of proxies for use at the Park special meeting to be held at the offices of
The Park National Bank, 50 North Third Street, Newark, Ohio, on [    ], [    ],
2001 at [ ]:00 [_.M.], local time, or any adjournment of the Park special meeting. This joint proxy statement/prospectus and the accompanying form of
proxy card were first mailed to Park shareholders on or about [      ], 2001.

MATTERS TO BE CONSIDERED AT THE PARK SPECIAL MEETING

       At the Park special meeting, Park shareholders will be asked to consider and vote upon the adoption of the merger agreement. Park shareholders also will consider and vote upon any other business which properly comes before the Park special meeting.

       The Park board of directors has unanimously approved the merger agreement and recommends that the Park shareholders vote "for" adoption of the merger agreement.

VOTING AT THE PARK SPECIAL MEETING; PARK RECORD DATE

       Only holders of record of Park common shares at the close of business on
[      ], 2001 will be entitled to notice of, and to vote at, the Park special
meeting. As of that date, there were [      ] Park common shares issued and
outstanding. Each Park common share entitles the holder to one vote on each matter to be submitted to the Park shareholders at the Park special meeting. A majority of the issued and outstanding Park common shares constitutes a quorum for the Park special meeting.

       Park common shares represented by signed proxy cards or voting instructions that are returned to Park will be counted toward the quorum in all matters even though they are marked as "abstain" or "against" or they are not marked at all. Broker non-votes will also count toward the establishment of a quorum. BECAUSE THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE ISSUED AND OUTSTANDING PARK COMMON SHARES IS REQUIRED TO ADOPT THE MERGER AGREEMENT, THE EFFECT OF AN ABSTENTION OR BROKER NON-VOTE IS THE SAME AS A "NO" VOTE.

       If a Park shareholder properly signs and returns the accompanying proxy card to Park prior to the Park special meeting and does not revoke it, the proxy will be voted in accordance with the instructions contained on the card. If a Park shareholder does not give any instructions, the individuals designated as proxies in the accompanying proxy card will vote "FOR" adoption of the merger agreement. In that event, the Park shareholder will not have the right to dissent from the merger and demand payment of the "fair cash value" of that shareholder's Park common shares.

       THE PROXIES OF THE PARK BOARD OF DIRECTORS MAY NOT VOTE PARK COMMON SHARES REPRESENTED BY A PROXY CARD WHICH HAVE BEEN VOTED "AGAINST" ADOPTION OF THE MERGER AGREEMENT TO ADJOURN THE PARK SPECIAL MEETING FOR THE PURPOSE OF SOLICITING FURTHER SUPPORT FOR ADOPTION OF THE MERGER AGREEMENT.

       The Park board of directors is not currently aware of any matters other than those referred to above which will come before the Park special meeting. If any other matter should be presented at the Park special meeting for action, the individuals named in the accompanying proxy card will vote the Park common shares represented thereby in their own discretion.

       A Park shareholder may revoke a proxy at any time before it is actually voted at the Park special meeting by delivering written notice of revocation to the Secretary of Park, David C. Bowers, by submitting a later-dated proxy, or by attending the Park special meeting and voting in person. ATTENDANCE AT THE PARK SPECIAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE A REVOCATION OF A PROXY.

       Park and Security will share the cost of preparing, printing and mailing proxy materials to Park shareholders. Proxies may be solicited personally or by telephone, mail or telegraph. Officers or employees of Park may assist with personal or telephone solicitation and will receive no additional compensation for doing so. Park will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Park common shares.

                          THE SECURITY SPECIAL MEETING

       This joint proxy statement/prospectus is furnished to the shareholders of Security in connection with the solicitation on behalf of the board of directors of Security of proxies for use at the Security special meeting to be held at
[                      ], Ohio, on [     ], [     ], 2001 at [  ]:00 [_.M.],
local time, or any adjournment of the Security special meeting. This joint proxy statement/prospectus and the accompanying form of proxy card were first mailed
to Security shareholders on or about [      ], 2001.

MATTERS TO BE CONSIDERED AT THE SECURITY SPECIAL MEETING

       At the Security special meeting, Security shareholders will be asked to consider and vote upon the adoption of the merger agreement. Security shareholders also will consider and vote upon any other business which properly comes before the Security special meeting.

       The Security board of directors has unanimously approved the merger agreement and recommends that the Security shareholders vote "FOR" adoption of the merger agreement.

VOTING AT THE SECURITY SPECIAL MEETING; SECURITY RECORD DATE

       Only holders of record of Security common shares at the close of business
on [      ], 2001 will be entitled to notice of, and to vote at, the Security special meeting. As of that date, there were [11,777,700] Security common shares issued and outstanding. Each Security common share entitles the holder to one vote on each matter to be submitted to the Security shareholders at the Security special meeting. A majority of the issued and outstanding Security common shares constitutes a quorum for the Security special meeting.

       Security common shares represented by signed proxy cards or voting instructions that are returned to Security will be counted toward the quorum in all matters even though they are marked as "abstain" or "against" or they are not marked at all. Broker non-votes will also count toward the establishment of a quorum. BECAUSE THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE ISSUED AND OUTSTANDING SECURITY COMMON SHARES IS REQUIRED TO ADOPT THE MERGER AGREEMENT, THE EFFECT OF AN ABSTENTION OR BROKER NON-VOTE IS THE SAME AS A "NO" VOTE.

       If a Security shareholder properly signs and returns the accompanying proxy card to Security prior to the Security special meeting and does not revoke it, the proxy will be voted in accordance with the instructions contained on the card. If a Security shareholder does not give any instructions, the individuals designated as proxies in the accompanying proxy card will vote "FOR" adoption of the merger agreement. In that event, the Security shareholder will not have the right to dissent from the merger and demand payment of the "fair cash value" of that shareholder's Security common shares.

       THE PROXIES OF THE SECURITY BOARD OF DIRECTORS MAY NOT VOTE SECURITY COMMON SHARES REPRESENTED BY A PROXY CARD WHICH HAVE BEEN VOTED "AGAINST" ADOPTION OF THE MERGER AGREEMENT TO ADJOURN THE SECURITY SPECIAL MEETING FOR THE PURPOSE OF SOLICITING FURTHER SUPPORT FOR ADOPTION OF THE MERGER AGREEMENT.

       The Security board of directors is not currently aware of any matters other than those referred to above which will come before the Security special meeting. If any other matter should be presented at the Security special meeting for action, the individuals named in the accompanying proxy card will vote the Security common shares represented thereby in their own discretion.

       A Security shareholder may revoke a proxy at any time before it is actually voted at the Security special meeting by delivering written notice of revocation to the Executive Vice President and Secretary of Security, J. William Stapleton, by submitting a later-dated proxy, or by attending the Security special meeting and voting in person. ATTENDANCE AT THE SECURITY SPECIAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE A REVOCATION OF A PROXY.

       Park and Security will share the cost of preparing, printing and mailing proxy materials to the Security shareholders. Proxies may be solicited personally or by telephone, mail or telegraph. Officers or employees of Security may assist with personal or telephone solicitation and will receive no additional compensation for doing so. Security will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Security common shares.

                         PRINCIPAL SHAREHOLDERS OF PARK

       The following table provides information regarding the beneficial ownership of Park common shares as of December 15, 2000, for each of the current directors of Park, each of the executive officers of Park, all directors and executive officers of Park as a group, and each person known by Park to beneficially own more than 5% of the outstanding Park common shares. As of December 15, 2000, none of the directors or executive officers of Park held Security common shares.

                  Amount and Nature of Beneficial Ownership (1)


                               Park Common Shares
                                  Which Can Be
                                  Acquired Upon                                                   Percent of Class (2)
Name of Beneficial                       Park            Exercise of Options                      --------------------
Owner or Number of                  Common Shares            Exercisable                       December 15,    Post-
of Persons in Group                 Presently Held         Within 60 Days         Total             2000       Merger (3)
-------------------                 --------------         --------------         -----             ----       ----------

The Park National Bank,
    Trust Department
50 North Third Street
Newark, OH  43055                  1,157,298 (4)                    0           1,157,298          10.7%        8.2%

John L. Warner
355 Bryn Du Drive
Granville, OH  43023                 803,123 (5)                    0             803,123           7.4%        5.7%
Maureen Buchwald                       1,717                    1,303               3,020           (6)         (6)
James J. Cullers                       8,519 (7)                  651               9,170           (6)         (6)
C. Daniel DeLawder (8)                83,603 (9)                6,499              90,102           (6)         (6)
D. C. Fanello                          1,619 (10)                   0               1,619           (6)         (6)
R. William Geyer                       5,032 (11)                   0               5,032           (6)         (6)
Philip H. Jordan, Jr., Ph.D.           3,862 (12)                   0               3,862           (6)         (6)
Howard E. LeFevre                     48,139 (13)(14)               0              48,139           (6)         (6)
Phillip T. Leitnaker                   2,705 (15)                   0               2,705           (6)         (6)
William T. McConnell (8)             193,350 (13)(16)               0             193,350           1.8%        1.4%
James A. McElroy                      35,224 (17)               1,303              36,527           (6)         (6)
John J. O'Neill                      142,152 (13)                   0             142,152           1.3%        1.0%
William A. Phillips                    8,947 (18)                   0               8,947           (6)         (6)
J. Gilbert Reese                     432,456 (13)(19)               0             432,456           4.0%        3.1%
Rick R. Taylor                         1,644                        0               1,644           (6)         (6)
David C. Bowers (8)                   28,940 (20)               4,700              33,640           (6)         (6)


All current executive
   officers and directors as
   a group (16 persons)            1,801,032 (21)              14,456           1,815,488          16.8%       12.8%

------------------------

       (1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the Park common shares reflected in the table. All fractional Park common shares have been rounded to the nearest whole common share.

       (2) The percent of class is based on 10,783,682 Park common shares outstanding and entitled to vote on December 15, 2000, and the number of Park common shares, if any, as to which the named individual has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of that date.

       (3) The post-merger percent of class is based on 10,783,682 Park common shares outstanding on December 15, 2000, plus the issuance of 3,350,000 Park common shares in the merger. The officers and directors of Park disclaim beneficial ownership of the 15,000 Security common shares held by Park.

       (4) The Trust Department of Park National Bank, as the fiduciary of various agency, trust and estate accounts, has sole voting and investment power with respect to 1,147,848 of these Park common shares and shared voting and investment power with respect to 9,450 of these Park common shares. The officers and directors of Park National Bank and Park disclaim beneficial ownership of the Park common shares beneficially owned by the Trust

Department of Park National Bank. The number shown does not include Park common shares held by Park National Bank's Trust Department in various trust accounts, as to which Park National Bank's Trust Department has no voting or investment power.

       (5) The number shown includes 358,386 Park common shares held by Mr. Warner in a family trust for which Mr. Warner serves as trustee and exercises sole voting and investment power; 9,450 Park common shares held in a family trust for which he serves as co-trustee with Park National Bank's Trust Department and exercises shared voting and investment power; and 6,022 Park common shares held by the wife of Mr. Warner as to which she exercises sole voting and investment power.

       (6) Represents ownership of less than 1% of the outstanding Park common shares.

       (7) The number shown includes 609 Park common shares held by Mr. Cullers' wife; 640 Park common shares held in a trust with respect to which Mr. Cullers has sole voting and investment power; 4,142 Park common shares held in a Keough plan maintained by Mr. Cullers' law firm with respect to which Mr. Cullers has voting and investment power; 165 Park common shares held by Mr. Cullers as custodian for his grandchildren; and 89 Park common shares held by Mr. Cullers' wife as custodian for their grandchildren. The number shown does not include 20,127 Park common shares held by Mr. Cullers as trustee of a trust as to which the grantor has retained sole voting and investment power.

       (8)    Executive officer of Park.

       (9) The number shown includes 34,965 Park common shares held by the wife of Mr. DeLawder as to which she exercises sole voting and investment power; 1,355 Park common shares held by Mr. DeLawder's daughter and 1,355 Park common shares held by Mr. DeLawder's son as to which Mr. DeLawder exercises shared voting and investment power; and 6,829 Park common shares held for the account of Mr. DeLawder in the Park National Corporation Employees Voluntary Salary Deferral Plan and Trust (the "Park 401(k) Plan").

       (10) The number shown includes 1,199 Park common shares held in a trust as to which Mr. Fanello has sole voting and investment power; but does not include 420 Park common shares held in a grantor trust established for the benefit of the wife of Mr. Fanello, with respect to which Park common shares Mr. Fanello has no voting or investment power.

       (11) The number shown includes 613 Park common shares held by the wife of Mr. Geyer as to which she exercises sole voting and investment power; and 2,835 Park common shares held in Mr. Geyer's account in a Keough plan.

       (12) The number shown includes 3,863 Park common shares held in a trust with respect to which Mr. Jordan has sole voting and investment power.

       (13) The number shown does not include 31,213 Park common shares owned by the Newark Campus Development Fund, an Ohio not for profit corporation, of which the following directors of Park serve as officers and/or trustees: Messrs. LeFevre, McConnell, O'Neill and Reese. None of these individuals has the power to vote these Park common shares without the consent of a majority of the Newark Campus Development Fund's board of trustees and, therefore, each disclaims beneficial ownership of the Park common shares.

       (14) The number shown includes 48,139 Park common shares held in an inter vivos trust created by Mr. LeFevre for which Park National Bank's Trust Department serves as trustee and Mr. LeFevre exercises sole voting and investment power.

       (15) The number shown includes 980 Park common shares held jointly by Mr. Leitnaker and his wife as to which they share voting and investment power; and 525 Park common shares held by the wife of Mr. Leitnaker as to which she exercises sole voting or investment power.

       (16) The number shown includes 70,444 Park common shares held by the wife of Mr. McConnell as to which she exercises sole voting and investment power; 16,170 Park common shares held in an inter vivos irrevocable trust established by Mr. McConnell with respect to which Park National Bank's Trust Department serves as trustee; and 3,906 Park common shares held for the account of Mr. McConnell in the Park 401(k) plan.

       (17) The number shown includes 20,127 Park common shares held in a trust as to which Mr. McElroy exercises sole voting and investment power; 12,677 Park common shares owned by AMG Industries, Inc., a corporation controlled by Mr. McElroy; and 670 Park common shares held by Mr. McElroy's wife as to which she exercises sole voting and investment power.

       (18) The number shown includes 1,090 Park common shares held for the account of Mr. Phillips in the Park National 401(k) plan and 3,675 Park common shares held by Mr. Phillips' wife as to which she exercises sole voting and investment power.

       (19) The number shown includes 53,676 Park common shares held by the wife of Mr. Reese as to which she exercises sole voting and investment power.

       (20) The number shown includes 4,539 Park common shares held for the account of Mr. Bowers in the Park 401(k) plan and 2,921 Park common shares held by Mr. Bowers' wife as to which she exercises sole voting and investment power.

       (21)   See Notes (5), (7) and (9) through (20) above.

                       PRINCIPAL SHAREHOLDERS OF SECURITY

       The following table furnishes information regarding the beneficial ownership of Security common shares as of December 15, 2000, for each of the current directors of Security, each of the executive officers of Security, all directors and executive officers of Security as a group, and each person known by Security to beneficially own more than 5% of the outstanding Security common shares. As of December 15, 2000, none of the directors or executive officers of Security held Park common shares.

                  Amount and Nature of Beneficial Ownership(1)

                                                    Security
                                                  Common Shares
                                                  Which Can Be
                                                  Acquired Upon
                                                   Exercise of                    Percentage
                                                  In-the-Money                     Ownership   Park Common   Post-Merger
    Name of Beneficial            Security           Options                          of       Shares to be   Percentage
      Owner or Number          Common Shares       Exercisable                     Security    Received in    Ownership
    of Persons in Group        Presently Held    Within 60 Days       Total          (2)        Merger(3)    of Park (4)
    -------------------        --------------    --------------       -----          ----       ---------    -----------
Fleet National Bank,              681,168                0            681,168         5.8%        193,724         1.4%
  Co-Trustee(5)
159 E. Main St.
Rochester, NY 14604
         and
Robert E. Harley,
  Co-Trustee(5)
1 South Limestone St.
Springfield, OH 45501
Security National Bank,         1,968,973                0          1,968,973        16.7%        559,975         4.0%
  Trust Department
40 South Limestone St.
Springfield, OH 45502
Vincent J. Denama                  56,112 (6)            0             56,112          *           15,958          **
Harry O. Egger                    134,146 (7)       14,000            148,146         1.3%         38,151          **
Larry D. Ewald                     43,036 (8)            0             43,036          *           12,239          **
Scott A. Gabriel                   11,153 (9)            0             11,153          *            3,171          **
Larry E. Kaffenbarger               4,845                0              4,845          *            1,377          **
Richard E. Kramer                  34,659 (10)           0             34,659          *            9,857          **
Dr. Karen E. Nagle                    655                0                655          *              186          **
Thomas J. Veskauf                   6,170 (11)           0              6,170          *            1,754          **
Chester L. Walthall                 4,096 (12)           0              4,096          *            1,164          **
Robert A. Warren                    3,490                0              3,490          *              992          **
James R. Wilson                    42,874 (13)           0             42,874          *           12,193          **
William C. Fralick                 24,894 (14)      14,000             38,894          *            7,079          **
J. William Stapleton               37,443 (15)       8,400             45,843          *           10,648          **

All current directors and
executive officers as a
group (13 persons)                403,573           36,400            439,973         3.7%        114,769         0.8%

---------------

       * Represents ownership of less than 1% of the outstanding common shares of Security.

       **     Represents ownership of less than 1% of the outstanding common shares of Park following the merger.

       (1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the Security common shares reflected in the table.

       (2) The percentage of Security common shares owned is based on 11,777,700 Security common shares outstanding and entitled to vote on December 15, 2000, and the number of Security common shares, if any, as to which the named individual has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of that date.

       (3) The number of Park common shares to be received in the merger is based on the number of Security common shares owned as of December 15, 2000 (excluding the number of Security common shares, if any, as to which the named individual has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of that date) multiplied by the exchange ratio of .2844.

       (4) The post-merger percentage of Park common shares owned is based on 10,783,682 Park common shares outstanding on December 15, 2000 plus the issuance of 3,350,00 Park common shares in the merger, and the number of Park common shares which the named individual will have the right to acquire beneficial ownership upon the exercise of converted options.

       (5) The number shown represents Security common shares held by Fleet National Bank and Security National Bank as co-trustees of the Jane P. B. Hollenbeck Trust.

       (6) The number shown includes 2,100 Security common shares held by the wife of Mr. Demana.

       (7) The number shown includes 60,359 Security common shares held by the wife of Mr. Egger.

       (8) The number shown includes 15,352 Security common shares held by the wife of Mr. Ewald and 8,000 Security common shares held in a trust as to which Mr. Ewald, as co-trustee, shares voting and investment power.

       (9) The number shown includes 185 Security common shares held by the wife of Mr. Gabriel.

       (10) The number shown includes 2,379 Security common shares held by the wife of Mr. Kramer and 25,216 Security common shares held in a trust as to which Mr. Kramer shares voting and investment power.

       (11) The number shown includes 1,790 Security common shares held by the wife of Mr. Veskauf and 100 Security common shares held in a trust by Mr. Veskauf's wife.

       (12) The number shown includes 3,032 Security common shares held by the wife of Mr. Walthall.

       (13) The number shown includes 13,092 Security common shares held by the wife of Mr. Wilson and 14,300 Security common shares held by Mr. Wilson's children.

       (14) The number shown includes 8,000 Security common shares held by the wife of Mr. Fralick.

       (15) The number shown includes 13,261 Security common shares held by the wife of Mr. Stapleton.

                                   THE MERGER

       This section of the joint proxy statement/prospectus contains a summary of the material terms of the merger. The following description summarizes all of the material terms of the merger; however, we do not address every provision of the merger agreement and qualify our description by reference to the merger agreement. A copy of the merger agreement is attached to this document as Appendix A. Park and Security urge you to read the merger agreement in its entirety.

       Under the terms of the merger agreement, at the effective time of the merger, Security will merge into Park and the separate existence of Security will end. At that time, each issued and outstanding Security common share, other than those as to which dissenters' rights are perfected, will be converted into approximately .2844 Park common shares. All Security common shares owned by Security as treasury shares will be canceled and retired and no Park common shares or other consideration will be delivered in exchange for those Security common shares. For more information, see "The Merger - Effect on Outstanding Park Common Shares and Exchange of Security Common Shares - Exchange of Security Common Shares" on page [ ]. As discussed further below, the consideration to be received by the Security shareholders in the merger was determined by arm's-length negotiations between the management of Park and Security.

       Park has provided all information contained in this joint proxy statement/prospectus relating to Park and Security has provided all information relating to Security . The party providing the information is responsible for the accuracy of that information.

BACKGROUND

       The terms and conditions of the merger agreement were determined through arm's-length negotiations between the management and boards of directors of Security and Park. The following is a brief summary of those negotiations.

       William T. McConnell, Chairman of the Board of Park, and C. Daniel DeLawder, President and Chief Executive Officer of Park, have been acquainted for a number of years with Harry O. Egger, Chairman, President and Chief Executive Officer of Security. The three have been active in bank trade association work, and have shared "best practices" of their respective organizations on several occasions.

       Messrs. Egger and McConnell have had a number of conversations and visits spanning nearly twenty years, during which time they developed considerable knowledge of each other's financial institutions and operating methods. There are several examples where these visits led to changes in a particular procedure or product resulting in improved performance. Both Security National Bank and Park National Bank have consistently been high performing banks, and the sharing of various types of information has contributed to their success. In short, the two banks perform very much alike.

       During several visits, Messrs. Egger and McConnell had conversations concerning the possible advantages of a business combination of the two bank holding companies. Such conversations preceded a meeting on October 26, 1999, in the Columbus office of Park National Bank among Messrs. Egger, McConnell and DeLawder.

       At that time, it was clear substantive change was occurring in the banking industry. Among several changes discussed were increased reliance on expensive technology, the rapid consolidation of banks through mergers as well as the further de-regulation of the banking industry. These issues were offered as strong evidence by Messrs. McConnell and DeLawder that a combination of Security and Park could be advantageous to the organizations' respective communities, shareholders and employees.

       Messrs. McConnell and DeLawder also shared numerous reasons for the historical success of Park, especially during the past fifteen years. Park has grown through affiliation with other highly respected community banks to create an organization of a family of banks having a presence in fifteen different counties in Ohio, operating 60 banking offices through six different banks. It was emphasized these banks continue to operate with their pre-merger identity, boards of directors and substantially the same staff. This continuing form of organization has contributed to each bank's recognition as a leader in its market.

       Through the combination of these banks under one form of ownership, economies of scale have been realized that, in addition to the community bank focus, has enabled Park to remain a highly successful organization. The additional size through the combination of the banks has been a factor allowing significant capital expenditures to be made concurrent with product and service development. It is strongly believed that Park, and each of Park's subsidiary banks, has been able to be very responsive to community financial needs, and to itself be more profitable as a result.

       Messrs. McConnell and DeLawder suggested the combination of Security and Park, while not guaranteed, would be advantageous to their respective constituencies. Importantly, a merger would provide a more sizable base from which they could effectively compete to the benefit of the resulting corporation.

       While a value for Security's shareholders was not addressed specifically, it was suggested that Park's analysis would include the current and prospective earnings contributions of the respective corporations. The analysis should allow a conclusion to be drawn that would prove to be mutually acceptable to all parties. Mr. Egger acknowledged the discussion points had considerable merit, and he intended to give considerable thought to the proposed combination.

       A few weeks later, on December 17, 1999, Mr. DeLawder called Mr. Egger to inform Mr. Egger that Park had signed a definitive agreement to acquire SNB Corp., a one bank holding company operating in Darke and Mercer counties under the name of Second National Bank. Both counties are immediately adjacent to counties in which Security has banking offices.

       The agreement with SNB Corp. was signed one week after Park had signed a similar agreement to acquire U.B. Bancshares, Inc., a one bank holding company operating in Crawford and Marion counties under the name of United Bank, N.A. Mr. DeLawder stated these two additional banks, when the mergers were completed early in 2000, would bring the total banks owned by Park to eight, operating in 20 counties through 78 different offices. Mr. DeLawder attempted to make clear that the combination of Security with Park was not only still possible, but highly desirable. Following the closing of the SNB Corp. and U.B. Bancshares mergers, the three banks owned by Security, and operating in six counties now all adjacent to counties in which Park subsidiary banks have a physical presence, would be a natural geographic fit within the Park organization. Mr. DeLawder encouraged Mr. Egger to give further thought to the proposition, to which Mr. Egger agreed.

       Mr. DeLawder next called Mr. Egger on February 15, 2000, to see if Mr. Egger had additional questions or perhaps had come to any conclusion. Mr. Egger responded that he was still giving the possible combination serious consideration, but was not yet prepared to talk further. The two agreed to remain in touch over the next several months.

       Mr. DeLawder again called Mr. Egger on May 1, 2000, to let Mr. Egger know the closings for the U.B. Bancshares and SNB Corp. mergers had occurred. Mr. DeLawder also reiterated Park's strong desire to continue discussions of a possible combination of Security and Park. Mr. Egger suggested they talk again sometime during the later part of June, and Mr. DeLawder agreed to call at that time.

       On June 22, 2000, Messrs. Egger and DeLawder had another telephone conversation, and agreed to meet on July 12, 2000. Mr. Egger invited Mr. DeLawder to Security National Bank in Springfield, to continue discussions. During the visit, Messrs. Egger and DeLawder discussed, at considerable length, several issues. Among them, the resulting structure of the three financial institutions owned by Security, the staff and boards of the respective financial institutions and those financial institutions' continuing ability to respond to community needs received the greatest attention. Mr. DeLawder responded by providing several examples of how the subsidiary banks of Park operated, with an emphasis on the continuing identity of each bank and its considerable autonomy. At the conclusion of the meeting, Mr. Egger suggested it might be beneficial for he and Mr. McConnell to meet again to discuss these and other issues.

       At a meeting on July 19, 2000, Messrs. Egger and McConnell discussed corporate governance issues, and specifically, how Security's interest would be represented in a possible combination of the corporations. Mr. McConnell stated Park's management would welcome the input of Mr. Egger in the future, and suggested Mr. Egger would be recommended to join the board of Park, and additionally, be elected vice chairman of the board. Both steps would allow Park's interest in the western part of Ohio to be actively and substantively represented. Mr. Egger's considerable experience would also be an asset to the organization in all other matters as well.

       Mr. McConnell addressed the earnings valuation approach favored by Park. They revisited the discussion of October 26, 1999 dealing with the pricing discipline and valuation model embraced by Park. Mr. McConnell emphasized the equitable nature of such a combination. Shareholders of both corporations would have ownership in the resulting corporation based on their respective level of earnings contributed.

       Mr. McConnell suggested that while Park has a very good sense of earnings for Park, it would be beneficial for Mr. Egger to share further financial information about Security with Park in order for additional projections by Park to be possible. They agreed to continue discussions, and to share respective net income information.

       During a meeting on August 16, 2000, Messrs. Egger and DeLawder discussed information intended to allow both parties to gain a better understanding of the net income potential of each, and as well, to learn of any special conditions existing with asset quality, legal issues or other factors that could influence a valuation of either organization. In the absence of information that would negatively influence valuation, both agreed to proceed. Mr. DeLawder requested another meeting, and the two agreed to meet on September 1, 2000 in Columbus.

       During the September 1, 2000 meeting, Mr. DeLawder shared the earnings valuation procedure that resulted in Park's offering 3,300,000 common shares as the total consideration in exchange for the outstanding Security common shares, including common shares subject to outstanding options. Mr. Egger acknowledged the offer, subject in both cases to board approval, and invited Mr. DeLawder to Springfield to further discuss the proposal.

       During a September 13, 2000 meeting, Mr. Egger provided additional information as Security's basis for requesting that the aggregate consideration the Security shareholders would receive be increased by several thousand Park common shares. Mr. Egger also suggested he might not want to continue employment if the proposed merger occurred. Mr. DeLawder expressed disappointment in Mr. Egger's personal position, and stated the consideration offered by Park assumed the continued employment of Mr. Egger as the Chief Executive Officer of Security National Bank with continuing responsibility for the other two financial institutions owned by Security. They both agreed to give additional thought to the points raised during the meeting, and agreed they should meet again on September 27, 2000.

       During a September 27, 2000 meeting, Mr. DeLawder stated that without Mr. Egger, the offer for Security would be considerably less. Further, Park's management concluded the offer of 3,300,000 Park common shares was appropriate, if Mr. Egger agreed to continue employment. Mr. Egger agreed to consider continuing employment, but was reluctant to accept Park's conclusion not to offer additional common shares. Mr. Egger suggested that several of the senior staff of Security meet with several senior staff of Park to further discuss earnings opportunities and clarify any questions Park may have.

       Subsequently, Messrs. William C. Fralick, J. William Stapleton, James R. Wilson and Scott A. Gabriel, all representing the three financial institutions owned by Security, met with Messrs. DeLawder, David C. Bowers, John W. Kozak and David L. Trautman, who represented banks owned by Park. The meeting occurred on October 5, 2000 in Columbus, Ohio. During the meeting, schedules were exchanged that contained considerable detail requested by both corporations in order to become better informed of the other. Discussions at length occurred that allowed the representatives from Security to learn more thoroughly the operating style of Park and the differences in subsidiary bank approaches in the several markets served by Park's subsidiary banks.

       Messrs. Egger and DeLawder next talked by telephone on October 12, 2000. Mr. Egger agreed to consider full-time employment. They talked further about consideration issues, and agreed a face-to-face meeting would be more appropriate. Mr. DeLawder next visited Mr. Egger at his office in Springfield on October 20, 2000. During this meeting, Mr. Egger reviewed in further detail his reasoning for an increase in the valuation of Security. Additionally, Mr. Egger had conferred with selected senior staff of Security, and they confirmed his conclusions on valuation.

       Before proceeding further, Messrs. Egger and DeLawder concluded it would be appropriate to enter into a more formal stage of discussion, and each agreed to seek approval from his board of directors to enter into a confidentiality agreement. Appropriate approval was subsequently received, and a confidentiality agreement was signed by Security and Park on October 27, 2000.

       Messrs. Egger and DeLawder met again on November 1, 2000 in Columbus, Ohio. Mr. DeLawder stated that Park's management had recommended to Park's executive committee, on October 27, 2000, that the total consideration for the merger with Security be increased to 3,350,000 Park common shares. The consideration was to accommodate the Security common shares subject to outstanding options, and represented an increase from Park's original offer as a result of a better understanding of Security's future prospects. Mr. Egger then responded he would make the proposal known to the board of Security, and he planned to schedule a meeting for November 16, 2000. He also stated the meeting would include a representative from Austin Associates, Inc., who Security would engage to render a fairness opinion on the proposed transaction. Additionally, Austin Associates would be asked to discuss with Security's board of directors the alternatives that may be available to the Security board.

       Following this meeting, Mr. Egger called Mr. DeLawder on November 17, 2000, to inform him that the Security board had agreed in concept to consider the proposal, but Mr. Egger was of the opinion that the number of Park common shares to be exchanged should be increased. Mr. DeLawder noted that a meeting of Park's executive committee was scheduled for later that same day. Management planned to make a recommendation to the executive committee regarding Security, and the executive committee would in turn make a recommendation to the Park board of directors on Monday, November 20, 2000, if appropriate.

       Mr. DeLawder shared with Mr. Egger that Messrs. McConnell and DeLawder were now prepared to recommend that the merger consideration be 3,350,000 Park common shares. Further, they planned to recommend that Park assume the obligations related to the common shares issuable upon exercise of outstanding Security options. This assumption would result in an additional approximately 50,000 Park common shares being issuable in connection with the transaction.

       Subsequently, Park's executive committee and Park's board of directors met on November 20, 2000 to ratify the recommendations outlined above. Security's board also met on Monday, November 20, 2000, and approved the terms as outlined.

REASONS FOR THE MERGER

       The decision of the Park board of directors and the Security board of directors to approve the merger agreement and to recommend that their respective shareholders adopt the merger agreement is the result of each board of directors' individual assessment of the opportunities to enhance shareholder value as a result of the merger.

       The board of directors of Security believes that the merger with Park is fair and in the best interest of Security and its shareholders and recommends that the Security shareholders vote "FOR" adoption of the merger agreement. The Security board of directors considered all of the following factors in approving the merger agreement and believes that each of the factors represents an important reason why it is recommending that its shareholders vote in favor of adopting the merger agreement:

       - the opinion of Austin Associates that the exchange ratio provided for in the merger agreement was fair to Security shareholders from a financial point of view;

       -      the overall financial terms of the merger;

       -      current long-term industry development and trends;

       -      competitive factors;

       - the business and financial condition and earnings prospects of Park;

       -      the competence, experience and integrity of Park's management;

       - the adequacy of the consideration to be received by Security's shareholders in the merger;

       -      the historical trading prices of the Security common shares; and

       -      future prospects for Security.

       In negotiating the terms of the merger, management of Park considered a number of factors with a view to maximizing shareholder value in the intermediate and long term, including:

       -      the earnings potential of the combined business;

       -      the strengthened capital base of the combined business;

       -      the potential realization of economies of scale;

       - the growth prospects within the existing market area of Security's subsidiaries; and

       - expansion of the community banking model successfully employed by Park.

       Park has a proven history of successfully joining with other community banks to offer products and services of such high value that the banks are viewed as unique within their respective markets. Park and Security believe that Security's three subsidiary financial institutions will have the benefit of replicating Park's subsidiary bank strategies, practices and procedures that have allowed Park to gain competitive advantages within the respective markets served by the subsidiary financial institutions.

       Park's management believes the markets served by Security have similar potential for product and service delivery. Security's market areas have many parallels characteristic to those markets currently served by Park. It is expected that Security's markets will be receptive to the Park approach to banking and accordingly, will provide levels of profitability comparable to those of the other banking subsidiaries of Park.

       Additionally, the former subsidiaries of Security will add value to the existing subsidiaries of Park by sharing unique approaches that have been successful for Security. Park has benefited from each new community bank that has joined the Park organization over the years, and it is expected the addition of the former subsidiaries of Security will be beneficial for existing Park subsidiary banks in a similar fashion.

       Security's subsidiaries operate within attractive geographic areas of Ohio, served by interstate highways 70 and 75. These markets have enjoyed higher growth than some of the current markets served by Park's subsidiary banks, and are desirable market area extensions for Park. Further, with the three Security subsidiaries situated near the expanding Columbus, Ohio and Dayton, Ohio metropolitan areas, Park and Security believe the markets will enjoy above-average growth over the next several years.

       The combined capital base of the corporations should allow for significant and necessary investment in evolving technology. In order to remain competitive with regional and super regional banking companies, Park and Security believe it is critical to have the capacity to invest in computer hardware and software, physical facilities and other delivery methods in order to attract and retain customers. Such investments, made within the context of a larger organization, would be shared by a larger base of customers, and the investments on a relative basis would be more affordable. Economies of scale are expected to realized, and shareholder value further enhanced by such combination.

       Park's primary financial goal is to achieve a superior long-term return on shareholders' equity which the Park board of directors believes may be achieved through the merger. The tables below compare (1) the return on average assets for Park, all U.S. bank holding companies with $3 billion to $10 billion in consolidated assets and Security, and (2) the return on average equity for Park, all U.S. bank holding companies with $3 billion to $10 billion in consolidated assets and Security.

                                                           RETURN ON AVERAGE ASSETS
                                                            Year ended December 31,
                                        ----------------------------------------------------------------
                                               1997               1998                   1999
                                               ----               ----                   ----

Park                                          1.65%               1.69%                 1.56%
Peer U.S. bank holding companies              1.26%               1.19%                 1.17%
Security                                      1.75%               1.85%                 1.78%

                                                           RETURN ON AVERAGE EQUITY
                                                            Year ended December 31,
                                        ----------------------------------------------------------------
                                               1997               1998                   1999
                                               ----               ----                   ----

Park                                          17.18%             17.12%                 16.28%
Peer U.S. bank holding companies              14.13%             13.40%                 13.75%
Security                                      13.92%             13.69%                 14.18%


OPINION OF AUSTIN ASSOCIATES, INC.

       Security retained Austin Associates to provide financial advisory services in connection with the merger. Security selected Austin Associates as its financial advisor on the basis of Austin Associates' past relationship with Security, and Austin Associates' experience and expertise in representing community banks in similar transactions. Austin Associates is an investment banking and consulting firm specializing in community bank mergers and acquisitions.

       In conjunction with the meeting of Security's board of directors held on November 20, 2000 to consider the merger and approve the merger agreement, Austin Associates delivered its opinion that the terms provided for in the merger agreement are fair, from a financial point of view, to the shareholders of Security.

       Shareholders should consider the following when reading the discussion of Austin Associates' opinion:

       - The summary of Austin Associates' opinion included in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion that is attached as Appendix B to this document. You should read the opinion in its entirety for a full discussion of the procedures followed, assumptions made, matters considered and qualifications and limitations of the review undertaken by Austin Associates in connection with its opinion.

       - Austin Associates expresses no opinion as to the price at which Park common shares would actually be trading at any time.

       - Austin Associates' opinion does not address the relative merits of the merger and the other business strategies considered by Security's board of directors, nor does it address the decision of Security's board of directors to proceed with the merger.

       - Austin Associates' opinion to the Security board of directors rendered in connection with the merger does not constitute a recommendation to any Security shareholder as to how he or she should vote at the Security special meeting.

       - No limitations were imposed by the Security board of directors or its management upon Austin Associates with respect to the investigations made or the procedures followed by Austin Associates in rendering its opinion.

       The preparation of a financial fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances. It is, therefore, not readily susceptible to partial analysis or summary description. In connection with rendering its opinion, Austin

Associates performed a variety of financial analyses. Austin Associates believes that its analyses and the facts considered in its analyses, without considering all other factors and analyses, could create an incomplete or inaccurate view of the analyses and the process underlying the rendering of Austin Associates' opinion.

       In performing its analyses, Austin Associates made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Park and Security and may not be realized. Any estimates contained in Austin Associates' analyses are not necessarily predictive of future results or values, which may be significantly more or less favorable than the estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which the companies or their securities may actually be sold. Except as described below, none of the analyses performed by Austin Associates was assigned a greater significance by Austin Associates than any other. The relative importance or weight given to these analyses by Austin Associates is not effected by the order of the analyses or the corresponding results. The summaries of financial analyses include information presented in tabular format. The tables should be read together with the text of those summaries.

       Austin Associates has relied, without independent verification, upon the accuracy and completeness of the information it reviewed for the purpose of rendering its opinion. Austin Associates did not undertake any independent evaluation or appraisal of the assets and liabilities of Park or Security, nor was it furnished with any appraisals. Austin Associates has not reviewed any individual credit files of Park or Security and has assumed that Park's and Security's allowances are, in the aggregate, adequate to cover losses. Austin Associates' opinion is based on economic, market and other conditions existing on the date of its opinion, and on information as of various earlier dates made available to it which may not necessarily be indicative of current market conditions.

       In rendering its opinion, Austin Associates made the following assumptions:

       - the merger will be accounted for as a pooling-of-interest in accordance with generally accepted accounting principles;

       - all material governmental, regulatory and other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Security, Park or the anticipated benefits of the merger;

       - Security had provided all of the information prepared by Security or its other representatives that might be material to Austin Associates in its review; and

       - the financial projections Austin Associates reviewed were reasonably prepared on a basis reflecting the best currently available estimates and judgment of the management of Security as to the future operating and financial performance of Security.

       In connection with its opinion, Austin Associates reviewed:

       -      the merger agreement;

       - audited financial statements of Park for the five years ended December 31, 1999 and unaudited financial statement summaries as of September 30, 2000;

       - audited financial statements of Security for the five years ended December 31, 1999 and unaudited financial statement summaries as of September 30, 2000; and

       - publicly available financial and operating information with respect to the business, operations and prospects of Park and Security.

       In addition, Austin Associates:

       - reviewed the historical market prices and trading activity for the common shares of Park and Security, and compared the market activity of Park's common shares with that of certain publicly traded companies which it deemed to be relevant;

       - compared the results of operations of Park with those of certain financial institutions which it deemed to be relevant;

       - compared the financial terms of the merger with the financial terms, to the extent publicly available, of other recent business combinations of financial institutions;

       - analyzed the pro forma equivalent financial impact of the merger to Security per share data; and

       - conducted such other studies, analyses, inquiries and examinations as Austin Associates deemed appropriate.

       THE FOLLOWING IS A SUMMARY OF ALL MATERIAL ANALYSES PERFORMED BY AUSTIN ASSOCIATES IN CONNECTION WITH ITS OPINION PROVIDED TO THE SECURITY BOARD OF DIRECTORS AS OF NOVEMBER 20, 2000. THE SUMMARY DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE ANALYSES PERFORMED BY AUSTIN ASSOCIATES.

SUMMARY OF FINANCIAL TERMS OF MERGER

       Austin Associates reviewed the financial terms of the merger, including the form of consideration, the number of Park common shares to be issued, and the resulting value per share to be received by Security shareholders. Under the terms of the merger agreement, Park will issue 3,350,000 common shares in exchange for all the outstanding common shares of Security. Security's board of directors may terminate the merger if the average closing sale price of a Park common share, for the 20 trading day period immediately preceding the tenth day prior to the effective time of the merger, is less than $77.50 and if the ratio of the price decline for Park common shares exceeds the ratio of price decline for shares of the common stock of a specific group of bank holding companies. The merger consideration was determined through arm's-length negotiations between the management of Park and Security.

       Based on 11,777,700 Security common shares outstanding as of the date of the merger agreement, the exchange ratio would equal .2844. The .2844 exchange ratio was calculated using the following steps. The consideration for all of Security's outstanding common shares is 3,350,000 Park common shares. The 3,350,000 Park common shares issued in the transaction was divided by 11,777,700, the number of Security common shares outstanding as of the signing of the merger agreement, to arrive at an exchange ratio of .2844. To determine the per share value to Security shareholders, the exchange ratio is multiplied by closing sale price of a Park common share on November 20, 2000. Based on Park's closing share price on November 20, 2000 of $91.375, the value per share to Security common shareholders is $25.99 ($91.375 multiplied by .2844). The aggregate value of consideration to Security common shareholders equals the total number of outstanding shares multiplied by the per share price. The aggregate value, as of November 20, 2000, equaled $306.1 million ($25.99 multiplied by 11,777,700).

       In addition to the issuance of Park common shares, Park agreed to assume and convert all outstanding options to purchase an aggregate of 174,999 Security common shares into options to purchase Park common shares. The Security options are exercisable at prices ranging from $7.63 to $46.00 per share. Based on the $25.99 per share value to Security shareholders, the in-the-money value of the options measures approximately $758,000. Based on the consideration payable for the common shares and options of Security, the aggregate value of the transaction is approximately $306.9 million.

INDUSTRY COMPARATIVE ANALYSIS

       In connection with rendering its opinion, Austin Associates compared selected results of Park's operating performance to those of 11 Midwest-based banking organizations having assets of between $2 billion and $5 billion, including:

       -      Republic Bancorp, Inc., Owosso, Michigan
       -      AMCORE Financial Inc., Rockford, Illinois
       -      First Financial Bancorp., Hamilton, Ohio
       -      1st Source Corp., South Bend, Indiana
       -      Area Bancshares Corp., Owensboro, Kentucky
       -      Integra Bank Corp., Evansville, Indiana
       -      Gold Banc Corp., Leawood, Kansas
       -      Corus Bankshares Inc., Chicago, Illinois
       -      Intrust Financial Corp., Wichita, Kansas
       -      Community Trust Bancorp, Pikeville, Kentucky
       -      Irwin Financial Corp., Columbus, Indiana

       Austin Associates considered this group of financial institutions comparable to Park on the basis of asset size and geographic location. Austin Associates noted the following selected financial measures for the Midwest-based banks as compared to Park for the period 1995 to September 30, 2000:

                                                                                       MEDIAN FOR MIDWEST
                                                        PARK(1)                            PEER GROUP
                                                        ----                               ----------
                                             YTD 2000        95-99 Average        YTD 2000        95-99 Average
                                             --------        -------------        --------        -------------

Core Return on Average Assets                   1.83%            1.71%              1.08%             1.23%
Core Return on Average Equity                  19.93%           18.23%             15.36%            13.84%
Asset Growth Rate                              29.20%           14.98%              9.27%            11.78%
Core E.P.S. Growth Rate(2)                      7.14%           14.57%             12.14%            14.77%
Leverage Ratio                                  9.36%            8.96%              8.40%             8.64%
Nonperforming Assets/Assets                     0.25%            0.28%              0.64%             0.58%
Net Loan Charge-Offs                            0.16%            0.20%              0.26%             0.32%

------------------

(1) Park historical financial performance from 1995-1999 as reported through November 20, 2000
(2) Core E.P.S. = Earnings per share excluding nonrecurring income and expenses

       Based on return on average assets and return on average equity, this comparison indicated that Park has an above average level of overall profitability. Park's historical growth rate in assets has exceeded the Midwest peer group with core earnings growth approximating the peer's 1995-1999 average. Park's level of capital as measured by the leverage ratio is above the Midwest peer median. Park's asset quality measures compare very favorably to the Midwest peer group.

       Austin Associates also reviewed share trading information as of November 20, 2000. The following represents a summary of this review.

                                                                                         MEDIAN FOR MIDWEST
                                                                          PARK               PEER GROUP
                                                                          ----               ----------

   Market Price to Core E.P.S.                                           17.8 x                10.7 x
   Market Price to Tangible Book Value                                    337%                  157%
   Average Daily Trading Volume in Shares                                3,431                 22,261
   Average Daily Value of Market Trades                                 $318,000              $439,000
   Monthly Trading Volume/ Shares Outstanding                            0.70%                  2.68%

       This comparison indicated that Park trades at a premium to the Midwest peer group as measured by market valuation. Average daily trading volume indicates that approximately $318,000 worth of Park common shares have traded on a daily basis during 2000.

COMPARABLE TRANSACTION ANALYSIS

       Based on the aggregate transaction value of $306.9 million, Austin Associates calculated this value to be:

       -      250 percent of book value at September 30, 2000;
       -      275 percent of tangible book value at September 30, 2000; and
       - 17.8 times core net income for the last twelve months ended September 30, 2000.

       Austin Associates reviewed certain information relating to thirteen bank sale transactions nationally announced from January 1, 2000 to November 17, 2000. The sale transaction bank peer group was selected based on all transactions in which the selling company's assets ranged from $500 million to $2 billion. The median asset size of the selling banks measured $1.1 billion. Austin Associates compared the prices paid in these transactions as compared to the transaction multiples being paid by Park for Security, and certain underlying financial performance ratios of the selling banks as compared to Security, as follows:

                                                                                      MEDIAN COMPARABLE
                                                             PARK/SECURITY               TRANSACTION
                                                             -------------               -----------

    Price/Earnings Multiple                                      17.8 x                    19.3 x
    Price/Book Value Ratio                                        250%                      260%
    Price/Tangible Book Value Ratio                               275%                      260%
    Leverage Ratio                                               11.87%                     7.04%
    Return on Average Assets                                     1.76%                      1.15%
    Return on Average Equity                                     14.45%                    15.23%
    5-Year Average E.P.S. Growth Rate                             7.6%                      10.9%

       The multiples being paid by Park for Security approximate the median multiples paid for similarly sized banks during 2000.

CONTRIBUTION ANALYSIS

       Austin Associates compared the pro forma ownership interest in Park that Security shareholders would receive, in the aggregate, to Security's contribution of selected balance sheet, income statement and market capitalization measures. The following table compares the range of pro forma ownership of Security and Park shareholders in the combined corporation, based upon the estimated exchange ratio of .2844, with each corporation's respective contribution of various selected measures:

                                                                                                       Ratio of
                                                                                                    Ownership to
                                                               Security              Park            Contribution
                                                               --------              ----            ------------

                    PRO FORMA OWNERSHIP                         23.7%               76.3%                100%

                     INCOME STATEMENT                                % Contribution
                                                                     ---------------
   1999 Actual Core Net Income                                  26.0%               74.0%                91.0%
   September 30, 2000 Core Net Income                           23.5%               76.5%               101.4%

          BALANCE SHEET AS OF SEPTEMBER 30, 2000
   Total Assets                                                 23.5%               76.5%               100.8%
   Total Deposits                                               23.4%               76.6%               101.1%
   Tangible Shareholders' Equity                                27.6%               72.4%               85.8%

                                                                                                       Ratio of
                                                                                                    Ownership to
                                                               Security              Park            Contribution
                                                               --------              ----            ------------
           MARKET CAPITALIZATION
   Based on 30 Day Average Closing Price                        17.1%               82.9%               138.6%
   Based on 5 Day Average Closing Price                         17.6%               82.5%               134.9%
   Based on November 20, 2000 Closing                           17.7%               82.3%               133.9%

PRO FORMA MERGER ANALYSIS

       Austin Associates also reviewed the pro forma effect of the proposed transaction to Security's and Park's September 30, 2000 year-to-date earnings per share and book value per share. Austin Associates calculated the pro forma effect using the estimated .2844 exchange ratio.

       Security recorded diluted core earnings per share of $1.08 for the nine months ended September 30, 2000 and Park's earnings measured $3.90 per share for the same period. Giving effect to the merger, the equivalent Security earnings would have equaled $1.11 per share, an increase of 2.4 percent from actual results.

       Security's tangible book value per share equaled $9.47 as of September 30, 2000 and Park's tangible book value measured $27.13 per share. Giving effect to the merger, the equivalent Security tangible book value would have equaled $8.14 per share, a decrease of 14.1 percent from actual results.

       Park's pro forma year-to-date earnings per share would have equaled $3.89, a decrease of 0.3 percent from actual results. Park's September 30, 2000 pro forma tangible book value per share would have equaled $28.60, an increase of 5.4 percent from actual results.

PRO FORMA EQUIVALENT DIVIDENDS

       Austin Associates reviewed the current cash dividends paid by Park and Security. Based on the exchange ratio of .2844, equivalent dividends to Security's shareholders would have equaled $0.74 for the twelve months ended September 30, 2000, compared to actual dividends of $0.58 per share. The current quarterly dividend rate of Park is $0.65 per share, or $2.60 per share on an annualized basis. Equivalent dividends to Security shareholders would equal $0.74 annually, assuming an estimated .2844 exchange ratio. This represents a
27.6 percent increase over the last twelve months dividend rate of Security.

ADDITIONAL LIMITING CONDITIONS

       The opinion expressed by Austin Associates was based on market, economic and other relevant considerations as they existed and could be evaluated as of November 20, 2000. Events occurring after the date of issuance of the opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the financial condition of either Park or Security could materially affect the assumptions used in preparing this opinion.

       Security has agreed to pay Austin Associates $450,000 for its services in issuing its fairness opinion in connection with the merger. In addition to its fees and regardless of whether the merger is consummated, Security has agreed to reimburse Austin Associates for its reasonable out-of-pocket expenses, and to indemnify Austin Associates against certain liabilities, including liabilities under securities laws.

       THE FULL TEXT OF THE AUSTIN ASSOCIATES OPINION LETTER, WHICH DESCRIBES THE ASSUMPTIONS MADE AND MATTERS CONSIDERED, IS ATTACHED TO THIS DOCUMENT AS APPENDIX B. WE URGE YOU TO READ THIS OPINION LETTER IN ITS ENTIRETY. AUSTIN ASSOCIATES' OPINION IS DIRECTED ONLY TO THE CONSIDERATION TO BE RECEIVED BY SECURITY SHAREHOLDERS IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW THE SECURITY SHAREHOLDERS SHOULD VOTE AT THE SECURITY SPECIAL MEETING.

EFFECT ON OUTSTANDING PARK COMMON SHARES AND EXCHANGE OF SECURITY COMMON SHARES

EFFECT ON OUTSTANDING PARK COMMON SHARES

       Each issued and outstanding Park common share will continue to be one Park common share after consummation of the merger.

EXCHANGE OF SECURITY COMMON SHARES

       At the effective time of the merger, all Security common shares that are held by Security as treasury shares will be canceled and retired and no Park common shares or other consideration will be delivered in exchange for those Security common shares. All Security common shares held by Park will become treasury shares of Park following the merger. All of the remaining Security common shares, other than those as to which the holders have properly exercised dissenters' rights, will be converted into Park common shares.

       The exact number of Park common shares to be received for each outstanding Security common share, is determined by dividing 3,350,000 Park common shares by the number of Security common shares outstanding immediately
prior to the effective time of the merger. At [     ], 2001, there were
[11,777,700] Security common shares outstanding. The merger agreement prohibits Security from issuing any additional common shares, except for the [174,999] Security common shares that are subject to outstanding options. If necessary, the exchange ratio will be proportionately adjusted to prevent dilution as a result of a share split, share dividend, recapitalization or similar transaction with respect to the outstanding Park common shares prior to the effective date of the merger.

       If both of the following conditions are met, Security may elect to terminate the merger agreement at any time during the three-day period beginning with the determination date for the merger. The determination date for the merger is the last day of the 20 trading day period immediately preceding the tenth day prior to the effective time of the merger:

       - the average of the closing sale prices of a Park common share on the American Stock Exchange for the 20 trading day period immediately preceding the tenth day prior to the effective time of the merger must be less than $77.50, and

       - the ratio of that 20 trading day average closing sales price to $91.375, the closing price of a Park National common share on the American Stock Exchange on November 20, 2000, must be less than the number obtained by dividing:

              - the sum of the average daily closing sales prices of a share of common stock for the 20 trading day period immediately preceding the tenth day prior to the effective time of the merger of each company comprising an index group of ten similar bank holding companies (multiplied by a designated weight), by

              - the sum of each per share closing price of a share of common stock of each index group company (multiplied by a designated weight) on November 20, 2000.

       Before making any decision to terminate the merger agreement as a result of the events described above, the Security board of directors will consult with its financial and other advisors and will consider all financial and other information it deems relevant to its decision. The Security board of directors is under no obligation to resolicit the Security shareholders in the event Security elects to exercise its termination right in connection with the occurrence of any of the above-described events. The Security board of directors will make its decision regarding resolicitation of the shareholders based on the market conditions and other circumstances relating to the merger existing at the time. For more information, see "The Merger Agreement - Amendment and
Termination" on page [   ].

NO FRACTIONAL PARK COMMON SHARES TO BE ISSUED

       Park will not issue scrip or fractional interests in Park common shares in the merger. In lieu of fractional interests, Park will pay the cash value of the fraction to each holder of Security common shares who otherwise would have been entitled to a fraction of a Park common share, upon surrender of the holder's certificates representing Security common shares. The shareholder will receive an amount of cash, rounded to the nearest cent, determined by multiplying the fractional share interest by the market value of a Park common share. The market value of a Park common share will equal the average closing price of a Park common share for the 20 trading day period immediately preceding the tenth day prior to the effective time of the merger, as reported on the American Stock Exchange.

CLOSING OF SECURITY SHARE TRANSFER BOOKS; EXCHANGE OF CERTIFICATES EVIDENCING SECURITY COMMON SHARES

       Security will close its share transfer books in respect of the Security common shares at the effective time of the merger.

       As soon as practicable after the effective time of the merger, each Security shareholder will be advised of the effectiveness of the merger by letter accompanied by a letter of transmittal and instructions for use to surrender the certificate or certificates representing Security common shares to Park's exchange agent, First-Knox National Bank.

       The letter of transmittal will be used to exchange Security certificates for Park common shares and cash in lieu of any fractional share interest. If any certificate representing Park common shares is to be issued in a name other than that in which the Security certificate surrendered for exchange is registered, the certificate so surrendered must be properly endorsed or otherwise in proper form for transfer and the person requesting the exchange must pay to Park or First-Knox National Bank, any applicable transfer or other taxes required by reason of the issuance of the Park certificate. With respect to any uncertificated Security common shares, First-Knox National Bank will issue certificates representing the number of whole Park common shares (plus any cash in lieu of fractional Park common shares) into which such uncertificated Security common shares have been converted upon receipt of evidence of ownership satisfactory to First-Knox National Bank. CERTIFICATES FOR SECURITY COMMON SHARES SHOULD NOT BE FORWARDED TO FIRST-KNOX NATIONAL BANK UNTIL AFTER RECEIPT OF THE LETTER OF TRANSMITTAL AND SHOULD NOT BE RETURNED TO SECURITY WITH THE ENCLOSED PROXY CARD.

RIGHTS OF HOLDERS OF SECURITY SHARE CERTIFICATES PRIOR TO SURRENDER

       Upon surrender to First-Knox National Bank of Security certificates and a properly completed letter of transmittal, the holder of the Security certificates will be entitled to receive in exchange for the Security certificates a certificate or certificates representing the Park common shares, and cash in lieu of any resulting fractional share interest, to which the holder is entitled. Unless and until the shareholder surrenders the Security certificates together with a properly completed letter of transmittal, no dividend payable to holders of record of Park common shares as of any time after the effective time of the merger will be paid to that holder. Upon surrender of the holder's outstanding Security certificates to First-Knox National Bank together with a properly completed letter of transmittal, the former Security shareholder will receive the dividends, without interest, that have become payable as of that time with respect to the Park common shares to be issued upon surrender and conversion.

LOST SHARE CERTIFICATES

       Any Security shareholder who has lost or misplaced a certificate for any of the holder's Security common shares should immediately call J. William Stapleton at (937) 324-6916 for information regarding the procedures to be followed in order to obtain Park common shares in exchange for the holder's Security common shares.

TREATMENT OF OUTSTANDING SECURITY OPTIONS

       As of [      ], 200[ ], there were [    ] unexercised Security stock
options outstanding covering an aggregate of [174, 999] Security common shares. Each option to acquire Security common shares outstanding and unexercised immediately prior to the effective time of the merger will be converted automatically upon the completion of the merger into an option to purchase Park common shares, with the following adjustments:

       - the number of Park common shares subject to the converted options will be equal to the number of Security common shares subject to the original option multiplied by the exchange ratio of .2844; and

       - the exercise price per Park common share subject to the converted option will be equal to the exercise price under the original Security option divided by the exchange ratio of .2844.

       The other terms and conditions of each converted option will be the same as the original Security option. In any event, options that are incentive stock options under the Internal Revenue Code will be adjusted in the manner prescribed by the Internal Revenue Code.

ACCOUNTING TREATMENT OF THE MERGER

       The merger, if completed as proposed, will qualify as a pooling-of-interests for accounting and financial reporting purposes. Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of Park and Security will be retroactively combined for the entire fiscal period in which the merger occurs and for all periods prior to the merger at historically recorded amounts.

       The obligations of Park and Security to effect the merger are conditioned, among other things, upon their receipt from their independent auditors of letters, dated the closing date of the merger, to the effect that, for financial reporting purposes, the merger qualifies for pooling-of-interests accounting treatment under generally accepted accounting principles if consummated in accordance with the merger agreement. For more information, see "The Merger Agreement - Conditions to the Consummation of the Merger" on page
[     ]. The merger agreement further provides that neither Park nor Security will intentionally take or cause to be taken any action, whether before or after the effective time of the merger, which would disqualify the merger as a pooling-of-interests for accounting purposes.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

       Park and Security will receive an opinion of Vorys, Sater, Seymour and Pease LLP as of the closing date to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, Park and Security each will be parties to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and accordingly, for federal income tax purposes:

       - neither Park nor Security will recognize any gain or loss as a result of the merger;

       - shareholders of Security who exchange their Security common shares solely for Park common shares in the merger will not recognize any gain or loss, except to the extent that those shareholders receive cash in lieu of a fractional share;

       - payment of cash to a Security shareholder in lieu of fractional Park common shares should be treated as having been received by such Security shareholder either as a taxable dividend or as a distribution in partial redemption of the shareholder's Security common shares, in accordance with Section 302 of the Internal Revenue Code;

       - the tax basis of Park common shares received by shareholders of Security who exchange all of their Security common shares solely for Park common shares in the merger will be the same as the tax basis of the Security common shares surrendered in exchange; and

       - the holding period of the Park common shares received in the merger will include the holding period of Security common shares surrendered in exchange, provided the Security common shares were held as capital assets at the effective time of the merger.

       The merger agreement provides that neither Park nor Security will intentionally take or cause to be taken any action, whether before or after the effective time of the merger, which would disqualify the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Vorys, Sater, Seymour and Pease LLP will base its opinion on facts, representations and assumptions set forth in the opinion, the merger agreement and certificates of officers of Security and Park, which will not have been independently investigated or verified.

       THE FOREGOING DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES OF THE MERGER TO PARK AND SECURITY SHAREHOLDERS WHO PERFECT DISSENTERS' RIGHTS. FOR MORE INFORMATION, SEE "RIGHTS OF DISSENTING SHAREHOLDERS" ON PAGE [ ].

       THIS DISCUSSION DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER OR THE TAX CONSEQUENCES OF THE MERGER TO SHAREHOLDERS WHO MAY BE SUBJECT TO SPECIAL RULES, INCLUDING, FOR EXAMPLE, FOREIGN SHAREHOLDERS. THIS DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE INTERNAL REVENUE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS UNDER THE INTERNAL REVENUE CODE AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. THE OPINION OF COUNSEL DESCRIBED ABOVE IS NOT BINDING UPON THE INTERNAL REVENUE SERVICE, AND THE PARTIES WILL NOT SEEK OR OBTAIN ANY RULINGS OF THE INTERNAL REVENUE SERVICE. PARK AND SECURITY CAN PROVIDE NO ASSURANCE THAT THE INTERNAL REVENUE SERVICE WILL AGREE WITH THE TAX CONSEQUENCES OF THE MERGER DESCRIBED ABOVE. ALL OF THE FOREGOING IS SUBJECT TO CHANGE AND ANY CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE TO A SECURITY SHAREHOLDER WHO ACQUIRED SECURITY COMMON SHARES UPON EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION. PARK AND SECURITY URGE THEIR RESPECTIVE SHAREHOLDERS TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND ANY PROPOSED CHANGES IN THOSE TAX LAWS.

INTERESTS OF PERSONS IN THE MERGER

       Park has agreed to indemnify each of the officers, directors and employees of Security and each Security subsidiary to the full extent Security or any Security subsidiary would have been required to indemnify that individual under Ohio law and the governing documents of Security and the Security subsidiaries. The merger agreement also provides for the continuation of director and officer liability insurance for these individuals for a period of three years. For more information, see "The Merger Agreement - Costs and Expenses; Indemnification" on page [ ] and "Comparison of Rights of Holders of Park Common Shares and Holders of Security Common Shares - Director and Officer Liability and Indemnification" on page [ ].

       In addition, Park has agreed to take all actions necessary to ensure that each participant in Security's split dollar insurance benefit program will continue to receive the vested portion of the participant's death benefits following completion of the merger. Also, if Park ceases to maintain Security's pension plan, Park has agreed to provide each participant in the Security pension plan who becomes a participant in the Park pension plan with the same accrued benefits that the participant has earned under Security's pension plan. Each participant in Security's pension plan who becomes a participant in Park's pension plan will be entitled to receive the higher of:

       - a benefit consisting of a benefit computed under the Security pension plan formula for the period of participation before the merger plus a benefit computed under the Park pension plan formula for the period of participation after the merger; or

       - a benefit computed by using the Park pension plan formula for the combined period of participation in the Security pension plan and the Park pension plan.

       Security National Bank has entered into employment agreements with three of its executive officers, Harry O. Egger, J. William Stapleton and William C. Fralick. Third Savings has entered into a similar agreement with Scott A. Gabriel, one of its executive officers, and Citizens National Bank has entered into a similar employment agreement with James R. Wilson, one of its executive officers. The employment agreements provide for the continuation of the individual's salary and benefits for the remaining term of the employment agreement if his employment is terminated without cause or by reason of his disability. If the individual dies during his term of employment, his estate or other beneficiary will be entitled to receive his salary through the last day of the calendar month in which the individual died as well as a pro-rata annual incentive award for the fiscal year of his death. If Mr. Egger's employment is terminated other than for cause, he will receive an annual supplemental retirement benefit payable for the remainder of his life. If Mr. Egger retires after reaching age 65 or his employment is terminated following a change in control, the annual benefit payable is $153,320. If Mr. Egger retires prior to age 65, the annual benefit is a reduced amount based upon his age at the time of retirement.

       The employment agreements also provide for the payment of a lump sum severance benefit if an individual's employment is terminated other than for cause or by reason of his death or disability within twelve months following a change in control of Security or the Security subsidiary employing the individual. In the case of Mr. Egger, the amount of the severance benefit is three times his annual salary as of the termination date. In the case of each of Messrs. Stapleton, Fralick, Gabriel and Wilson, the amount of the severance benefit is two times his annual salary as of the termination date. As of the date of this joint proxy statement/prospectus, the annual salaries of Messrs. Egger, Stapleton, Fralick, Gabriel and Wilson are $400,000, $175,000, $175, 000, $152,000 and $192,000, respectively. In addition, to the extent the relevant individual is not vested in any retirement plan, he will become fully vested and payment from any qualified defined benefit retirement plan will be made as if the individual had 24 additional months of service and 24 additional months of age (36 additional months in the case of Mr. Egger). Messrs. Stapleton, Fralick, Gabriel and Wilson would also be entitled to the payment of $35,000 for the purpose of out-placement services.

       The obligation of Park to consummate the merger is subject to the conditions that Mr. Egger's employment agreement be amended to provide that its term will end on the third anniversary of the closing date of the merger and that Messrs. Stapleton, Fralick, Wilson and Gabriel's employment agreements be amended to provide that their terms will end on the second anniversary of the closing date of the merger.

       Mr. Wilson is party to another agreement with Citizens National Bank under which he is entitled to receive annual cash payments of $50,000 (payable in monthly installments) for a period of ten years following his retirement after reaching age 65. If he dies prior to his retirement, Mr. Wilson's wife will receive annual cash payments of $75,000 (payable in monthly installments) for a period of ten years. If Mr. Wilson elects to retire before age 65 but after age 50, his retirement benefits under this agreement will be reduced based on the ratio of the number of months worked since November 20, 1990 to 170 months. If Mr. Wilson becomes totally and permanently disabled prior to reaching age 65, he will receive $1,556.88 monthly during the period following satisfaction of a three-month waiting period until he reaches age 65.

       All of the individuals who have entered into employment agreements with a subsidiary of Security are also executive officers of Security. Messrs. Egger, Gabriel and Wilson also serve as directors of Security.

       Each option to purchase Security common shares that is outstanding immediately before the merger is completed will be converted into an option to buy Park common shares as described above under "Effect on Outstanding Park Common Shares - Treatment of Outstanding Security Options." As of the date of this joint proxy statement/prospectus, Harry O. Egger held in-the-money options covering 14,000 Security common shares with exercise prices of $16.50; William
C. Fralick held in-the-money options covering 14,000 Security common shares with exercise prices of $16.50; and J. William Stapleton held in-the-money options covering 8,400 Security common shares with exercise prices of $16.50.

RESALE OF PARK COMMON SHARES RECEIVED IN THE MERGER

       The Park common shares that will be issued if the merger is consummated have been registered under the Securities Act and will be freely transferable. However, common shares of Park received by any person who is deemed to be an "affiliate" (as that term is defined under the Securities Act of 1933) of Security prior to the merger or of Park after the merger may be resold by that person only in compliance with the volume and manner-of-sale requirements of Rules 144 and 145 under the Securities Act. Affiliates of Park will be governed by the additional provisions of Rule 144. Affiliates of Security or Park generally include individuals or entities that control, are controlled by, or are under common control with, that corporation and may include certain officers and directors of that corporation as well as principal shareholders of that corporation.


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


       Security has obtained written agreements from all directors, officers and affiliates of Security not to dispose of their Park common shares in a manner that would adversely affect the ability of Park to treat the merger as a pooling-of-interests for financial accounting purposes.

       PERSONS WHO MIGHT BE DEEMED AFFILIATES OF SECURITY SHOULD CONSULT WITH THEIR LEGAL ADVISORS PRIOR TO MAKING ANY OFFER OR SALE OF PARK COMMON SHARES RECEIVED IN THE MERGER.

REGULATORY APPROVALS

       Consummation of the merger is subject to prior receipt by Park and Security of all necessary regulatory approvals. The principal regulatory approval required to be obtained is from the Federal Reserve Board. A bank holding company merger application was filed with the Federal Reserve Board on January 2, 2001. The required notice filing with the OTS will be made in accordance with the regulations of the OTS.

       Park will file an application with the American Stock Exchange to list the Park common shares to be issued in the merger.

       The approval of an application means only that the regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by Security shareholders is fair. Regulatory approval does not constitute an endorsement or recommendation of the merger.

       Park and Security will not complete the merger before they receive all requisite regulatory approvals and all applicable waiting periods have expired and any conditions imposed in the regulatory approvals have been complied with. Park and Security cannot guarantee that they will obtain all approvals or that those approvals will not impose conditions which would have a material adverse effect on the business, operations, assets or financial condition of Park and the Park subsidiaries taken as a whole or otherwise materially impair the value to Park of Security and the Security subsidiaries as a whole. If the Federal Reserve Board imposes this type of condition, the merger agreement permits the boards of directors of Park and Security to abandon the merger.

       Park and Security cannot assure you as to when, or if, they will obtain necessary regulatory approvals. If the merger is not completed by October 31, 2001, either Park or Security may terminate the merger agreement. For more information, see "The Merger Agreement - Amendment and Termination" on page [ ].

EXISTING RELATIONSHIP BETWEEN PARK AND SECURITY

       Except in connection with the merger agreement and the transactions contemplated by the merger agreement, Security has not conducted business with, nor has it had any business relationship with, Park prior to the transactions described in the merger agreement. As of December 15, 2000, Park owned 15,000 Security common shares and none of Park's affiliates owned any Security common shares.

                              THE MERGER AGREEMENT

THE MERGER

       The merger agreement provides that, subject to the adoption of the merger agreement by the shareholders of Park and Security and the satisfaction or waiver of the other conditions to the merger, Security will merge into Park. Following completion of the merger, Security will no longer exist as a separate corporation. The merger agreement provides for Park and Security to implement the merger by causing a certificate of merger to be filed with the Ohio Secretary of State, consistent with the applicable provisions of the merger agreement.

       The material provisions of the merger agreement are briefly summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is reprinted as Appendix A to this joint proxy statement/prospectus and incorporated in this joint proxy statement/prospectus by this reference. Park and Security urge you to read the merger agreement in its entirety for a more complete description of the merger.

CONVERSION OF SECURITY COMMON SHARES

       At the effective time of the merger, each Security common share outstanding immediately prior to the effective time of the merger, other than those as to which dissenters' rights are perfected, will be converted into approximately .2844 Park common shares. All Security common shares owned by Security as treasury shares will be canceled and retired, and no Park common shares or other consideration will be delivered in exchange for those shares. All Security common shares owned by Park will become treasury shares of Park. For more information, see "The Merger - Effect on Outstanding Park Common Shares and Exchange of Security Common Shares" on page [ ].

REPRESENTATIONS AND WARRANTIES

       In the merger agreement, Security has made representations and warranties concerning the following items:

       - due organization, good standing and authority to carry on business of Security and its subsidiaries;
       -      capital structure of Security;
       - status of Security National Bank, Citizens National Bank and Third Savings;
       - corporate power and authority to enter into the merger agreement and consummate the merger and enforceability of the merger agreement and related matters;
       - financial statements and reports and absence of undisclosed liabilities;
       - absence of any material adverse change to Security or its subsidiaries;
       -      loans;
       -      allowance for loan losses;
       - regulatory reports and records filed by Security and its subsidiaries;
       -      taxes of Security and its subsidiaries;
       -      property of Security and its subsidiaries;
       -      legal proceedings involving Security or its subsidiaries;
       - absence of regulatory proceedings involving Security or its subsidiaries;
       - absence of conflicts of the merger agreement with applicable laws, contracts and corporate documents;
       - commissions, finder's fees or similar payments payable only to Austin Associates;
       -      employment agreements and compliance with employment laws;
       - employee benefit plans and compliance with provisions of the Employee Retirement Income Security Act of 1974;
       -      compliance with laws;
       - accuracy and completeness of information supplied by Security for inclusion in the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part;
       -      insurance;
       - required governmental and third-party proceedings in connection with the merger;
       -      material contracts and absence of defaults;
       -      environmental matters;
       - absence of actions that would prevent the merger from being accounted for as a pooling-of-interests;
       -      compliance with takeover laws;
       -      risk management instruments;
       -      complete and accurate books and records;
       -      repurchase agreements;
       -      accuracy of representations and warranties;
       - title to investment securities held by Security and its subsidiaries;
       -      reports and records filed by Security with the SEC;
       - compliance with fiduciary responsibilities with respect to the administration of accounts;
       -      compliance with the Federal Community Reinvestment Act;
       -      ownership of Park common shares; and
       - receipt of an opinion of Austin Associates that the consideration to be received by Security shareholders in the merger is fair.

       Park has made representations and warranties concerning the following items:

       - Park's due organization, good standing and authority to carry on business;
       - corporate power and authority to enter into the merger agreement and consummate the merger and enforceability of the merger agreement and related matters;
       -      capitalization of Park;
       - absence of conflicts of the merger agreement with applicable laws, contracts and corporate documents;
       -      financial statements and reports;
       - absence of any material adverse change to Park and its subsidiaries;
       -      compliance with takeover laws;
       -      reports and records filed by Park with the SEC;
       -      no commissions, finder's fees or similar payments;
       - required governmental and third-party proceedings in connection with the merger;
       - absence of actions that would prevent the merger from being accounted for as a pooling-of-interests;
       - accuracy and completeness of information supplied by Park in the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part;
       -      deposit insurance;
       -      accuracy of representations and warranties; and
       -      ownership of Security common shares.

       Park and Security believe that the representations and warranties contained in the merger agreement are customary in transactions similar in nature to the merger. For more information, see Articles Three and Four of the merger agreement, which is attached as Appendix A to this document.

CONDUCT OF BUSINESS PENDING THE MERGER

       The merger agreement requires Security to conduct its business and the business of each of its subsidiaries in the ordinary and usual course consistent with past practice. Under this covenant, the merger agreement specifically prohibits Security from:

       - taking any action which would be inconsistent with any representation or warranty of Security in the merger agreement; and

       - engaging in any lending activities other than in the ordinary course of business consistent with past practice.

       The merger agreement also requires Security not to take, and to cause each of its subsidiaries not to take, any of the following actions without the consent of Park:

       - selling, transferring, mortgaging, pledging, encumbering or subjecting to any lien, any of the assets of Security or its subsidiaries, except in the ordinary course of business for full and fair consideration;

       - making any capital expenditure or capital additions or betterments which individually exceed $100,000;

       - becoming bound by, entering into, or performing any material contract or commitment which is other than in the ordinary course of its business or which would cause or result in Security being unable to perform its obligations under the merger agreement;

       - declaring, paying or setting aside for payment any dividends or making any distributions on its capital shares other than quarterly cash dividends on Security common shares for fiscal quarters ending on or after December 31, 2000 in an amount not to exceed $0.20 per share;

       - purchasing, redeeming, retiring or otherwise acquiring any of its common shares;

       - issuing or granting any option or right to acquire any of its shares or any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of Security may vote;

       - effecting any split, recapitalization, combination, exchange of shares, readjustment or other share reclassification;

       -      amending its governing documents;

       - merging or consolidating with any other person or otherwise reorganizing, except for the merger;

       - acquiring all or any portion of, the assets, business, deposits or properties of any other entity, except by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in the ordinary course of business and consistent with past practices;

       - entering into, establishing, adopting or amending any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement, or similar arrangement, related to the plan or arrangement, in respect of any director, officer or employee of Security or its subsidiaries, or taking any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable under those plans or arrangements. Security, however, may:

              - take any of these actions in order to satisfy either applicable law or previously disclosed contractual obligations existing as of November 20, 2000 or regular annual renewal of insurance contracts; and

              - terminate its defined contribution retirement plan at any time before the effective time of the merger, with benefit distributions deferred until the Internal Revenue Service issues a favorable determination with respect to the terminating plan's tax-qualified status upon termination. In this event, Security and Park will cooperate in good faith to apply for approval and to agree upon associated plan termination amendments that will, among other things, provide for the application of all assets of a terminating plan for its participants, and allow plan participants not only to receive lump-sum distributions of their benefits, but also to transfer those benefits to the Park 401(k) plan that Park maintains for its employees and employees of its subsidiaries;

       - paying any general wage or salary increase or bonus, other than normal pay increases and bonuses consistent with past practices, or entering into or amending or renewing any employment, consulting, severance or similar agreements or arrangements with any officer, director or employee, except, in each case, for changes required by law or to satisfy previously disclosed contractual obligations existing as of November 20, 2000;

       - entering into or terminating any contract, other than a loan contract, requiring the payment or receipt of $100,000 or more in any 12-month period or amending or modifying in any material respect any of its existing material contracts;

       - incurring any indebtedness for money borrowed or incurring any material obligation or liability other than in the ordinary course of business;

       - taking any action that would, or is reasonably likely to, prevent or impede the merger from qualifying for pooling-of-interest accounting or as a reorganization with the meaning of Section 368(a) of the Internal Revenue Code;

       - implementing or adopting any change in its accounting principles, practices or methods, other than as required by generally accepted accounting principles;

       - waiving or canceling any right of material value or material debts, except in the ordinary course of business consistent with past practices;

       -      taking any action that would result in:

              - any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at or prior to the effective time of the merger,

              -      any of the conditions to the merger not being satisfied, or

              - a violation of any provision of the merger agreement, except as required by law or regulation;

       - causing any material adverse change in the amount or general composition of deposit liabilities;

       - making any material investment, except in the ordinary course of business;

       -      except as required by applicable law or regulation:

              - implementing or adopting any material change in its interest rate risk management and other risk management policies, procedures or practices,

              - failing to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, or

              - failing to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk;

       - taking any action or omitting to take any action which would terminate or enable an employee of Security or any of its subsidiaries to terminate his employment or employment agreement without cause and continue to receive compensation after termination of his employment; or

       -      entering into any agreement to do any of the foregoing.

       The merger agreement also requires Security and each of its subsidiaries to:

       - use commercially reasonable efforts to maintain their property and facilities in their present condition and working order, ordinary wear and tear excepted;

       - perform all of their obligations under all agreements relating to or affecting their properties, rights and business, except where nonperformance would not have a material adverse effect;

       - use commercially reasonable efforts to maintain and preserve their respective business organizations intact, retain present key employees and maintain the respective relationships of customers, suppliers and others having business relationships with them;

       - maintain insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, were maintained by them as of September 30, 2000, and upon the renewal or termination of that insurance, use commercially reasonable best efforts to renew or replace that insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured were maintained by them as of September 30, 2000;

       - provide reasonable access by Park to information of Security and each of its subsidiaries;

       - timely file all tax returns and pay any tax shown on those tax returns as due;

       - deliver to Park, upon its specific request, title insurance commitments for title insurance policies for parcels of real property owned or leased by Security or any of its subsidiaries, each in an amount equal to the carrying cost of the real property interest to be insured as indicated in the books of Security or any of its subsidiaries;

       - provide Park, upon its specific request, with current land surveys of parcels of real property owned or leased by Security or any of its subsidiaries; and

       - promptly notify Park of the filing of any reports with the SEC by persons or entities who have acquired beneficial ownership of 5% or more of Security's common shares.

       The merger agreement requires each of Park and Security:

       - to use their reasonable best efforts to take all actions necessary to satisfy all of the conditions to the merger, to comply with all applicable legal requirements, to make all necessary filings, to obtain all necessary governmental and third party consents and to otherwise consummate the merger;

       - to take all necessary steps to exempt the agreement and the merger from the requirements of any takeover law and any provisions in their governing documents and to assist in any challenge to the validity or applicability to the merger of any takeover law;

       - to notify the other party in writing if it becomes aware of any fact, condition or occurrence that would:

              - cause or constitute a breach of any representation, warranty or covenant in the merger agreement,

              - make the satisfaction of the conditions in the agreement unlikely or impossible,

              - have a material adverse effect on the company providing the notification, either individually or in the aggregate, with other facts, conditions or occurrences, or

              - in the case of Security, be required to be set forth in an amendment to the registration statement on Form S-4 or a supplement to this joint proxy statement/prospectus; and

       - not to take any action subsequent to the date of the merger agreement that would adversely affect the ability of Park to treat the merger as a pooling-of-interests or the characterization of the merger as a tax-free reorganization under Section 368(a) of the Internal Revenue Code.

       Park also has agreed:

       - to provide reasonable access by Security to information of Park and each of its subsidiaries;

       - to file a listing application with the American Stock Exchange covering the Park common shares to be issued in the merger; and

       - to indemnify the officers, directors and employees of Security and each of Security's subsidiaries and to provide certain employee benefits, as described below.

       Employees of Security and each of Security's subsidiaries will have the opportunity to continue as employees of Park or one of its subsidiaries, subject to the right of Park and its subsidiaries to terminate an employee for cause. After the effective time of the merger, employees of Security and its subsidiaries will continue to participate in the Security employee benefit plans until Park determines that those employees will, subject to eligibility requirements, participate in Park's employee benefit plans and that all or some of the Security plans will be terminated or merged into Park's employee benefit plans. Park will give employees of Security and its subsidiaries credit for years of service for purposes of eligibility and vesting, but not for benefit accrual purposes, in Park's employee benefit plans, and the employees will not be subject to any exclusion or penalty for pre-existing conditions that were covered under Security's welfare plans, or to any waiting period relating to that coverage. In addition, if Park adopts a new plan or program for its employees or executives, to the extent its employees or executives receive past service credits for any reason, Park will credit similarly-situated employees and executives of Security and its subsidiaries with equivalent credit for service with Security, its subsidiaries and any of their predecessors.

       Park and Security have agreed to coordinate the payment of dividends with respect to the Park common shares and the Security common shares and the record dates and payment dates relating to dividends.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

       The obligation of each of Park and Security to consummate the merger is subject to a number of conditions, including the following:

       - the adoption of the merger agreement by the requisite vote of the Park shareholders and the Security shareholders;

       - all necessary regulatory approvals have been obtained in connection with the merger and all statutory waiting periods have expired;

       - no regulatory approvals contain any conditions, restrictions or requirements which Park reasonably determines would either before or after the effective time, have a material adverse effect on Park or prevent Park from realizing the economic benefits of the merger and related transactions;

       - no court or other governmental or regulatory authority has enacted, issued, promulgated, enforced, threatened, commenced a proceeding with respect to, or entered, any statute, rule, regulation, judgment, decree, injunction or other order prohibiting or delaying consummation of the transactions contemplated by the merger agreement;

       - the Form S-4 registration statement of which this joint proxy statement/prospectus forms a part has become effective and no stop order suspending the effectiveness of the registration statement has been issued or no proceedings for that purpose initiated or threatened by the SEC;

       - all permits and other authorizations required under state securities laws to consummate the transactions contemplated by the merger agreement and issue the Park common shares to be issued in the merger have been received;

       - Park has received from Ernst & Young LLP, Park's independent auditors, their opinion, dated the date of the closing date of the merger, that the merger qualifies for pooling-of-interests accounting treatment; and

       - the Park common shares to be issued in the merger have been approved for listing on the American Stock Exchange.

       The obligation of Park to consummate the merger is also subject to a number of additional conditions, including the following:

       - the representations and warranties of Security contained in the merger agreement are true and correct in all material respects as of the closing of the merger, or in the case of representations and warranties made as of a specified date earlier than the closing date of the merger, on and as of that date, and Security has delivered a certificate to Park to that effect;

       - Security has performed all obligations required by Security under the merger agreement and Security has delivered a certificate to Park to that effect;

       - in the aggregate, less than 10% of the total number of common shares to be issued by Park National in the merger are subject to purchase as fractional share interests or the subject of dissenters' rights exercised by shareholders of Park or Security;

       - Park has received the opinion of Vorys, Sater, Seymour and Pease LLP stating that the merger constitutes a tax-free
              "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code;

       - Park has received the opinion of Werner & Blank Co., L.P.A., legal counsel to Security, stating that:

              - Security is a corporation duly incorporated and in good standing under the laws of the State of Ohio;

              - Security National Bank and Citizens National Bank are national banking associations duly organized and in good standing under the laws of the United States of America;

              - Third Savings is an Ohio state-charted savings association duly organized and in good standing under the laws of the State of Ohio;

              - all eligible accounts of deposit in Security National Bank, Citizens National Bank and Third Savings are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law;

              - Security is a duly and validly registered bank holding company under the Bank Holding Company Act;

              - the merger agreement was duly approved by the Security board of directors and duly adopted by the Security shareholders;

              - the merger agreement was duly executed by Security and, with stated exceptions, constitutes the binding obligation of Security and is enforceable in accordance with its terms against Security;

              - the merger does not conflict with the governing documents of Security or any of its subsidiaries;

              - Security has the authority to perform its obligations under the merger agreement and to complete the transactions contemplated by the merger agreement;

              - Security and each of its subsidiaries have the authority to own their properties and carry out their businesses;

              - Werner & Blank has no knowledge of any pending or threatened legal proceedings, claims or investigations which would prevent the completion of the merger, declare the merger to be unlawful or cause the merger to be rescinded; and

              - upon the filing of the certificate of merger with the Secretary of State of Ohio, the merger will become effective;

       -      Park has received a statement issued by Security pursuant to
              Section 1.897-2(h) of the regulations issued under the Internal Revenue Code certifying that the Security common shares are not U.S. real property interest;

       - Security has obtained the consent or approval of each person, other than governmental and regulatory authorities, whose consent or approval is required to permit Park to succeed to any obligation, right or interest of Security or any of its subsidiaries under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except where the failure to obtain such a consent or approval would not have a material adverse effect on Park following the merger;

       - The employment agreement between Harry O. Egger and Security National Bank is amended to provide that the employment agreement will end on the third anniversary of the closing date of the merger; and

       - The employment agreements between J. William Stapleton and Security National Bank, William C. Fralick and Security National Bank, James R. Wilson and Citizens National Bank and Scott A. Gabriel and Third Savings are amended to provide that each employment agreement will end on the second anniversary of the closing date of the merger.

       The obligation of Security to consummate the merger is also subject to a number of additional conditions, including the following:

       - the representations and warranties of Park contained in the merger agreement are true and correct in all material respects as of the closing of the merger, or in the case of representations and warranties made as of a specified date earlier than the closing date of the merger, on and as of that date, and Park has delivered a certificate to Security to that effect;

       - Park has performed all obligations required by Park under the merger agreement and Park has delivered a certificate to Security to that effect;

       - Security has received the opinion of Vorys, Sater, Seymour and Pease LLP, legal counsel to Park, stating that the merger constitutes a tax free "reorganization" within the meaning of
              Section 368(a) of the Internal Revenue Code and no gain or loss will be recognized by shareholders of Security who receive Park common shares in exchange for Security common shares and cash in lieu of fractional share interests, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests;

       - Security has received the opinion of Vorys, Sater, Seymour and Pease LLP, legal counsel to Park, stating that:

              - Park is a corporation duly incorporated and in good standing under the laws of the State of Ohio;

              - Park is a duly and validly registered bank holding company under the Bank Holding Company Act;

              - the merger agreement was duly approved by the Park board of directors and duly adopted by the Park shareholders;

              - the merger agreement was duly executed by Park and with stated exceptions, constitutes the binding obligation of Park and is enforceable in accordance with its terms against Park;

              - the merger will not conflict with Park's governing documents;

              - Park has the authority to perform its obligations under the merger agreement and to complete the transactions contemplated by the merger agreement;

              - the common shares of Park to be issued as consideration in the merger, when issued, will be duly authorized, fully paid and non-assessable; and

              - upon the filing of the certificate of merger with the Secretary of State of Ohio, the merger will become effective; and

       - Park has obtained the consent or approval of each person, other than governmental and regulatory authorities, which is required in connection with the merger under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except for those that would not have a material adverse effect on Park if not obtained.

       Where the law permits, Park or Security could decide to complete the merger even though one or more conditions was not satisfied. By law, neither Park nor Security can waive (1) the condition of adoption of the merger agreement by Park's or Security's shareholders or (2) any court order or law having the effect of making illegal or otherwise prohibiting the consummation of the merger. Whether any of the conditions would be waived would depend upon the facts and circumstances as determined by the reasonable business judgment of the board of directors of Park or Security.

EFFECTIVE TIME OF THE MERGER

       Upon satisfaction or waiver of all conditions under the merger agreement, Park and Security will cause an appropriate certificate of merger to be filed with the Ohio Secretary of State. The merger will become effective upon the filing of the certificate of merger or at a time after the filing that Park and Security agree to in writing and state in the certificate of merger. Park and Security anticipate that the merger will be completed during the second quarter of 2001.

       The closing of the transactions contemplated by the merger agreement will take place on a day designated by Park which is not:

       - earlier than the third business day after the last of the conditions described in the merger agreement has been satisfied or waived in accordance with the terms of the merger agreement, or

       - later than the last business day of the month in which that third business day occurs.

However, the date chosen by Park may not fall after October 31, 2001 or after the date or dates on which any regulatory authority approval or extension expires. Park and Security are also free to agree to close the transactions on a different date.

AMENDMENT AND TERMINATION

       Park and Security may amend the merger agreement at any time before or after the Park special meeting or the Security special meeting. However, after approval of the matters to be considered at the special meetings, Park and Security may not make an amendment which by law requires further approval by the Park shareholders or the Security shareholders, unless that further approval is obtained.

       Park and Security may agree in writing to terminate the merger agreement at any time before completion of the merger, even if the shareholders of both Park and Security have adopted it.

       Either Security or Park may decide to terminate the merger agreement if:

       - the merger has not been completed by October 31, 2001, unless the failure to complete the merger arises out of or results from the breach of the merger agreement by the party seeking to terminate;

       - the shareholders of Security fail to adopt the merger agreement by the requisite vote at the Security special meeting of shareholders or an adjournment of the Security special meeting; or

       - the shareholders of Park fail to adopt the merger agreement by the requisite vote at the Park special meeting of shareholders or an adjournment of the Park special meeting;

       -      a governmental authority fails to approve the merger.

       Park may decide to terminate the merger agreement if:

       - Security breaches any representation and warranty in the merger agreement and does not cure the breach within 30 days following receipt of written notice of the breach or cannot cure the breach within that time, except that the breach individually or in the aggregate, must have or be reasonably likely to have a materially adverse effect; or

       - Security fails to comply in any material respect with any covenant or agreement in the merger agreement within 30 days following receipt by Security of written notice of the breach or cannot cure the breach during that time.

       Security may decide to terminate the merger agreement if:

       - Park breaches any representation and warranty in the merger agreement and does not cure the breach within 30 days following receipt of written notice of the breach, or cannot cure the breach within that time, except that the breach, individually or in the aggregate, must have or be reasonably likely to have a materially adverse effect;

       - Park fails to comply in any material respect with any covenant or agreement in the merger agreement within 30 days following receipt by Park of written notice of the breach or cannot cure the breach during that time;

       - Security determines, based on advice of its counsel, that termination is required for its board of directors to comply with its fiduciary duties to shareholders by reason of another acquisition proposal having been made, except that Security must not have otherwise breached its obligations to not solicit or initiate or knowingly encourage the acquisition proposal and to notify Park of any proposal and that Security must pay a termination fee of $10,000,000 to Park prior to termination;

       - during the three-day period beginning with the determination date of the merger (the last day of the 20 trading day period immediately preceding the tenth day prior to the effective time of the merger), if both of the following conditions are satisfied:

              - the average of the closing sales prices of a Park common share on the American Stock Exchange for the 20 trading day period immediately preceding the tenth day prior to the effective time of the merger is less than $77.50, and

              - the ratio of that 20 trading day average closing sales price to $91.375 (the closing price of a Park common share on the American Stock Exchange on November 20, 2000) is less than the number obtained by dividing:

                     - the sum of the average daily closing sales prices of a share of common stock for the 20 trading day period immediately preceding the tenth day prior to the effective time of the merger of each company comprising an index group of ten similar bank holding companies (multiplied by a designated weight), by

                     - the sum of each per share closing price of a share of common stock of each index group company (multiplied by a designated weight) on November 20, 2000.

       In the event of termination, the merger agreement will become void except that provisions regarding acquisition proposals of Security, confidentiality, press releases, payment of fees and expenses, the accuracy and completeness of information submitted to the SEC and the effect of the termination of the merger agreement will survive termination.

ACQUISITION PROPOSALS

SECURITY

       Under specific circumstances, Security could be required to pay a special fee to Park if the merger is not completed and Security enters into an agreement with another party to acquire Security. In the merger agreement, Security has agreed not to solicit or encourage the submission of any other acquisition proposal by a third party. The board of directors of Security, however, may terminate the merger agreement if another party submits a proposal to acquire Security and the board determines in good faith that termination is required for the board to comply with its fiduciary duties to Security's shareholders. If the board of directors terminates the merger agreement for this reason, Security may be required to pay Park a special termination fee of $10,000,000.

       If the merger agreement is terminated for a reason other than the receipt by Security of an acquisition proposal from another party, then Security may still be required to pay a $10,000,000 special fee to Park if Security enters into an acquisition agreement with another party within one year after the merger agreement is terminated. Security may be required to pay the fee only if:

       - the acquisition agreement with the other party provides that shareholders of Security will receive at least $22.04 in consideration for each of their Security common shares; and

       -      the merger agreement was terminated for reasons other than:

              -      a breach of any representation and warranty of Park,

              - failure of Park to comply in any material respect with its covenants or agreements in the merger agreement,

              - the average closing sale price of a Park common share, for the 20 trading day period immediately preceding the tenth day prior to the effective time of the merger, is less than $77.50 and the ratio of the price decline for Park common shares exceeds the ratio of the price decline for shares of the common stock of a specific group of bank holding companies,

              -      mutual written agreement of Park and Security,

              - the merger has not closed by October 31, 2001, unless Security caused the merger not to be completed for purposes of pursuing an acquisition proposal from another party,

              - the shareholders of Security do not adopt the merger agreement, unless the board of directors of Security announce their intention not to recommend the merger agreement prior to the Security special meeting,

              - the shareholders of Park do not adopt the merger agreement, or

              - the approval of any governmental or regulatory authority required to complete the merger is denied.

PARK

       In the merger agreement, Park has agreed not to accept any offer from any person to acquire Park unless the party who proposes to acquire Park agrees to perform Park's obligations under the merger agreement.

COSTS AND EXPENSES; INDEMNIFICATION

       Whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those costs and expenses, except that Park and Security will share all expenses incurred in connection with filing, printing and mailing this joint proxy statement/prospectus equally and Park will pay all fees due to regulatory authorities and the SEC in connection with the transactions contemplated by the merger agreement.

       Park has agreed to indemnify the present officers, directors and employees of Security and each Security subsidiary to the full extent Security or any Security subsidiary would have been required to indemnify that person under Ohio law and the governing documents of Security and the Security subsidiaries. In addition, for a period of three years after the effective time of the merger, Park will provide directors' and officers' liability insurance on terms no less favorable than those in effect as of November 20, 2000, to indemnify the present and former officers and directors of Security and the Security subsidiaries with respect to claims against those individuals arising from facts or events which occurred prior to the effective time of the merger. Park will not be required to pay more than 200% of the amount spent by Security as of November 20, 2000, in order to maintain or procure that insurance, but if that limit is met, Park must use its reasonable best efforts to maintain or obtain as much comparable insurance as can be obtained up to the 200% limit.

RECOMMENDATION AND VOTE

       The boards of directors of Park and Security believe that the consummation of the proposed merger is in the best interest of their respective corporations and their shareholders. The affirmative vote of the holders of two-thirds of the outstanding Park common shares and the holders of two-thirds of the outstanding Security common shares is required for the merger agreement to be adopted.

       THE SECURITY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SECURITY SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

       THE PARK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE PARK SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

                        RIGHTS OF DISSENTING SHAREHOLDERS

       The following is a description of the steps you must take to perfect dissenters' rights with respect to the merger. The description is not intended to be complete and is qualified in its entirety by reference to Section 1701.85 of the Ohio Revised Code, a copy of which is included as Appendix C to this joint proxy statement/prospectus. We recommend that you consult with your own counsel if you have questions with respect to your rights under the statute.

       "Dissenters' rights" is your right to dissent from the merger and to have the "fair cash value" of your Park common shares or your Security common shares determined by a court and paid in cash. The "fair cash value" of a Park or a Security common share is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay. Fair cash value is determined as of the day prior to the day on which the vote of the appropriate corporation's shareholders to adopt the merger agreement is taken. When determining fair cash value, any appreciation or depreciation in market value resulting from the proposed merger is excluded. In no event can the fair cash value of a common share exceed the amount specified in the demand of the particular shareholder discussed in numbered paragraph 3 below.

       To perfect your dissenters' rights, you must satisfy each of the following conditions:

       1. You Must be a Shareholder of Park or Security on the Applicable Record Date. To be entitled to dissenters' rights, you must be the
              record holder of the dissenting shares on [        ], 2001, if you
              are a Park common shares shareholder, or [        ], 2001, if you
              are a Security
              shareholder. If you have a beneficial interest in Park common shares or Security common shares held of record in the name of any other person for which you desire to perfect dissenters' rights, you must cause the shareholder of record to timely and properly act to perfect those rights.

       2. You Must Not Vote in Favor of Adoption of the Merger Agreement. Only a shareholder whose Park common shares or Security common shares are not voted in favor of adoption of the merger agreement is entitled, if the merger is completed, to be paid the fair cash value of the Park common shares or Security common shares held of record by the shareholder on the applicable record date. If you vote for adoption of the merger agreement, your vote will constitute a waiver of your dissenters' rights.

       3. You Must Serve a Written Demand. On or before the tenth day after the appropriate corporation's meeting, you must serve a written demand for payment of the fair cash value of your common shares to Park, if you are a Park shareholder, or to Security, if you are a Security shareholder. Your written demand must state your name, address, the number of common shares as to which you seek relief and the amount claimed by you as the fair cash value of the common shares. Voting against adoption of the merger agreement will not satisfy the requirement of a written demand for payment.

       4. You Must Deliver Your Share Certificates for Legending, if Requested by Park or Security. If requested by Park or Security, you must submit your share certificates for dissenting shares to the appropriate corporation within fifteen days after the request is sent. That corporation will then endorse the share certificates with a legend that demand for fair cash value has been made.

       5. You Must File a Petition in Court, if You and the Appropriate Corporation Cannot Agree on the Fair Cash Value of Your Dissenting Shares. If Park or Security and any dissenting shareholder of Park or Security, as appropriate, cannot agree on the fair cash value of the dissenting shares, either the corporation or the shareholder must, within three months after service of the written demand by the shareholder, file or join in a petition in the Court of Common Pleas of Licking County, Ohio (in the case of Park) or Clark County, Ohio (in the case of Security) for a determination of the fair cash value of the dissenting shares.

       If you are a shareholder of Park, you must mail or deliver any written demand for payment to Park National Corporation, 50 North Third Street, Newark, Ohio 43055, Attention: David C. Bowers, Secretary. If you are a shareholder of Security, you must mail or deliver any written demand for payment to Security Banc Corporation, 40 South Limestone Street, Springfield, Ohio 45502, Attention:
J. William Stapleton, Executive Vice President and Secretary. Because you must deliver the written demand within the ten-day period following the appropriate corporation's special meeting, we recommend, but do not require, that if you use the mails, you use certified or registered mail, return receipt requested, to confirm that you have made a timely delivery.

       If you dissent from the merger, your right to be paid the fair cash value of your Park common shares or Security common shares will terminate:

       -      if, for any reason, the merger is not completed;

       - if you fail to serve a timely and appropriate written demand upon Park or Security;

       - if you do not, upon request of Park or Security, make timely and appropriate surrender of the share certificates evidencing your dissenting shares for endorsement of a legend that you have made a demand for the fair cash value of your common shares;

       - if you withdraw your demand with the consent of the board of directors of the corporation whose common shares you hold;

       - if you and the corporation whose common shares you hold do not agree upon the fair cash value per share of your common shares and you have not timely filed or joined in an appropriate petition in the Court of Common Pleas of Licking County, Ohio in the case of Park or Clark County, Ohio in the case of Security Banc; or

       - if you otherwise fail to comply with the requirements of Section 1701.85 of the Ohio Revised Code.

       A dissenting shareholder of Park or Security who receives payment for common shares in cash will recognize capital gain or loss, if the common shares were held as a capital asset at the effective time of the merger, equal to the difference between the cash received and the holder's basis in the common shares, provided the payment is not essentially equivalent to a dividend within the meaning of Section 302 of the Internal Revenue Code. A sale of common shares pursuant to an exercise of dissenters' rights will not constitute a "dividend" if, as a result of the exercise, the shareholder owns no common shares in Park as the surviving corporation in the merger, either actually or constructively within the meaning of Section 318 of the Internal Revenue Code.

       If you are not in favor of the merger but do not wish to exercise dissenters' rights, you may, in the alternative, attempt to sell your Park or Security common shares in the open market at the then current market price.

          UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL INFORMATION

       The following tables present unaudited condensed pro forma combined financial data to show the impact of the merger on Park's financial position. The pro forma information reflects the pooling-of-interests method of accounting. Each condensed pro forma combined balance sheet assumes that the merger was completed on the date of the balance sheet, and the condensed pro forma combined statements of income assume that the merger was completed at the beginning of each period reported. In each instance, the exchange ratio was assumed to be .2844.

       The information in the following tables should be read in conjunction with the historical financial information that Park and Security have presented in prior filings with the SEC. The pro forma information does not necessarily reflect what the historical results of Park would have been had Park and Security been combined during the periods presented. See "Where You Can Find More Information" on page [ ] for a description of where you can find the historical financial information included in prior SEC filings.

                   CONDENSED PRO FORMA COMBINED BALANCE SHEET
                              AT SEPTEMBER 30, 2000
                             (DOLLARS IN THOUSANDS)


                                                     PARK         SECURITY
                                                   NATIONAL         BANC                       PRO FORMA
                                                 CORPORATION     CORPORATION    ADJUSTMENTS     COMBINED
                                                --------------- -------------- -------------- -------------
ASSETS
  Cash and due from banks                       $  101,655      $   28,610     $       -      $  130,265
  Federal funds sold                                     -          16,040             -          16,040
  Interest bearing deposits                              -           1,620             -           1,620
  Securities available-for-sale                    766,867         183,327          (274)        949,920
  Securities held-to-maturity                        4,217          27,893             -          32,110
                                                ----------      ----------     ---------      ----------
    Total investment securities                    771,084         211,220          (274)        982,030
  Loans, net of unearned income                  2,256,146         681,330             -       2,937,476
  Allowance for possible loan losses                48,266           6,462             -          54,728
                                                ----------      ----------     ---------      ----------
  Loans, net                                     2,207,880         674,868             -       2,882,748
  Bank premises and equipment                       30,497           8,680             -          39,177
  Other assets                                     101,068          45,491             -         146,559
                                                ----------      ----------     ----------     ----------
TOTAL ASSETS                                    $3,212,184      $  986,529     $    (274)     $4,198,439
                                                ----------      ----------     ----------     ----------

LIABILITIES
  Deposits                                      $2,368,296      $  724,187     $       -      $3,092,483
  Short-term borrowings                            326,784          29,917             -         356,701
  Long-term borrowings                             181,677         103,499             -         285,176
  Other liabilities                                 27,874           6,374             -          34,248
                                                ----------      ----------     ---------      ----------
TOTAL LIABILITIES                                2,904,631         863,977             -       3,768,608
                                                ----------      ----------     ---------      ----------

SHAREHOLDERS' EQUITY
  Common stock                                  $   76,869      $   19,827     $  22,533      $  119,229
  Surplus                                                -          22,533       (22,533)              -
  Accumulated other comprehensive income, net       (3,713)         (4,734)            -          (8,447)
  Retained earnings                                264,783          98,002             -         362,785
  Treasury stock                                   (30,386)        (13,076)         (274)        (43,736)
TOTAL SHAREHOLDERS' EQUITY                         307,553         122,552          (274)        429,831
                                                ----------      ----------     ----------     ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $3,212,184      $  986,529     $    (274)     $4,198,439

                   CONDENSED PRO FORMA COMBINED BALANCE SHEET
                              AT DECEMBER 31, 1999
                             (DOLLARS IN THOUSANDS)

                                                     PARK         SECURITY
                                                   NATIONAL         BANC                       PRO FORMA
                                                 CORPORATION     CORPORATION    ADJUSTMENTS     COMBINED
                                                --------------- -------------- -------------- -------------
ASSETS
  Cash and due from banks                       $   123,975     $   50,216     $       -      $  174,191
  Federal funds sold                                  1,550         10,010             -          11,560
  Interest bearing deposits                               -          1,560             -           1,560
  Securities available-for-sale                     778,570        178,614             -         957,184
  Securities held-to-maturity                         4,321         35,689             -          40,010
                                                -----------     ----------     ---------      ----------
    Total investment securities                     782,891        214,303             -         997,194
  Loans, net of unearned income                   2,127,425        653,025             -       2,780,450
  Allowance for possible loan losses                 45,176          6,964             -          52,140
                                                -----------     ----------     ---------      ----------
  Loans, net                                      2,082,249        646,061             -       2,728,310
  Bank premises and equipment                        32,468          9,292             -          41,760
  Other assets                                      110,230         44,969             -         155,199
                                                -----------     ----------     ---------      ----------
TOTAL ASSETS                                    $ 3,133,363     $  976,411     $       -      $4,109,774
                                                -----------     ----------     ---------      ----------

LIABILITIES
  Deposits                                      $ 2,408,062     $  696,546     $       -      $3,104,608
  Short-term borrowings                             364,258         57,731             -      $  421,989
  Long-term borrowings                               16,993         97,652             -         114,645
  Other liabilities                                  53,989          5,360             -          59,349
                                                -----------     ----------     ---------      ----------
TOTAL LIABILITIES                                 2,843,302        857,289             -       3,700,591
                                                -----------     ----------     ---------      ----------

SHAREHOLDERS' EQUITY
  Common stock                                       79,108         19,800        22,302         121,210
  Surplus                                                 -         22,302       (22,302)              0
  Accumulated other comprehensive income, net        (9,161)        (7,143)            -         (16,304)
  Retained earnings                                 243,488         90,084             -         333,572
  Treasury stock                                    (23,374)        (5,921)            -         (29,295)
TOTAL SHAREHOLDERS' EQUITY                          290,061        119,122             -         409,183
                                                -----------     ----------     ---------      ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $ 3,133,363     $  976,411            -       $4,109,774

                CONDENSED PRO FORMA COMBINED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       PARK           SECURITY
                                                     NATIONAL           BANC        CONSOLIDATED
                                                   CORPORATION      CORPORATION       PRO FORMA
                                                 --------------------------------------------------
INTEREST INCOME
  Loans, including fees                            $   146,342      $    43,766      $   190,108
  Investment securities                                 37,810           10,035           47,845
  Other                                                    142              905            1,047
                                                   -----------      -----------      -----------
  Total interest income                                184,294           54,706          239,000

INTEREST EXPENSE:
  Deposits                                              62,901           18,129           81,030
  Short-term borrowings                                 10,990            1,650           12,640
  Long-term borrowings                                   7,115            3,659           10,774
                                                   -----------      -----------      -----------
  Total interest expense                                81,006           23,438          104,444

                                                   -----------      -----------      -----------
  Net interest income                                  103,288           31,268          134,556

  Provision for loan losses                              5,850            1,065            6,915

                                                   -----------      -----------      -----------
  Net interest income after provision for loan
    losses                                              97,438           30,203          127,641

NONINTEREST INCOME                                      22,366            6,485           28,851
NONINTEREST EXPENSE                                     60,857           17,428           78,285

                                                   -----------      -----------      -----------
INCOME BEFORE INCOME TAXES                              58,947           19,260           78,207

Income tax expense                                      16,529            6,347           22,876

                                                   -----------      -----------      -----------
NET INCOME                                         $    42,418      $    12,913      $    55,331
                                                   ===========      ===========      ===========

EARNINGS PER SHARE:
  Basic                                            $      3.91      $      1.08      $      3.89
  Diluted                                          $      3.90      $      1.08      $      3.88
  Average common shares - basic                     10,846,778       11,921,658       14,235,876
  Average common shares - diluted                   10,881,216       11,942,516       14,276,246

                CONDENSED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       PARK           SECURITY
                                                     NATIONAL           BANC        CONSOLIDATED
                                                   CORPORATION      CORPORATION       PRO FORMA
                                                 --------------------------------------------------
INTEREST INCOME
  Loans, including fees                           $    173,722      $    54,373      $   228,095
  Investment securities                                 50,226           13,268           63,494
  Other                                                    368            1,077            1,445
                                                  ------------      -----------      -----------
  Total interest income                                224,316           68,718          293,034

INTEREST EXPENSE:
  Deposits                                              76,294           21,287           97,581
  Short-term borrowings                                 14,225            1,542           15,767
  Long-term borrowings                                   1,035            4,855            5,890
                                                  ------------      -----------      -----------
  Total interest expense                                91,554           27,684          119,238

                                                  ------------      -----------      -----------
  Net interest income                                  132,762           41,034          173,796

  Provision for loan losses                             11,269            1,200           12,469

                                                  ------------      -----------      -----------
  Net interest income after provision for loan
    losses                                             121,493           39,834          161,327

NONINTEREST INCOME                                      23,564            8,533           32,097
NONINTEREST EXPENSE                                     79,912           23,548          103,460

                                                  ------------      -----------      -----------
INCOME BEFORE INCOME TAXES                              65,145           24,819           89,964

Income tax expense                                      18,358            7,801           26,159

                                                  ------------      -----------      -----------
NET INCOME                                        $     46,787      $    17,018      $    63,805
                                                  ============      ===========      ===========

EARNINGS PER SHARE:
  Basic                                           $       4.30      $      1.40      $      4.45
  Diluted                                         $       4.28      $      1.39      $      4.43
  Average common shares - basic                     10,878,045       12,165,146       14,337,813
  Average common shares - diluted                   10,934,203       12,218,821       14,409,236

                CONDENSED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       PARK           SECURITY
                                                     NATIONAL           BANC        CONSOLIDATED
                                                   CORPORATION      CORPORATION       PRO FORMA
                                                 --------------------------------------------------
INTEREST INCOME
  Loans, including fees                            $   169,943      $    53,093      $   223,036
  Investment securities                                 46,537            8,339           54,876
  Other                                                    966            2,602            3,568
                                                   -----------      -----------      -----------
  Total interest income                                217,446           64,034          281,480

INTEREST EXPENSE:
  Deposits                                              82,470           22,468          104,938
  Short-term borrowings                                  9,938            1,727           11,665
  Long-term borrowings                                   1,460                0            1,460
                                                   -----------      -----------      -----------
  Total interest expense                                93,868           24,195          118,063

                                                   -----------      -----------      -----------
  Net interest income                                  123,578           39,839          163,417

  Provision for loan losses                              6,978            1,540            8,518

                                                   -----------      -----------      -----------
  Net interest income after provision for loan
    losses                                             116,600           38,299          154,899

NONINTEREST INCOME                                      26,455            8,489           34,944
NONINTEREST EXPENSE                                     75,323           22,974           98,297

                                                   -----------      -----------      -----------
INCOME BEFORE INCOME TAXES                              67,732           23,814           91,546

Income tax expense                                      20,724            8,194           28,918

                                                   -----------      -----------      -----------
NET INCOME                                         $    47,008      $    15,620      $    62,628
                                                   ===========      ===========      ===========

EARNINGS PER SHARE:
  Basic                                            $      4.31      $      1.29      $      4.36
  Diluted                                          $      4.28      $      1.28      $      4.33
  Average common shares - basic                     10,902,374       12,143,743       14,356,055
  Average common shares - diluted                   10,970,913       12,227,292       14,448,355

                CONDENSED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       PARK           SECURITY
                                                     NATIONAL           BANC        CONSOLIDATED
                                                   CORPORATION      CORPORATION       PRO FORMA
                                                 ----------------- --------------- ---------------
INTEREST INCOME
  Loans, including fees                            $   164,315      $    50,168      $   214,483
  Investment securities                                 44,069           10,721           54,790
  Other                                                    833            1,889            2,722
                                                   -----------      -----------      -----------
  Total interest income                                209,217           62,778          271,995

INTEREST EXPENSE:
  Deposits                                              79,195           22,903          102,098
  Short-term borrowings                                  8,422            2,000           10,422
  Long-term borrowings                                   3,162                0            3,162
                                                   -----------      -----------      -----------
  Total interest expense                                90,779           24,903          115,682

                                                   -----------      -----------      -----------
  Net interest income                                  118,438           37,875          156,313

  Provision for loan losses                              7,284            1,300            8,584

                                                   -----------      -----------      -----------
  Net interest income after provision for loan
    losses                                             111,154           36,575          147,729

NONINTEREST INCOME                                      22,535            7,104           29,639
NONINTEREST EXPENSE                                     71,910           22,729           94,639

                                                   -----------      -----------      -----------
INCOME BEFORE INCOME TAXES                              61,779           20,950           82,729

Income tax expense                                      18,738            6,462           25,200

                                                   -----------      -----------      -----------
NET INCOME                                         $    43,041      $    14,488      $    57,529
                                                   ===========      ===========      ===========

EARNINGS PER SHARE:
  Basic                                            $      3.93      $      1.20      $      3.99
  Diluted                                          $      3.91      $      1.19      $      3.97
  Average common shares - basic                     10,964,198       12,117,526       14,410,422
  Average common shares - diluted                   11,021,886       12,194,892       14,490,113

             PARK NATIONAL CORPORATION AND SECURITY BANC CORPORATION
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

         On November 21, 2000, Park announced that it had signed a definitive agreement to acquire Security in a stock-for-stock merger.

         The unaudited pro forma condensed combined financial information has been prepared assuming that the merger will be accounted for under the pooling-of-interests accounting method and is based on the historical consolidated financial statements of the two corporations. A review of each corporation's respective accounting policies has not been completed. As a result of this review, it might be necessary to restate certain amounts in the financial statements of the combined corporation to conform to those accounting policies that will be followed by the combined corporation. Any restatements of this nature are not expected to be material.

Note 2 - Shareholders' Equity

         Under the terms of the merger agreement, Park will issue 3,350,000 common shares to the Security shareholders. The exchange ratio is expected to be
 .2844, so that Security shareholders will receive .2844 Park common share for each common share of Security owned immediately prior to the completion of the merger. The Park common shares do not have a stated value and as a result, the surplus account is not used. In combining the financial statements of Park and Security, the surplus account for Security is moved to common shares.

         Park owns 15,000 Security common shares at a cost of $274,000. These common shares were purchased on June 2, 2000. In combining the financial statements of Park and Security, this $274,000 is eliminated by reducing securities available-for-sale and increasing treasury stock.

                                BUSINESS OF PARK

GENERAL

        Park is a bank holding company which is incorporated under Ohio law. Through its banking subsidiaries, Park National Bank, Richland Trust, Century National Bank, First-Knox National Bank, United Bank and Second National Bank, Park is engaged in a general commercial banking and trust business in small to medium population Ohio communities. Guardian Financial provides consumer finance services in the central Ohio area. Park's subsidiaries compete for deposits and loans with other banks, savings associations, credit unions and other types of financial institutions and operate 77 full-service offices and a network of 80 automatic teller machines in 20 central and southern Ohio counties.

        Park National Bank, Richland Trust, Century National Bank, First-Knox National Bank, United Bank and Second National Bank provide the following principal services:

        - the acceptance of deposits for demand, savings and time accounts and the servicing of those accounts;

        - commercial, industrial, consumer and real estate lending, including installment loans and automobile leasing, credit cards and personal lines of credit;

        -   safe deposit operations;

        -   trust services;

        -   cash management;

        -   electronic funds transfers; and

        - a variety of additional banking-related services tailored to the needs of individual customers.

        Park National Bank also leases equipment under terms similar to its commercial lending policies. Park Leasing Company, a division of Park National Bank, originates and services direct leases of equipment which Park National Bank acquires with no outside financing. In addition, Scope Leasing, Inc., a wholly-owned subsidiary of Park National Bank, specializes in aircraft financing.

        Park is subject to regulation by the Federal Reserve Board. As national banks, Park National Bank, Century National Bank, First-Knox National Bank, United Bank and Second National Bank are supervised and regulated by the Office of the Comptroller of the Currency. As an Ohio state-chartered bank, Richland Trust is supervised and regulated by the Ohio Division of Financial Institutions. In addition, as insurer of their deposits, the Federal Deposit Insurance Corporation has some regulatory authority over Park National Bank, Richland Trust, Century National Bank, First-Knox National Bank, United Bank and Second National Bank, including authority to impose assessments for deposit insurance. As an Ohio consumer finance company, Guardian Financial is supervised and regulated by the Ohio Division of Financial Institutions.

        Park National Bank, in addition to having seven offices in Newark (including the main office and the Operations Center) has offices in Granville, Heath (two offices), Hebron, Johnstown, Kirkersville, Pataskala and Utica in Licking County, an office in Columbus in Franklin County, an office in Cincinnati in Hamilton County, an office in Dayton in Montgomery County and offices in Baltimore, Pickerington and Lancaster (seven offices) in Fairfield County. The offices in Fairfield County comprise the Fairfield National Division. Park National Bank also operates nine stand-alone automatic banking center locations.

        Richland Trust, in addition to six offices in Mansfield (including the main office), has offices in Butler, Lexington, Ontario and Shelby (two offices) in Richland County. Richland Trust also operates three stand-alone automatic banking center locations.

        Century National Bank, in addition to having four offices (including the main office) and a mortgage lending office in Zanesville, has offices in New Concord and Dresden in Muskingum County, Malta in Morgan County, New Lexington in Perry County, Logan in Hocking County, Athens in Athens County and Coshocton in Coshocton County. Century National Bank also operates seven stand-alone automatic banking center locations.

        First-Knox National Bank, in addition to having three offices (including the main office and operations center) in Mount Vernon, has offices in Loudonville and Perrysville in Ashland County, an office in Millersburg in Holmes County, offices in Centerburg, Danville and Fredericktown in Knox County, two offices in Mount Gilead in Morrow County and an office in Bellville in Richland County. The offices in Ashland County comprise the Farmers and Savings Division. First-Knox National Bank also operates four stand-alone automatic banking center locations.

        United Bank, in addition to having two offices (including the main office and operations center) in Bucyrus, has offices in Crestline and Galion in Crawford County and offices in Waldo, Marion, Caledonia, and Prospect in Marion County.

        Second National Bank, in addition to having four offices (including the main office) in Greenville has two offices in Arcanum and an office in Versailles in Darke County and an office in Fort Recovery in Mercer County.

        Guardian Financial has its main office in Hilliard in Franklin County, an office in Mansfield where it leases space from Richland Trust, and an office in Lancaster where it leases space from the Fairfield National Division of Park National Bank.

ADDITIONAL INFORMATION

        For additional information concerning Park, see "Where You Can Find More
Information" on page [     ].

                               MANAGEMENT OF PARK

BOARD OF DIRECTORS

        The following table gives information, as of [           ], 200[  ],
concerning the individuals who are and will remain the members of the board of directors of Park, the surviving corporation in the merger. Unless the table indicates otherwise, each individual has held his or her principal occupation for more than five years.


                                Position(s) Held with Park                       Director of Park
                                and its Principal Subsidiaries                     Continuously
Name                     Age    and Principal Occupations                             Since          Term Expires In
----                     ---    -------------------------                        ----------------    ---------------

Maureen Buchwald         69     Vice President of Ariel Corporation                    1997               2001
                                (manufacturer of reciprocating compressors)
                                until her retirement in 1997; Director of
                                First-Knox National Bank

James J. Cullers         70     Senior Partner, Zelkowitz, Barry & Cullers,            1997               2003
                                Attorneys at Law, Mount Vernon, Ohio;
                                Director of First-Knox National Bank


                                Position(s) Held with Park                       Director of Park
                                and its Principal Subsidiaries                     Continuously
Name                     Age    and Principal Occupations                             Since          Term Expires In
----                     ---    -------------------------                        -----------------   ---------------

C. Daniel DeLawder       51     Chief Executive Officer since January 1999,            1994               2002
                                and President since 1994, of Park; Chief
                                Executive Officer since January 1999,
                                President since 1993, Executive Vice President
                                from 1992 to 1993, and Director of Park National
                                Bank; Chairman of Advisory Board since 1989 and
                                President from 1985 to 1992 of the Fairfield
                                National Division of Park National Bank;
                                Director of Richland Trust; Director of Second
                                National Bank; Chairman of the Board of
                                Guardian Finance

D. C. Fanello            78     Vice Chairman and founder of Shiloh Corporation,       1990               2001
                                Mansfield, Ohio (stamping/blanking); Director of
                                Richland Trust

R. William Geyer         69     Partner, Kincaid, Taylor and Geyer, Attorneys at       1992               2003
                                Law, Zanesville, Ohio; Director of Century
                                National Bank

Philip H. Jordan, Jr.,   69     Retired.  From 1975 to 1995, President of              1997               2002
Ph.D.                           Kenyon College; Chairman of the Board and
                                Director of First-Knox National Bank

Howard E. LeFevre        93     Chairman of the Board of Freight Service,              1987               2002
                                Inc., Newark, Ohio (leasing and warehousing);
                                Director of Park National Bank

Phillip T. Leitnaker     72     President and owner of Phillip Leitnaker               1990               2001
                                Construction, Inc. Baltimore, Ohio
                                (construction company); Owner of Leitnaker
                                Farms, Baltimore, Ohio (farming); President
                                and majority owner of D & B Paving Company,
                                Baltimore, Ohio (paving company); Member of
                                Advisory Board of Fairfield National Division
                                of Park National Bank


                                Position(s) Held with Park                       Director of Park
                                and its Principal Subsidiaries                     Continuously
Name                     Age    and Principal Occupations                             Since          Term Expires In
----                     ---    -------------------------                         --------------      ---------------

William T. McConnell     67     Chairman of the Board since 1994, Chief                1986               2003
                                Executive Officer from 1986 to January
                                1999, and President from 1986 to 1994, of
                                Park; Chairman of the Board since 1993,
                                Chief Executive Officer from 1983 to January
                                1999, President from 1979 to 1993, and
                                Director of Park National Bank; Director of
                                Century National Bank; Director of First-Knox
                                National Bank

James A. McElroy         68     Chairman of the Board, AMG Industries, Inc.            1997               2003
                                (manufacturer of automobile parts), Mount
                                Vernon, Ohio; Director of First-Knox National
                                Bank

John J. O'Neill          80     President/Owner of Southgate Corporation,              1987               2002
                                Newark, Ohio (real estate development and
                                management); Director of Park National Bank

William A. Phillips      67     Chairman of the Board since 1986, Chief                1990               2003
                                Executive Officer from 1986 to 1998, and
                                Director of Century National Bank

J. Gilbert Reese         75     Senior Partner, Reese, Pyle, Drake & Meyer,            1987               2001
                                P.L.L., Attorneys at Law, Newark, Ohio;
                                Chairman Emeritus of First Federal Savings
                                and Loan Association of Newark, Newark,
                                Ohio; Director of Park National Bank

Rick R. Taylor           53     President of Jay Plastics Corp., Mansfield,            1995               2001
                                Ohio (plastic parts manufacturer); Director
                                of Richland Trust

John L. Warner           73     Agent, Dawson, Coleman & Wallace Insurance             1987               2003
                                Agency, Inc. (successor to W. A. Wallace
                                Co.), Newark, Ohio (insurance);  Director
                                of Park National Bank

        In addition, Park and Security have agreed that, following the merger, Harry O. Egger will become a director of Park with a term expiring in 2002. Mr. Egger is 61 years old and has served as a director of Security since 1977. Mr. Egger also serves as the Chairman of the Board, President and Chief Executive Officer of Security and as the Chairman of the Board and Chief Executive Officer of Security National Bank.

EXECUTIVE OFFICERS

        The following table lists the names and ages of the executive officers
of Park as of [    ], 200[ ], the positions presently held by those individuals and their individual business experience during the past five years. These individuals will be the executive officers of the surviving corporation in the merger. The board of directors may remove any of the executive officers at any time.

                                                    Positions Held with Park and its
Name                              Age        Principal Subsidiaries and Principal Occupation
----                              ---        -----------------------------------------------

William T. McConnell              67         Chairman of the Board since 1994, Chief Executive
                                             Officer from 1986 to January 1999, President from
                                             1986 to 1994 and Director of Park; Chairman of the
                                             Board since 1993, Chief Executive Officer from
                                             1983 to January 1999, President from 1979 to 1993,
                                             and Director of Park National Bank; Director of
                                             Century National Bank; Director of First-Knox
                                             National Bank

C. Daniel DeLawder                51         Chief Executive Officer since January 1999,
                                             President since 1994 and Director of Park; Chief
                                             Executive Officer since January 1999, President
                                             since 1993, Executive Vice President from 1992
                                             to 1993, and Director of Park National Bank;
                                             Chairman of Advisory Board since 1989 and President
                                             from 1985 to 1992 of the Fairfield National Division
                                             of Park National Bank; Director of Richland Trust;
                                             Director of Second National Bank; Chairman of the
                                             Board of Guardian Financial

David C. Bowers                   63         Secretary since 1987, Chief Financial Officer and
                                             Chief Accounting Officer from 1990 to 1998, and
                                             Director from 1989 to 1990, of Park; Executive Vice
                                             President since January 1999, Senior Vice President
                                             from 1986 to January 1999, and Director of Park
                                             National Bank; Director of Guardian Financial

        In addition, Park and Security have agreed that Harry O. Egger will become the Vice Chairman of Park following the merger. Mr. Egger is 61 years old. He current serves as the Chairman of the Board, President and Chief Executive Officer of Security and as the Chairman of the Board and Chief Executive Officer of Security National Bank.

ADDITIONAL INFORMATION

        For additional information concerning the directors and executive officers of Park, see "Where You Can Find More Information" on page [ ].

                              BUSINESS OF SECURITY

GENERAL

        Security is a bank holding company incorporated under Ohio law. Security is headquartered in Springfield, Ohio. Security was organized in 1985 under the laws of the State of Ohio. The subsidiaries of Security are Security National Bank, Citizens National Bank and Third Savings. Security National Bank is a national banking association organized under the statutes of the United States as the result of an agreement to merge The Guardian Bank of Springfield, Ohio, with and into The New Carlisle National Bank under the title of The Security National Bank. The agreement to merge was finalized and given approval by the Office of the Comptroller of the Currency on October 1, 1969. Security National Bank was granted the authority to act as fiduciary as of May 30, 1978, thereby changing its name to "The Security National Bank and Trust Co." Security National Bank is operating under a 1903 charter. On September 30, 1996, Citizens National Bank became a wholly-owned subsidiary of Security when Security merged with CitNat Bancorp, Inc., a $140 million one bank holding company headquartered in Urbana, Ohio, in a transaction accounted for a pooling-of-interests. Citizens National Bank is a national banking association chartered in 1865. On October 21, 1996, Third Savings became a wholly-owned subsidiary of Security when Security acquired all of the outstanding shares of Third Financial Corporation, a $156 million one bank holding company headquartered in Piqua, Ohio. The acquisition was accounted for using the purchase method of accounting. Third Savings was chartered in 1884. All of the banking centers of Security's subsidiaries are located in Champaign, Clark, Fayette, Greene, Madison, and Miami Counties.

        Security's subsidiaries provide full service banking to individuals as well as to industry and governmental subdivisions through each of their twenty-four banking centers. Security's subsidiaries have made a strong impact on all the counties they serve through a great variety of services, including personal checking accounts and savings programs, certificates of deposit, money market accounts, certificates of deposit and individual retirement accounts.

        A broad range of credit programs for all retail customers includes mortgage loans, credit card banking under the VISA designation, installment loans, and secured and unsecured personal loans. The banking services provided to commercial customers and government include maintenance of demand and time deposit accounts. Available are all types of commercial loans, including loans under lines of credit and revolving credit, term loans, real estate mortgage loans and other specialized loans. Security's subsidiaries further serve the requirements of large and small industrial and commercial enterprises in the Springfield and Dayton metropolitan area and elsewhere by providing financial counseling, cash management and other automated services. The subsidiaries' commercial banking divisions are organized to serve the needs of the corporate customers by handling business and commercial mortgages, corporate deposits and other corporate financial services. The consumer banking divisions, which encompass the credit card and installment loan departments, serve individual as well as corporate customers. The residential mortgage loan departments provide conventional as well as adjustable rate mortgage loans to individuals. Each Security subsidiary manages the investment of funds for that institution using U.S. government and agency securities, municipal (tax-exempt) securities, as well as federal funds, and certificates of deposit of U.S. banks and savings and loans. Each Security subsidiary, in consultation with the other Security subsidiaries, sets the rates on its liability products. Complete fiduciary services are available to individuals, charitable institutions, commercial customers and government agencies through Security National Bank's trust division. The personal trust department serves as investment agent and custodian for securities portfolios of individuals, as trustees for living and testamentary trusts and as executor and administrator of probate estates. The corporate trust department serves as trustee for corporate and municipal bond issues, and as registrar for securities. The institutional services department provides employee benefit plan fund management for qualified retirement plans and investment management and securities custody services for not-for-profit institutions.

        There are over a half dozen commercial banks in Springfield, Clark County and adjoining counties, furnishing general banking services and thus providing strong competition to Security's subsidiaries. Security's subsidiaries compete for deposits not only with commercial banks in their area, but also with savings associations and other non-bank competitors, such as brokerage houses. In addition to the competition described above, Security's subsidiaries compete in various areas of service offered to individuals, industry and government with banks in Southwestern Ohio, many of which possess greater financial resources than Security.

        The earnings of Security are affected by general economic conditions as well as the monetary policies of the Federal Reserve Board. Such policies, which have the effect of regulating the national supply of bank reserves and bank credit, can have a major affect upon the source and cost of loanable and investable funds and the rates of return earned on loans and investments. Among the means available to the monetary authorities to influence the size and distribution of reserves are open market operations by the Federal Reserve Board, changes in cash reserve requirements against member bank deposits.

ADDITIONAL INFORMATION

        For additional information concerning Security, see "Where You Can Find More Information" on page [ ].

              COMPARISON OF RIGHTS OF HOLDERS OF PARK COMMON SHARES
                      AND HOLDERS OF SECURITY COMMON SHARES

        As a result of the merger, the holders of Security common shares will become holders of Park common shares. Following the merger, the Park articles and regulations will govern the rights of those shareholders. Both Security and Park are incorporated in Ohio, so the Ohio General Corporation Law will continue to govern the rights of Security shareholders after the merger.

        Differences exist between the rights of holders of Park common shares and the rights of holders of Security common shares arising from the distinctions between the articles and regulations of Park and Security. The rights, however, of holders of Park common shares and those of holders of Security common shares are similar in many material respects. The significant differences are addressed below.

AUTHORIZED CAPITAL STOCK

        Park's authorized capital stock consists of 20,000,000 common shares, without par value, and, as of December 15, 2000, 10,783,682 of these common shares were outstanding. As of December 15, 2000, an additional 302,480 Park common shares were subject to outstanding stock options and 327,506 Park common shares were available for future grants of stock options. Park common shares are listed on the American Stock Exchange under the symbol "PRK".

        Security's authorized capital stock consists of 18,000,000 common
shares, $1.5625 par value per share, and, as of [              ], 200[ ],
[11,777,700] of these common shares were outstanding. As of [         ], 200[ ],
an additional [174,999] Security common shares were subject to outstanding stock options. Security common shares are listed on the over-the-counter market under the symbol "STYB".

COMPOSITION OF BOARD OF DIRECTORS

        The Park regulations provide for a board of directors consisting of not more than 16 and not less than five directors. Park currently has 15 directors. Under the Park regulations, there are two ways to change the number of directors. The number of directors can be changed by the affirmative vote of the holders of a majority of the shares represented in person or by proxy at any shareholder meeting to change the number of directors or by a majority of the Park directors then in office. In the case of a change approved by the directors, the directors may not increase the number of directors to a number which exceeds by more than two the number of directors last elected by the shareholders and cannot exceed 16.

        The Security regulations provide for a board of directors consisting of 16 directors. Security currently has 11 directors. The Security articles and regulations do not address how the number of directors may be changed. As a result, Ohio statutory law governs the changing of the number of directors. Under Section 1701.58 of the Ohio Revised Code, the shareholders may change the size of the board of directors by a resolution approved by the affirmative vote of the holders of a majority of shares represented at any meeting called for the purpose of electing directors.

CLASSIFICATION

        The regulations of both Park and Security divide each corporation's board of directors into three classes with staggered terms whereby one class is elected each year for a three-year term. Classification of directors makes it more difficult for shareholders to change the composition of the board of directors. Generally, two annual meetings, instead of one, are required to change the composition of more than one-half of the board of directors. Should a shareholder attempt to force a proxy contest, a tender or exchange offer or other extraordinary corporate transaction, this classification and extra time period would allow the board sufficient time to review the proposal as well as any available alternatives in order to act in what it believes to be the best interests of the corporation and its shareholders. The classification provisions, however, also may discourage a third party from starting a proxy contest, making a tender offer or otherwise attempting to gain control of the corporation. As a result, the


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

corporation may miss an opportunity to enter into a transaction that could be beneficial to the corporation and its shareholders.

NOMINATIONS

        The Park regulations provide that shareholder nominations for election to the Park board of directors must be made in writing and must be delivered or mailed to the President of Park not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. However, if Park gives less than 21 days' notice of the meeting to its shareholders, the nomination must be mailed or delivered to the President of Park not later than the close of business on the seventh day following the day on which Park mailed the notice of the meeting. The notification must include the following information to the extent known by the notifying shareholder:

        -   the name and address of each proposed nominee;

        -   the principal occupation of each proposed nominee;

        - the total number of Park common shares that will be voted for each proposed nominee;

        -   the name and residence address of the notifying shareholder; and

        - the number of Park common shares beneficially owned by the notifying shareholder.

        Nominations which the chairman of the meeting determines are not made in accordance with the Park regulations may be disregarded.

        The Security articles and regulations do not contain any similar nomination procedures.

REMOVAL

        The holders of a majority of the voting power of Park entitled to elect directors may remove a director with or without cause. Unless all directors (or all directors of a particular class) are removed, however, no individual director may be removed if the votes of a sufficient number of shares are cast against the director's removal that, if cumulatively voted at an election of all of the directors (or all of the directors of a particular class), would be sufficient to elect at least one director.

        The Security articles and regulations do not include provisions limiting the removal of directors. As a result, Ohio statutory law governs the removal of a director from the board of Security. Under Section 1701.58 of the Ohio Revised Code, the shareholders may remove any director from office, with or without cause, by the affirmative vote of the holders of a majority of the voting power entitled to elect directors. Unless all directors are removed (or all directors of a particular class), however, no individual director may be removed if the votes of a sufficient number of shares are cast against the director's removal that, if cumulatively voted at an election of all of the directors (or all directors of a particular class), would be sufficient to elect at least one director.

MANDATORY RETIREMENT

        The Security regulations provide that directors of Security will become ineligible for reelection upon reaching the age of 70. There is no similar mandatory retirement age for directors of Park.

CUMULATIVE VOTING

        The holders of Park common shares have the right to cumulate votes in the election of directors. With cumulative voting, it is possible for the holders of a minority of the common shares to elect one or more directors to the board of directors, even though the holders of a majority of the common shares oppose the election of the director(s). The absence of cumulative voting eliminates the ability of a minority of the shareholders of a corporation to elect one or more directors to that corporation's board of directors and allows the holders of a majority of the shares of that corporation to elect each of the directors.

        Security's articles specifically eliminate the right of Security shareholders to exercise cumulative voting rights in the election of directors.

SPECIAL VOTING REQUIREMENTS

        The Park articles contain special voting requirements that may be deemed to have anti-takeover effects. These voting requirements are described in Article Eighth and apply when any of the following actions are contemplated:

        - any merger or consolidation of Park with a beneficial owner of 20% or more of the voting power of Park or an affiliate or associate of that 20% beneficial owner;

        - any sale, lease, exchange, mortgage, pledge, transfer or other disposition of at least 10% of the total assets of Park to or with a 20% beneficial owner or its affiliates or associates;

        - any merger of Park or one of its subsidiaries with a 20% beneficial owner or its affiliates or associates;

        - any sale, lease, exchange, mortgage, pledge, transfer or other disposition to Park or one of its subsidiaries of all or any part of the assets of a 20% beneficial owner (or its affiliates or associates), excluding any disposition which, if included with all other dispositions consummated during the fiscal year by the 20% beneficial owner or its affiliates or associates, would not result in dispositions having an aggregate fair value in excess of 1% of the total consolidated assets of Park, unless all such dispositions by the 20% beneficial owner or its affiliates or associates during the same and four preceding fiscal years would result in disposition of assets having an aggregate fair value in excess of 2% of the total consolidated assets of Park;

        - any reclassification of Park common shares or any recapitalization involving the common shares of Park consummated within five years after a 20% beneficial owner becomes such;

        - any agreement providing for any of the previously described business combinations; and

        -   any amendment to Article Eighth of the Park articles.

        The enlarged majority vote required when Article Eighth applies is the greater of:

        - four-fifths of the outstanding Park common shares entitled to vote on the proposed business combination, or

        -   that fraction of the outstanding Park common shares having:

            -   as the numerator a number equal to the sum of:

                - the number of Park common shares beneficially owned by the 20% beneficial owner plus

                - two-thirds of the remaining number of Park common shares outstanding,

            - and as the denominator, a number equal to the total number of outstanding Park common shares entitled to vote.

        Article Eighth does not apply where (1) the shareholders who do not vote in favor of the transaction and whose proprietary interest will be terminated in connection with a transaction are paid a "minimum price per share"


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

and (2) a proxy statement satisfying the requirements of the Securities Exchange Act of 1934 is mailed to the Park shareholders for the purpose of soliciting shareholder approval of the transaction. If the price criteria and procedural requirements are satisfied, the approval of a business combination would require only that affirmative vote (if any) required by law or by the Park articles or regulations.

        The Security articles also contain special voting requirements. The Security articles state that any merger, consolidation or acquisition of Security by another corporation without the approval of Security's board of directors requires the affirmative approval of 80% of the outstanding Security common shares and 80% of the outstanding preferred shares or any other class of shares of Security outstanding at that time.

AMENDMENTS OF ARTICLES

        Under Ohio corporate law, the vote of holders of shares entitling them to exercise at least two-thirds of the voting power of the corporation is required to adopt an amendment to the articles of the corporation, unless the articles provide for a different proportion which cannot be less than a majority. As discussed above under "Special Voting Rights," Park's articles require that any amendment to Article Eighth of the articles be adopted by a different proportion of Park's shareholders. Security's articles do not alter the two-thirds voting requirement for amending its articles.

AMENDMENTS TO THE REGULATIONS

        The Park regulations may be amended by the affirmative vote of two-thirds of the voting power of Park at a meeting held for that purpose or without a meeting by the written consent of two-thirds of the voting power of Park. The Security regulations may be amended by the affirmative vote of a majority of the voting power of Security at a meeting held for that purpose or without a meeting by the written consent of two-thirds of the voting power of Security.

CALLING A SPECIAL MEETING

        Under the Park regulations, special meetings of shareholders may be called by the Chairman of the Board, the President, or, in case of the President's absence, death, or disability, the Vice President authorized to exercise the authority of the President, the Secretary, the board of directors at a meeting or acting without a meeting by a majority of the board of directors or the holders of at least 25% of the voting power of Park.

        Under the Security regulations, special meetings of the shareholders may be called by the Chairman of the Board, the President, or in case of the President's absence, death or disability, the Vice President authorized to exercise the authority of the President, a majority of the directors then in office acting with or without a meeting, and by three or more shareholders holding of record 25% or more of the stock of Security.

PREEMPTIVE RIGHTS

        The shareholders of Park have preemptive rights under specified circumstances. A preemptive right allows a shareholder to maintain a proportionate share of ownership by purchasing shares of any new share issuance. The purpose of the right is to protect shareholders from dilution of value and control when new shares are issued.

        On the offering or sale of any shares of Park, on reasonable terms fixed by the Park board of directors, shareholders of the same class of shares have the right to purchase additional shares in proportion to their respective share holdings at the price fixed for the sale of the shares. This right does not exist where:

        -   the shares offered or sold are treasury shares;

        - the shares offered or sold are issued as a share dividend or distribution;

        - the shares are offered or sold in connection with any merger or consolidation to which Park is a party or any acquisition of, or investment in, another business entity or its assets by Park;

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

        - the shares are offered or sold under the terms of a stock option plan or employee benefit, compensation or incentive plan which has been approved by the holders of three-fourths of the issued and outstanding shares of Park; or

        - the shares offered or sold are released from preemptive rights by the affirmative vote or written consent of the holders of two-thirds of the shares entitled to preemptive rights.

        Neither the Security articles nor regulations alter the rights of Security shareholders with respect to preemptive rights that are provided under the Ohio General Corporation Law.

DIVIDENDS

        As Ohio corporations, Security and Park may, in the discretion of their respective boards of directors, generally pay dividends to their shareholders out of surplus, however created, but must notify the shareholders if a dividend is paid out of capital surplus.

        The ability of Park and Security to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends which may be declared by their subsidiaries. In addition, the Federal Reserve Board expects each of Park and Security to serve as a source of strength to its subsidiary banks, which may require it to retain capital for further investments in its subsidiary banks, rather than for dividends for its shareholders.

ANTI-TAKEOVER STATUTES

OHIO CONTROL SHARE ACQUISITION ACT

        Section 1701.831 of the Ohio Revised Code or the "Ohio Control Share Acquisition Act" provides that notice and informational filings and special shareholder meetings and voting procedures must occur prior to consummation of a proposed "control share acquisition," which is defined as any acquisition of shares of an "issuing public corporation" that would entitle the acquirer, directly or indirectly, alone or with others, to exercise or direct the voting power of the issuing public corporation in the election of directors within any of the following ranges:

        -   one-fifth or more but less than one-third of the voting power;

        -   one-third or more but less than a majority of the voting power; or

        -   a majority or more of the voting power.

        An "issuing public corporation" is an Ohio corporation with fifty or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no valid close corporation agreement exists. Assuming compliance with the notice and informational filing requirements prescribed by the Ohio Control Share Acquisition Act, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders at which at least a majority of the voting power is represented in person or by proxy, the acquisition is approved by both:

        - a majority of the voting power of the corporation represented in person or by proxy at the meeting, and

        - a majority of the voting power at the meeting exercised by shareholders, excluding:

            -   the acquiring shareholder,

            - officers of the corporation elected or appointed by the directors of the corporation,

            - employees of the corporation who are also directors of the corporation, and

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

            - persons who acquire specified amounts of shares after the first public disclosure of the proposed control share acquisition.

        The Ohio Control Share Acquisition Act does not apply to a corporation whose articles or regulations so provide. The Ohio Control Share Acquisition Act applies to Security since it has not taken any corporate action to opt out of it. Park has opted out of the application of the Ohio Control Share Acquisition Act in its regulations.

OHIO MERGER MORATORIUM STATUTE

        Chapter 1704 of the Ohio Revised Code or the "Ohio Merger Moratorium Statute" prohibits certain business combinations and transactions between an "issuing public corporation" and a beneficial owner of shares representing 10% or more of the voting power of the corporation in the election of directors (an "interested shareholder") for at least three years after the interested shareholder becomes such, unless the board of directors of the issuing public corporation approves either (1) the transaction or (2) the acquisition of the corporation's shares that resulted in the person becoming an interested shareholder, in each case before the interested shareholder became such.

        For three years after a person becomes an interested shareholder, the following transactions between the corporation and the interested shareholder or persons related to such shareholder are prohibited:

        - the sale or acquisition of an interest in assets meeting thresholds specified in the statute,

        -   mergers and similar transactions,

        -   a voluntary dissolution,

        - the issuance or transfer of shares or any rights to acquire shares having a fair market value at least equal to 5% of the aggregate fair market value of the corporation's outstanding shares,

        - a transaction that increases the interested shareholder's proportionate ownership of the corporation, and

        - any other benefit that is not shared proportionately by all shareholders.

        After the three-year period, transactions between the corporation and the interested shareholder are permitted if:

        - the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation in the election of directors (or a different proportion specified in the corporation's articles), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder, or

        - the business combination results in shareholders, other than the interested shareholder, receiving a "fair market value" for their shares determined by the method described in the statute.

        A corporation may elect not to be covered by the Ohio Merger Moratorium Statute by the adoption of an appropriate amendment to its articles. The Ohio Merger Moratorium Statute applies to Security since it has not taken any corporate action to opt out of it. Park has opted out of the Ohio Merger Moratorium Statute in its articles.

DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

        The regulations of Park provide that Park will indemnify its directors or officers against expenses (including attorney's fees, filing fees, court reporter's fees and transcript costs) judgments, fines and amounts paid in settlement by reason of the fact that they are or were directors, officers, employees or agents of Park or, at the request of Park, were serving another entity in a similar capacity. In order to receive indemnification, the directors


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

or officers must have acted in good faith and in a manner they reasonably believed to be in the best interests of Park. With regard to criminal matters, Park will indemnify directors and officers if the directors or officers had no reasonable cause to believe their conduct was unlawful. Directors or officers claiming indemnification will be presumed to have acted in good faith and in a manner they reasonably believed to be not opposed to the best interests of Park and, with respect to any criminal matter, to have had no reasonable cause to believe their conduct was unlawful.

        Park will not indemnify any officer or director of Park who was a party to any completed action or suit instituted by, or in the right of, Park for any matter asserted in the action as to which the officer or director has been adjudged to be liable for acting with reckless disregard for the best interests of Park or misconduct, other than negligence, in the performance of the individual's duty to Park. If, however, the Court of Common Pleas of Licking County, Ohio or the court in which the action was brought determines that the officer or director is fairly and reasonably entitled to indemnity, Park must indemnify the officer or director to the extent permitted by the court.

        Park will make any indemnification not precluded by Park's regulations only upon a determination that the director or officer has met the applicable standard of conduct. The determination may be made only:

        -   by a majority vote of a quorum of disinterested directors;

        - if a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel;

        -   by the shareholders; or

        - by the Court of Common Pleas of Licking County, Ohio or the court, if any, in which the action was brought.

        Park will pay expenses incurred in defending any action, suit or proceeding in advance upon receipt of an undertaking by or on behalf of the director or officer to repay that amount if the director or officer is not entitled to be indemnified by Park.

        The regulations of Park state that the indemnification provided by the regulations is not exclusive of any other rights to which any individual seeking indemnification may be entitled. Additionally, the Park regulations provide that Park may purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee or agent of Park, or who is or was serving another entity at the request of Park, against any liability asserted against the individual and incurred by the individual in that capacity, or arising out of the individual's status as such, whether or not Park National would have the obligation or power to indemnify the individual under the Park regulations. Park has purchased and maintains those policies.

        The articles of Security provide that Security will indemnify, to the full extent permitted by Ohio law, its present and past directors, officers, employees, agents and other persons it has the power to indemnify under Ohio law. The Security articles further state that Security may, upon the affirmative vote of a majority of its directors, purchase insurance for the purpose of indemnifying its directors, officers, employees and agents to the extent indemnification of these persons is permitted by Ohio law. Security has purchased and maintains such policies.

        Park also has agreed to indemnify the present officers, directors and employees of Security and its subsidiaries to the full extent required under Ohio law and the governing documents of Security and Security's subsidiaries. In addition, for a three-year period from the date of the merger, Park will maintain directors' and officers' liability insurance policies covering the officers and directors of Security and Security's subsidiaries so long as the cost does not exceed 200% of the current premiums paid by Security for its directors' and officers' liability insurance policies. For more information, see "The Merger Agreement - Costs and Expenses; Indemnification" on page [ ].

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

                                  LEGAL MATTERS

        The federal income tax consequences of the merger, along with other legal matters in connection with the merger and the issuance of Park common shares to former Security shareholders, will be passed upon for Park by Vorys, Sater, Seymour and Pease LLP.

                                     EXPERTS

PARK

        The consolidated financial statements of Park as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, incorporated by reference in this joint proxy statement/prospectus from Park's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, incorporated by reference herein. Those consolidated financial statements are incorporated by reference in this joint proxy statement/prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The supplemental consolidated financial statements of Park as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, incorporated by reference in this joint proxy statement/prospectus from Park's Current Report on Form 8-K dated December 21, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, incorporated by reference herein. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. The supplemental consolidated financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Park after financial statements covering the date of consummation of the business combinations are issued. The supplemental consolidated financial statements referred to above are incorporated by reference in this joint proxy statement/prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

SECURITY

        The consolidated financial statements of Security as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, incorporated by reference in this joint proxy statement/prospectus from Security's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, incorporated by reference herein. Those consolidated financial statements are incorporated by reference in this joint proxy statement/prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        This document contains forward-looking statements about the merger and about Park's and Security's respective financial condition, results of operations, plans, objectives, future performance and business. This includes information relating to:

        -   benefits, revenues and earnings estimated to result from the merger;
            and

        -   estimated costs of combining Park and Security.

        It also includes statements using words like "believes," "expects," "intends," "anticipates" or "estimates" or similar expressions.

        These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including those discussed under "Risk Factors" above and the following:

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

        - income, interest and non-interest, following the merger is lower than expected;

        - the costs of providing compensation and benefits to Park's employees increase;

        -   competition increases in the banking industry or Park's markets;

        - costs or difficulties related to the integration of Security's business or other acquired businesses are greater than expected;

        - there are adverse changes in general economic conditions or in competitive forces;

        - technological changes are more difficult or expensive to implement than anticipated;

        -   there are adverse changes in the securities markets; and

        -   Park suffers the loss of key personnel.

        There is also the risk that Park incorrectly analyzes these risks and forces, or that the strategies Park develops to address them are unsuccessful.

        Because these forward-looking statements involve risks and uncertainties, actual results may differ significantly from those predicted in these forward-looking statements. You should not place a lot of weight on these statements. These statements speak only as of the date of this document or, in the case of any document incorporated by reference, the date of that document.

        All subsequent written and oral forward-looking statements attributable to Park or Security or any person acting on behalf of Park or Security are qualified by the cautionary statements in this section. Park and Security have no obligation to revise these forward-looking statements.

                       WHERE YOU CAN FIND MORE INFORMATION

SEC FILINGS

        Park and Security file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public at the Internet site maintained by the SEC at http://www.sec.gov. You can also read and copy any document filed by Park or Security with the SEC at the SEC's public reference rooms located at:

        450 Fifth Street, N.W.      New York Regional Office         Chicago Regional Office
        Room 1024                   7 World Trade Center             Citicorp Center
        Washington, D.C.  20549     Suite 1300                       500 West Madison Street
                                    New York, New York  10048        Suite 1400
                                                                     Chicago, Illinois  60661


Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of these SEC filings by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

        SEC filings are also available from commercial document retrieval services. Park's SEC filings can also be obtained from the Internet site maintained by Park at www.parknationalcorp.com and the American Stock Exchange. For information on obtaining copies of Park's SEC filings at the American Stock Exchange, call 1-212-306-1000.

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

REGISTRATION STATEMENT

        Park has filed with the SEC a registration statement on Form S-4 to register the Park common shares to be issued to Security shareholders in the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Park and Security. This joint proxy statement/prospectus is part of that registration statement. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this document.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows Park and Security to "incorporate by reference" information into this joint proxy statement/prospectus. This means that Park and Security can disclose important information to you by referring you to another document included as an appendix to this joint proxy statement/prospectus or to documents filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus.

PARK DOCUMENTS

        This joint proxy statement/prospectus incorporates by reference the documents filed by Park with the SEC described below. All of these documents were or will be filed under SEC File No. 1-13006.

        - Current Report on Form 8-K filed on December 21, 2000 which includes the supplemental financial statements for 1999, 1998 and 1997 which give retroactive effect for the acquisitions of SNB Corp. and U.B. Bancshares, Inc.;

        -   Annual Report on Form 10-K for the fiscal year ended December 31,
            1999;

        - Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

        - Current Reports on Form 8-K dated February 29, 2000, March 15, 2000 and April 18, 2000;

        - The description of the Park common shares contained in the Current Report on Form 8-K filed on April 21, 1998, including any amendment or report filed to update that description; and

        - All reports and definitive proxy or information statements of Park filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before completion of the merger and the exchange of Park common shares for Security common shares.

SECURITY DOCUMENTS

        This joint proxy statement/prospectus incorporates by reference the documents filed by Security with the SEC described below. All of these documents were or will be filed under SEC File No. 0-13655.

        - Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and Amendment No. 1 thereto dated June 7, 2000;

        - Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

        - The description of Security's common shares contained in Security's Registration Statement on Form S-4 (Amendment No. 1) (Registration No. 333-07611) filed on July 16, 1996, including any amendment or report filed to update that description; and

        - All reports and definitive proxy or information statements of Security filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before completion of the merger and the exchange of Park common shares for Security common shares.

        You can obtain copies of any of the documents incorporated by reference in this joint proxy statement/prospectus through Park or Security, as the case may be, or from the SEC through the SEC's Internet site at the address described above. Documents incorporated by reference are available from the corporations, without charge, excluding exhibits other than those that are specifically incorporated by reference in this joint proxy statement/prospectus. You may obtain a copy of any documents incorporated by reference by requesting them in writing or by telephone from the appropriate corporation at the following addresses:

        Park National Corporation                  Security Banc Corporation
        50 North Third Street                      40 South Limestone Street
        P.O. Box 3500                              Springfield, Ohio 45502
        Newark, Ohio  43058-3500                   Attention:  J. William Stapleton, Executive
        Attention:  David C. Bowers, Secretary                 Vice President and Secretary
        (740) 349-3708                             (937) 324-6916

        PLEASE REQUEST DOCUMENTS BY [          ], 2001, TO ASSURE THAT YOU WILL
RECEIVE THEM BEFORE THE SPECIAL MEETINGS. If you request any incorporated documents, Park or Security, as appropriate, will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

        Park and Security have not authorized anyone to give any information or make any representation about the merger or our corporations that differs from, or adds to, the information in this joint proxy statement/prospectus or in the reports that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

        This joint proxy statement/prospectus is dated [           ], 2001. The
information contained in this joint proxy statement/prospectus speaks only as of that date, unless the information specifically indicates that another date applies. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this joint proxy statement/prospectus to you nor the issuance to you of Park common shares will create any implication to the contrary.

                                                                      APPENDIX A


                          AGREEMENT AND PLAN OF MERGER,
                         DATED AS OF NOVEMBER 20, 2000,
                        BETWEEN PARK NATIONAL CORPORATION
                          AND SECURITY BANC CORPORATION

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE ONE -- THE MERGER....................................................2

   1.01.      Merger; Surviving Corporation..................................2
   1.02.      Effective Time.................................................2
   1.03.      Effects of the Merger..........................................2

ARTICLE TWO -- CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES................3

   2.01.      Conversion of Security Shares..................................3
   2.02.      Exchange of Certificates.......................................4
   2.03.      Park Shares....................................................9

ARTICLE THREE -- REPRESENTATIONS AND WARRANTIES OF SECURITY..................9

   3.01.      Representations and Warranties of Security.....................9

ARTICLE FOUR -- REPRESENTATIONS AND WARRANTIES OF PARK......................30

   4.01.      Representations and Warranties of Park........................30

ARTICLE FIVE -- FURTHER COVENANTS OF SECURITY...............................34

   5.01.      Operation of Business.........................................34
   5.02.      Notification..................................................39
   5.03.      Shareholder Approval..........................................39
   5.04.      Acquisition Proposals.........................................40
   5.05.      Delivery of Information.......................................40
   5.06.      Affiliates Compliance with the Securities Act.................40
   5.07.      Takeover Laws.................................................41
   5.08.      Title Insurance...............................................41
   5.09.      Schedule 13D and 13G Filings..................................42
   5.10.      Survey........................................................42

ARTICLE SIX -- FURTHER COVENANTS OF PARK....................................42

   6.01.      Access to Information.........................................42
   6.02.      Opportunity of Employment; Employee Benefits..................43
   6.03.      AMEX Listing..................................................43
   6.04.      Takeover Laws.................................................44
   6.05.      Notification..................................................44
   6.06.      Shareholder Approval..........................................44
   6.07.      Officers' and Directors' Indemnification......................44
   6.08.      Governance....................................................46

   6.09.      Park Acquisition Proposal.....................................46

ARTICLE SEVEN -- FURTHER OBLIGATIONS OF THE PARTIES.........................46

   7.01.      Security Stock Options........................................46
   7.02.      Necessary Further Action......................................47
   7.03.      Cooperative Action............................................47
   7.04.      Satisfaction of Conditions....................................47
   7.05.      Accounting and Tax Treatment..................................47
   7.06.      Confidentiality...............................................48
   7.07.      Press Releases................................................48
   7.08.      Registration Statement........................................48
   7.09.      Regulatory Applications.......................................49
   7.10.      Dividends.....................................................50
   7.11.      Supplemental Assurances.......................................50
   7.12.      Security Split Dollar Plan....................................50
   7.13.      Security Pension Plan.........................................51

ARTICLE EIGHT -- CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES.....51

   8.01.      Conditions to the Obligations of Park.........................51
   8.02.      Conditions to the Obligations of Security.....................54
   8.03.      Mutual Conditions.............................................55

ARTICLE NINE -- CLOSING.....................................................56

   9.01.      Closing.......................................................56
   9.02.      Closing Transactions Required of Park.........................57
   9.03.      Closing Transactions Required of Security.....................57

ARTICLE TEN -- NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS....58

   10.01.     Non-Survival of Representations, Warranties and Covenants.....58

ARTICLE ELEVEN -- TERMINATION...............................................58

   11.01.     Termination...................................................58
   11.02.     Effect of Termination.........................................61

ARTICLE TWELVE -- MISCELLANEOUS.............................................63

   12.01.     Notices.......................................................63
   12.02.     Counterparts..................................................64
   12.03.     Entire Agreement..............................................64
   12.04.     Successors and Assigns........................................64
   12.05.     Captions......................................................64

   12.06.     Governing Law.................................................64
   12.07.     Payment of Fees and Expenses..................................64
   12.08.     Amendment.....................................................65
   12.09.     Waiver........................................................65
   12.10.     Disclosure Schedules..........................................65
   12.11.     No Third-Party Rights.........................................65
   12.12.     Waiver of Jury Trial..........................................65
   12.13.     Severability..................................................65

                            GLOSSARY OF DEFINED TERMS

         The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

"Agreement"                                       --       Preamble
"AMEX"                                            --       Section 2.02(e)
"Acquisition Proposal"                            --       Section 5.04
"Average Closing Price of Park Shares"            --       Section 2.02(e)
"BHC Act"                                         --       Section 3.01(a)
"CERCLA"                                          --       Section 3.01(y)
"Citizens National"                               --       Section 3.01(a)
"Closing Date"                                    --       Section 9.01
"Closing"                                         --       Section 9.01
"Code"                                            --       Preamble
"Compensation and Benefit Plans"                  --       Section 3.01(s)
"Confidentiality Agreement"                       --       Section 7.06
"Constituent Corporations"                        --       Preamble
"Consultants"                                     --       Section 3.01(s)
"Costs"                                           --       Section 6.07(a)
"Converted Option"                                --       Section 7.01
"CRA"                                             --       Section 3.01(jj)
"Determination Date"                              --       Section 11.01(d)
"Directors"                                       --       Section 3.01(s)
"DOL"                                             --       Section 3.01(s)
"Effective Time"                                  --       Section 1.02
"Employees"                                       --       Section 3.01(s)
"Environmental Law"                               --       Section 3.01(y)
"ERISA"                                           --       Section 3.01(s)
"ERISA Affiliate"                                 --       Section 3.01(s)
"ERISA Affiliate Plan"                            --       Section 3.01(s)
"Exchange Act"                                    --       Section 3.01(hh)
"Exchange Agent"                                  --       Section 2.02(a)
"Exchange Fund"                                   --       Section 2.02(a)
"Exchange Ratio"                                  --       Section 2.01(b)
"FDIC"                                            --       Section 3.01(k)
"Federal Reserve"                                 --       Section 3.01(k)
"Final Index Price"                               --       Section 11.01(d)
"Final Price"                                     --       Section 11.01(d)
"GAAP"                                            --       Section 3.01(f)
"Governmental Authority"                          --       Section 3.01(p)
"Hazardous Substances"                            --       Section 3.01(y)
"Indemnified Party"                               --       Section 6.07(a)
"Index Group"                                     --       Section 11.01(d)
"Initial Index Price"                             --       Section 11.01(d)
"Insurance Amount"                                --       Section 6.07(b)

"IRS"                                             --       Section 3.01(l)
"Joint Proxy Statement"                           --       Section 5.03(b)
"Joint Proxy Statement/Prospectus"                --       Section 7.08(a)
"Loan Assets"                                     --       Section 3.01(i)
"Loan Documentation"                              --       Section 3.01(i)
"material adverse effect"                         --       Section 3.01(a)
"material"                                        --       Section 3.01(a)
"Merger Shares"                                   --       Section 2.01(b)
"Merger"                                          --       Preamble
"OCC"                                             --       Section 3.01(k)
"ODFI"                                            --       Section 3.01(k)
"Officers"                                        --       Section 3.01(s)
"OGCL"                                            --       Section 1.01
"OTS"                                             --       Section 3.01(k)
"Park"                                            --       Preamble
"Park Balance Sheet Date"                         --       Section 4.01(f)
"Park Dissenting Shares"                          --       Section 2.02(1)
"Park Financial Statements"                       --       Section 4.01(f)
"Park Meeting"                                    --       Section 6.06(b)
"Park Shareholders' Adoption"                     --       Section 11.01(b)
"Park Shares"                                     --       Preamble
"Park Stock Option Plan"                          --       Section 4.01(c)
"PBGC"                                            --       Section 3.01(s)
"PCBs"                                            --       Section 3.01(y)
"Pension Plan"                                    --       Section 3.01(s)
"Registration Statement"                          --       Section 7.08(a)
"Regulatory Authorities"                          --       Section 3.01(o)
"Rule 145 Affiliates"                             --       Section 5.06(a)
"SEC"                                             --       Section 3.01(c)
"Secretary of State"                              --       Section 1.02
"Securities Act"                                  --       Section 3.01(u)
"Security"                                        --       Preamble
"Security Balance Sheet Date"                     --       Section 3.01(f)
"Security Certificates"                           --       Section 2.02(a)
"Security Disclosure Schedule"                    --       Preamble
"Security Dissenting Share"                       --       Section 2.02(k)
"Security Financial Statements"                   --       Section 3.01(f)
"Security Meeting"                                --       Section 5.03(b)
"Security National"                               --       Section 3.01(a)
"Security Real Properties"                        --       Section 3.01(m)
"Security Shares"                                 --       Preamble
"Security Shareholders' Adoption"                 --       Section 11.01(b)
"Security Split Dollar Plan"                      --       Section 7.12
"Security Stock Option Plans"                     --       Section 3.01(b)
"Security Stock Options"                          --       Section 3.01(b)
"Security Subsidiaries"                           --       Section 3.01(a)

"Security Subsidiary Real Estate Collateral"      --       Section 3.01(y)
"Security Voting Debt"                            --       Section 3.01(b)
"Starting Date"                                   --       Section 11.01(d)
"Starting Price"                                  --       Section 11.01(d)
"Subsidiary"                                      --       Section 3.01(c)
"Surviving Corporation"                           --       Section 1.01
"Takeover Laws"                                   --       Section 3.01(aa)
"Tax"                                             --       Section 3.01(l)
"Tax Returns"                                     --       Section 3.01(l)
"Third Savings"                                   --       Section 3.01(a)
"Total Security Shares Outstanding"               --       Section 2.01(b)
"trading days"                                    --       Section 2.02(e)
"Updated Security Disclosure Schedule"            --       Section 5.02

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                  THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of November 20, 2000, is made and entered into by and between Park National Corporation, an Ohio corporation ("Park"), and Security Banc Corporation, an Ohio corporation ("Security") (Park and Security are sometimes hereinafter collectively referred to as the "Constituent Corporations").

                              W I T N E S S E T H:

                  WHEREAS, the Boards of Directors of Security and Park have each determined that it is in the best interests of their respective corporations and shareholders for Security to merge with and into Park (the "Merger"), upon the terms and subject to the conditions set forth in and pursuant to the terms of this Agreement; and

                  WHEREAS, the Boards of Directors of Security and Park have each approved this Agreement and the consummation of the transactions contemplated hereby; and

                  WHEREAS, as a result of the Merger, in accordance with the terms of this Agreement, Security will cease to have a separate corporate existence, and shareholders of Security will receive from Park in exchange for each common share, $1.5625 par value, of Security (the "Security Shares"), the number of common shares, without par value, of Park (the "Park Shares") calculated in accordance with the terms of this Agreement; and

                  WHEREAS, it is the intention of Security and Park that the Merger contemplated by this Agreement be accounted for under the "pooling-of-interests" accounting method; and

                  WHEREAS, for Federal income tax purposes, it is intended that the Merger contemplated by this Agreement qualify as a "reorganization" under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, Security has previously provided to Park a schedule disclosing additional information about Security (the "Security Disclosure Schedule");

                  NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, Security and Park, intending to be legally bound hereby, agree as follows:

                                   ARTICLE ONE
                                   THE MERGER

         1.01. MERGER; SURVIVING CORPORATION

         Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.02), Security shall merge with and into Park in accordance with the General Corporation Law of the State of Ohio (the "OGCL"). Park shall be the continuing and surviving corporation in the Merger, shall continue to exist under the laws of the State of Ohio, and shall be the only one of the Constituent Corporations to continue its separate corporate existence after the Effective Time. As used in this Agreement, the term "Surviving Corporation" refers to Park at and after the Effective Time. As a result of the Merger, the outstanding shares of capital stock and the treasury shares of the Constituent Corporations shall be converted in the manner provided in Article Two.

         1.02. EFFECTIVE TIME

         The Merger shall become effective upon the later of (a) the filing of the appropriate certificate of merger with the Secretary of State of the State of Ohio (the "Secretary of State") or (b) such time thereafter as is agreed to in writing by Park and Security and so provided in the certificate of merger. The date and time at which the Merger shall become effective is referred to in this Agreement as the "Effective Time."

         1.03. EFFECTS OF THE MERGER

         At the Effective Time:

         (a) the Articles of Incorporation of Park as in effect immediately prior to the Effective Time shall be the articles of the Surviving Corporation;

         (b) the Regulations of Park as in effect immediately prior to the Effective Time shall be the regulations of the Surviving Corporation; and

         (c) the authorized number of directors of the Surviving Corporation shall be the authorized number of directors of Park immediately prior to the Effective Time. At the Effective Time, each individual who is serving as a director of Park immediately prior to the Effective Time shall become a director of the Surviving Corporation and each such individual shall serve as a director of the Surviving Corporation for the balance of the term for which such individual was elected a director of Park. In addition, Harry O. Egger shall become a director of the Surviving Corporation and shall have a term expiring at the annual meeting of the shareholders of the Surviving Corporation to be held in 2002. Each director of the Surviving Corporation shall serve as such until his or her successor is duly elected and qualified in the manner provided in the articles and regulations of the Surviving Corporation or as otherwise provided by law or until his or her earlier death, resignation or removal in the manner provided in the articles and regulations of the Surviving Corporation or as otherwise provided by law;

         (d) each individual who is an officer of Park immediately prior to the Effective Time shall become an officer of the Surviving Corporation with each such individual to hold the same office in the Surviving Corporation, in accordance with the regulations thereof, as he held in Park immediately prior to the Effective Time. In addition, Harry O. Egger shall become Vice Chairman of the Surviving Corporation in accordance with the regulations thereof; and

         (e)      the Merger shall have the effects prescribed in the OGCL.


                                   ARTICLE TWO
                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

         2.01. CONVERSION OF SECURITY SHARES

         At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

         (a) Conversion of Security Shares. Subject to Sections 2.01(c) and 2.02, each Security Share issued and outstanding immediately prior to the Effective Time shall be converted into that number of fully paid and non-assessable Park Shares equal to the Exchange Ratio as defined in Section 2.01(b) of this Agreement. After the Effective Time, all such Security Shares shall no longer be outstanding and each certificate previously representing any Security Shares shall thereafter represent the Park Shares into which such Security Shares have been converted. Certificates previously representing Security Shares shall be exchanged for certificates representing whole Park Shares (and cash in lieu of fractional Park Share interests) issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.02, without interest.

         (b)      Exchange Ratio.

                  (i)      The Exchange Ratio shall be equal to:

                                   3,350,000 (THE "Merger Shares")
                           ------------------------------------------------
                                   Total Security Shares Outstanding
                                   (as defined in Section 2.01(b)(ii))

                  (ii) "Total Security Shares Outstanding" shall mean the total number of Security Shares issued and outstanding immediately prior to the Effective Time (other than Security Shares held in treasury by Security).

                  (iii) The Exchange Ratio shall be subject to adjustment in accordance with Section 2.02(m).

         (c) Cancellation of Treasury Shares; Security Shares Owned by Park. All Security Shares held by Security as treasury shares shall be cancelled and retired and shall cease to exist and no Park Shares or other consideration shall be delivered in exchange therefor. All Security Shares, if any, that are beneficially owned by Park shall become treasury shares of the Surviving Corporation.

         2.02.    EXCHANGE OF CERTIFICATES

         (a) Exchange Agent. At or prior to the Effective Time, Park shall deposit, or shall cause to be deposited, with First-Knox National Bank (the "Exchange Agent"), for the benefit of the holders of certificates which immediately prior to the Effective Time evidenced Security Shares (the "Security Certificates"), for exchange in accordance with this Article Two, certificates representing Park Shares and an estimated amount of cash necessary to pay cash in lieu of fractional Park Share interests in accordance with Section 2.02(e) (such certificates for Park Shares, together with any dividends or distributions with a record date occurring on or after the Effective Time with respect thereto, and such cash for fractional Park Share interests being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for such Security Shares.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Security Shares immediately prior to the Effective Time, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Security Certificates shall pass, only upon delivery of such Security Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Security Certificates in exchange for certificates representing Park Shares and cash in lieu of fractional Park Share interests. Upon surrender by such holder of a Security Certificate or Certificates evidencing all Security Shares standing in such holder's name for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Security Certificate or Certificates shall be entitled to receive in exchange therefor a certificate representing the number of whole Park Shares, and/or a check in respect of any fractional Park Share interests, which such holder has the right to receive in respect of the Security Certificate or Certificates surrendered pursuant to the provisions of this Article Two (after taking into account all Security Shares then held by such holder), and the

                  Security Certificate or Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Security Shares which is not registered in the transfer records of Security, a certificate representing the proper number of Park Shares, and/or a check in respect of any fractional Park Share interests, may be issued to a transferee if the Security Certificate representing such Security Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable share transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Security Certificate shall be deemed at any time after the Effective Time for all corporate purposes (except as provided in Section 2.02(c)) to represent only the number of whole Park Shares into which the Security Shares represented by such Security Certificate have been converted as provided in this Article Two and the right to receive upon such surrender cash in lieu of any fractional Park Share interests as contemplated by this Section 2.02.

         (c)      Distributions with Respect to Unexchanged Shares; Voting.

                  (i) Dividends or other distributions declared or made after the Effective Time with respect to Park Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Security Certificate with respect to the Park Shares represented thereby, and any cash payment in lieu of fractional Park Shares shall be paid to any such holder pursuant to Section 2.02(e), only after surrender of such Security Certificate by the holder thereof. Subject to the effect of applicable laws, following surrender of any such Security Certificate, there shall be paid to the holder of the certificates representing whole Park Shares issued in exchange therefor, without interest, (A) as promptly as practicable after the time of such surrender, the amount of any cash payable with respect to a fractional Park Share interest to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole Park Shares, and
                           (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Park Shares.

                  (ii) Former holders of record as of the Effective Time of Security Shares shall not be entitled to vote the Park Shares into which their Security Shares shall have been converted on matters submitted to the shareholders of Park until the Security Certificates formerly representing such Security Shares shall have been surrendered in accordance with this Section 2.02 or certificates evidencing such Park Shares shall have been issued in exchange therefor.

                  (d) No Further Ownership Rights in Security Shares. All Park Shares issued upon conversion of Security Shares in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Security Shares, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Security on such Security Shares in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time. If, after the Effective Time, Security Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article Two.

                  (e)      No Fractional Park Shares.

                           (i) No certificates or scrip representing fractional Park Shares shall be issued upon the surrender for exchange of Security Certificates evidencing Security Shares, and such fractional Park Share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation.

                           (ii) Each holder of Security Shares who would otherwise be entitled to receive a fractional Park Share shall receive from the Exchange Agent an amount of cash equal to the product obtained by multiplying (a) the fractional Park Share interest to which such holder (after taking into account all Security Shares held at the Effective Time by such holder) would otherwise be entitled by (b) the Average Closing Price of Park Shares (as defined below in Section 2.02(e)(iii) below). No interest shall be payable with respect to such cash payment.

                           (iii) The "Average Closing Price of Park Shares" shall mean the average of the closing sale prices of a Park Share on the American Stock Exchange ("AMEX") (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source) during the period of 20 trading days (as hereinafter defined in this Section 2.02(e)(iii)) immediately preceding the tenth day prior to the Effective Time. As used in this Agreement, "trading days" shall mean days on which actual trades of Park Shares occur.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of Security for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any shareholders of Security who have not theretofore complied with this Article Two shall thereafter look only to the Surviving Corporation for payment of their claim for Park Shares, any cash in lieu of fractional Park Share interest and any dividends or distributions with respect to Park Shares, in each case without interest.

                  (g) No Liability. None of Park, Security, the Exchange Agent or the Surviving Corporation shall be liable to any former holder of Security Shares for Park Shares (or dividends or distributions with respect thereto) or cash in lieu of a fractional Park Share interest delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h)      Share Transfer Books. Unless otherwise required by
                           Section 1701.85 of the OGCL, after the Effective Time there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the Security Shares which were outstanding immediately prior to the Effective Time.

                  (i) Lost Certificates. If there shall be delivered to the Exchange Agent by any person who is unable to produce any Security Certificate for Security Shares for surrender to the Exchange Agent in accordance with this Section 2.02:

                           (a)      Evidence to the satisfaction of the
                                    Surviving Corporation that such Security
                                    Certificate has been lost, wrongfully taken, or destroyed;

                           (b) Such security or indemnity as may be requested by the Surviving Corporation to save it harmless (which shall not include the requirement to obtain a third party bond or surety); and

                           (c)      Evidence to the satisfaction of the
                                    Surviving Corporation that such person was the owner of the Security Shares theretofore represented by each such Security Certificate claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present such Security Certificate for exchange pursuant to this Agreement;

                           then the Exchange Agent, in the absence of actual notice to it that any Security Shares theretofore represented by any such Security Certificate have been acquired by a bona fide purchaser, shall deliver to such person the Park Shares (and cash in lieu of fractional Park Share interests) that such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed Security Certificate.

                  (j) Waiver. The Surviving Corporation may from time to time, in the case of one or more persons, waive one or more of the rights provided to it in this

                           Article Two to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights thereafter to withhold any such payment, delivery or distribution in the case of any person.

                  (k) Security Shareholders' Dissenters' Rights. Anything contained in this Agreement or elsewhere to the contrary notwithstanding, if any holder of an outstanding Security Share shall properly exercise dissenters' rights with respect thereto in accordance with Section 1701.85 of the OGCL (a "Security Dissenting Share"), then:

                           (i) Each such Security Dissenting Share shall nevertheless be deemed to be extinguished at the Effective Time as provided elsewhere in this Agreement;

                           (ii) Each person perfecting such dissenter's rights shall thereafter have only such rights (and shall have such obligations) as are provided in Section 1701.85 of the OGCL, and the Surviving Corporation shall not be required to deliver any Park Shares or cash payments to such person in substitution for each such Security Dissenting Share in accordance with this Agreement; provided, however, that if any such person shall have failed to perfect or shall withdraw or lose such holder's rights under division (D) of
                                    Section 1701.85 of the OGCL, each such
                                    holder's Security Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive Park Shares and cash in lieu of fractional Park Share interests in accordance with the Exchange Ratio, without any interest thereon, pursuant to Section 2.01.

                           No holder of Security Dissenting Shares shall be entitled to submit a letter of transmittal, and any letter of transmittal submitted by a holder of Security Dissenting Shares shall be invalid.

                  (l) Park Shareholders' Dissenters' Rights. Anything contained in this Agreement to the contrary notwithstanding, if any person shall perfect dissenter's rights in respect of one or more Park Shares, in accordance with Section 1701.85 of the OGCL, then all of the rights accruing from the Park Shares which are outstanding immediately before the Effective Time and which are held by any shareholders who have not voted such Park Shares in favor of the adoption of this Agreement and who shall have delivered to Park a written demand for appraisal of such Park Shares in the manner provided in Section 1701.85 of the OGCL shall be suspended at the Effective Time; provided, however, that (i) the holders of such Park Shares (hereinafter referred to as "Park Dissenting Shares") upon compliance with the provisions of Section 1701.85 of the OGCL, shall be entitled to payment of the appraised value of such Park Dissenting Shares in accordance with Section 1701.85 of the OGCL and
                           (ii) the rights accruing from Park Dissenting Shares shall remain suspended until the earlier of (A) the date on which such holder, upon compliance with the provisions of Section 1701.85 of the OGCL, establishes the right to the payment of the appraised value of such Park Dissenting Shares in accordance with the provisions of Section 1701.85 of the OGCL and such value is paid to such holder, at which time such Park Dissenting Shares shall be cancelled and extinguished in consideration and exchange for such payment, and (B) the date on which either the demand for appraisal of such Park Dissenting Shares is withdrawn with the consent of Park or such holder forfeits the rights to appraisal of such Park Dissenting Shares by failing to establish such holder's entitlement to appraisal rights in accordance with Section 1701.85 of the OGCL, at which time such Park Dissenting Shares shall be deemed to be issued and outstanding.

                  (m) Changes in Park Shares. In the event Park changes (or establishes a record date for changing) the number of Park Shares issued and outstanding prior to the Effective Time as a result of a share split, share dividend, recapitalization or similar transaction with respect to the outstanding Park Shares and the record date therefor shall be prior to the Effective Time, or exchanges the Park Shares for a different number or kind of shares or securities or is involved in any transaction resulting in any of the foregoing, the Exchange Ratio shall be proportionately adjusted.

                  2.03.    PARK SHARES

                  All Park Shares, if any, that are owned directly by Security shall become treasury shares of the Surviving Corporation. Each other Park Share issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and unaffected by the Merger. Each Park Share held by Park in treasury shall continue to be a treasury share of the Surviving Corporation.

                                  ARTICLE THREE
                   REPRESENTATIONS AND WARRANTIES OF SECURITY

                  3.01.    REPRESENTATIONS AND WARRANTIES OF SECURITY

                  Security hereby represents and warrants to Park that:

                  (a)      Corporate Status.

                           (i) Security is an Ohio corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"); is duly organized, validly existing and in good standing under the laws of Ohio; and has the full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and, subject to the required adoption of this Agreement by the Security shareholders and the obtaining of appropriate approvals of Governmental Authorities and Regulatory Authorities, perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement. Security is not qualified to do business in any other jurisdiction or required to be so qualified to do business in any other jurisdiction except where the failure to be so qualified would not have a material adverse effect on Security. Copies of the articles of incorporation and regulations of Security and all amendments thereto have been delivered to Park by Security in Section 3.01(a) of the Security Disclosure Schedule.

                           (ii) Security National Bank and Trust Company ("Security National"), Citizens National Bank ("Citizens National") and The Third Savings and Loan Company ("Third Savings" and, collectively with Security National and Citizens National, the "Security Subsidiaries") are the only Subsidiaries (as that term is defined in Section 3.01(c)) of Security. Each of Security National and Citizens National is a national banking association; is duly organized, validly existing and in good standing under the laws of the United States of America; and has the full corporate power and authority to own its property, and to carry on its business as presently conducted. Third Savings is an Ohio state-chartered savings association; is duly organized, validly existing and in good standing under the laws of the State of Ohio; and has full corporate power and authority to own its property, and to carry on its business as presently conducted. No Security Subsidiary is qualified to do business in any other jurisdiction or required to be qualified to do business in any other jurisdiction except where the failure to be so qualified would not have a material adverse effect on such Security Subsidiary. Copies of the governing instruments of each Security Subsidiary and all amendments thereto have been delivered to Park in Section 3.01(a) of the Security Disclosure Schedule.

                           (iii) As used in this Agreement, (A) any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the financial condition, properties, assets, liabilities, businesses or results of operations of such entity and its subsidiaries taken as a whole and (B) the term "material adverse effect" means, with respect to an entity, a material adverse effect on the financial condition, properties, assets, liabilities, businesses or results of operations of such entity and its subsidiaries taken as a whole or on the ability of such entity to perform without material delay its obligations under this Agreement or consummate the Merger and the other material transactions contemplated by this Agreement.

                  (b)      Capitalization of Security.

                           (i) The authorized capital of Security consists solely of 18,000,000 common shares, $1.5625 par value per share, of which 11,777,700 Security Shares are issued and outstanding and 911,558 Security Shares are held in treasury by Security. All outstanding Security Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. All Security Shares issued have been issued in compliance with all applicable federal and state securities laws. As of the date of this Agreement, 174,999 Security Shares were reserved for issuance upon the exercise of outstanding stock options (the "Security Stock Options") granted under the Security Banc Corporation 1987 Stock Option Plan, the Security Banc Corporation 1995 Stock Option Plan and the Security Banc Corporation 1998 Stock Option Plan (collectively, the "Security Stock Option Plans"). Security has furnished to Park a true, complete and correct copy of each of the Security Stock Option Plans and a list of all participants therein which identifies the number of Security Shares subject to Security Stock Options held by each participant, the exercise price or prices of such Security Stock Options and the dates each Security Stock Option was granted, becomes exercisable and expires.

                           (ii) As of the date of this Agreement, except for this Agreement and the Security Stock Options, there are no options, warrants, calls, rights, commitments or agreements of any character to which Security is a party or by which it is bound obligating Security to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Security Shares or obligating Security to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the date of this Agreement, there are no outstanding contractual obligations of Security to repurchase, redeem or otherwise acquire any Security Shares except for such obligations arising under the Security Stock Option Agreement.

                           (iii) Except as disclosed in Section 3.01(b) of the Security Disclosure Schedule, since September 30, 1998, Security has not (A) issued or permitted to be issued any Security Shares, or securities exercisable for or convertible into Security Shares, other than upon exercise of the Security Stock Options granted prior to the date hereof under the Security Stock Option Plans; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through any Security Subsidiary or otherwise, any Security Shares; or (C) declared, set aside, made or paid to the shareholders of Security dividends or other distributions on the outstanding Security Shares, other than (x) regular quarterly cash dividends on the Security Shares at a rate not in excess of the regular quarterly cash dividends most recently declared by Security prior to the date of this Agreement and (y) the quarterly dividend in the amount of $0.20 per Security Share declared in respect of the fiscal quarter ended December 31, 2000.

                           (iv) No bonds, debentures, notes or other indebtedness of Security having the right to vote on any matters on which Security shareholders may vote ("Security Voting Debt") are issued or outstanding.

                  (c) Subsidiaries. The Security Subsidiaries are the only Subsidiaries of Security. Security owns of record and beneficially all of the issued and outstanding equity securities of each Security Subsidiary. There are no options, warrants, calls, rights, commitments or agreements of any character to which Security or any Security Subsidiary is a party or by which any of them is bound obligating any Security Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity securities of any Security Subsidiary (other than to Security) or obligating Security or any Security Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments, understandings or arrangements relating to Security's rights to vote or to dispose of the equity securities of any Security Subsidiary which it owns. All of the equity securities of the Security Subsidiaries held by Security are fully paid and non-assessable (except as provided in 12 U.S.C. Section 55 in the case of Security National and Citizens National and any comparable provision of applicable state law in the case of Third Savings) and are owned by Security free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever. Except as disclosed in Section 3.01(c) of the Security Disclosure Schedule, Security does not own beneficially, directly or indirectly, any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind, other than the Security Subsidiaries.

                           For purposes of this Agreement, "Subsidiary" has the meaning ascribed to it in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC").

                  (d) Corporate Proceedings. All corporate proceedings of Security necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in each case by Security, have been duly and validly taken, except for the adoption of this Agreement by the holders of at least two-thirds of the outstanding Security Shares entitled to vote thereon (which is the only required shareholder vote thereon). The Board of Directors of Security has recommended adoption of this Agreement by the shareholders of Security and directed that this Agreement be submitted to the shareholders of Security for their approval. This Agreement has been validly executed and delivered by duly authorized officers of Security. The Board of Directors of Security has received the written opinion of Austin Associates, Inc. to the effect that as of the date hereof, the consideration to be received by the holders of Security Shares in the Merger is fair to the holders of Security Shares from a financial point of view.

                  (e) Authorized and Effective Agreement. This Agreement constitutes the legal, valid and binding obligation of Security, enforceable against Security in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Security has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and, subject to the required adoption of this Agreement by the Security shareholders, the obtaining of appropriate approvals by Regulatory Authorities and Governmental Authorities and the expiration of applicable regulatory waiting periods, to perform its obligations under this Agreement.

                  (f) Financial Statements of Security. Security has furnished to Park accurate and complete copies of consolidated financial statements of Security consisting of (i) consolidated balance sheets as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the three years ended December 31, 1999, including accompanying notes and the report thereon of Ernst & Young LLP and
                           (ii) the unaudited consolidated balance sheet as of September 30, 2000 (the "Security Balance Sheet Date"), the related unaudited consolidated statements of income for the three and nine months ended September 30, 2000 and 1999, of changes in shareholders' equity for the nine months ended September 30, 2000 and 1999, and of cash flows for the nine months ended September 30, 2000 and 1999 (collectively, all of such consolidated financial statements are referred to as the "Security Financial Statements"). The Security Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis and present fairly, in all material respects, the consolidated financial condition of Security at the dates, and the consolidated results of operations and cash flows for the periods, stated therein; subject, in the case of the interim statements, to normal year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to Security and the absence of full footnotes.

                  (g) Absence of Undisclosed Liabilities. Except as disclosed in Section 3.01(g) of the Security Disclosure Schedule, neither Security nor any Security Subsidiary had any debt, obligation, guarantee or liability at the Security Balance Sheet Date, whether absolute, accrued, contingent or otherwise that would be required to be reflected on and reserved against in the Security Financial Statements or in the notes thereto except for debts, obligations, guarantees or liabilities which, individually or in the aggregate, do not exceed $50,000. Except as disclosed in Section 3.01(g) of the Security Disclosure Schedule, all debts, liabilities, guarantees and obligations of Security and the Security Subsidiaries incurred since the Security Balance Sheet Date have been incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate. Except as disclosed in Section 3.01(g) of the Security Disclosure Schedule, neither Security nor any Security Subsidiary is in default or breach of any material agreement to which Security or the Security Subsidiary is a party.

                  (h) Absence of Changes. Except as set forth in Section 3.01(h) of the Security Disclosure Schedule, since the Security Balance Sheet Date: (i) there has not been any material adverse change in the business, operations, assets or financial condition of Security and the Security Subsidiaries taken as a whole, and, to the knowledge of Security, no fact or condition exists which Security believes will cause such a material adverse change in the future; and (ii) Security has not taken or permitted any of the actions described in Section 5.01(b) of this Agreement.

                  (i) Loan Documentation. To the knowledge of Security, the documentation ("Loan Documentation") governing or relating to the loan and credit-related assets ("Loan Assets") representing the loan portfolio of each Security Subsidiary is legally sufficient for the purposes intended thereby and creates enforceable rights of such Security Subsidiary in accordance with the terms of such Loan Documentation, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Except as set forth in Section 3.01(i) of the Security Disclosure Schedule, no debtor under any of the Loan Documentation has asserted any claim or defense with respect to the subject matter thereof. Except as set forth in Section 3.01(i) of the Security Disclosure Schedule, none of the Security Subsidiaries is a party to a loan, including any loan guaranty, with any director, executive officer or five percent (5%) shareholder of Security or any Security Subsidiary, or any person, corporation or enterprise controlling, controlled by or under common control with either Security or any Security Subsidiary. All loans and extensions of credit that have been made by a Security Subsidiary and that are subject either to Sections 22(g) or 22(h) of the Federal Reserve Act, as amended, or to 12 C.F.R. Part 215 (Regulation O), comply therewith.

                  (j)      Allowance for Loan Losses. Except as set forth in
                           Section 3.01(j) of the Security Disclosure Schedule, there is no loan which was made by any Security Subsidiary and which is reflected as an asset of such Security Subsidiary on the Security Financial Statements that (i) is 90 days or more delinquent or
                           (ii) has been classified by examiners (regulatory or internal) as "Substandard," "Doubtful" or "Loss." The allowance for loan losses reflected on the Security Financial Statements has been determined in accordance with GAAP and in accordance with all rules and regulations applicable to Security and the Security Subsidiaries and is adequate in all material respects. Security has considered all potential losses known to Security to the best of its knowledge in establishing the current allowance for loan losses for each Security Subsidiary, other than such losses that if incurred would not have a material adverse effect on either Security or the appropriate Security Subsidiary.

                  (k) Reports and Records. Security and the Security Subsidiaries have filed all reports and maintained all records required to be filed or maintained by them under the rules and regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Office of the Comptroller of the Currency (the "OCC"), the Office of Thrift Supervision (the "OTS"), the Ohio Division of Financial Institutions (the "ODFI"), and the Federal Deposit Insurance Corporation (the "FDIC"), except for such reports and records the failure to file or maintain would not reasonably be expected to have a material adverse effect on Security or the applicable Security Subsidiary. All such documents and reports complied in all material respects with applicable requirements of law and rules and regulations in effect at the time such documents and reports were filed and contained in all material respects the information required to be stated therein. None of such documents or reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (l) Taxes. Except as set forth in Section 3.01(l) of the Security Disclosure Letter, Security and the Security Subsidiaries have timely filed all returns, statements, reports and forms (including elections, declarations, disclosures, schedules, estimates and information returns) (collectively, the "Tax Returns") with respect to all federal, state, local and foreign income, gross income, gross receipts, gains, premium, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, excise, severance, stamp, occupancy, license, lease, environmental, customs, duties, property, windfall profits and all other taxes (including any interest, penalties or additions to tax with respect thereto, individually, a "Tax" and, collectively, "Taxes") required to be filed with the appropriate tax authority through the date of this Agreement. Such Tax Returns are and will be true, correct and complete in all material respects. Security and the Security Subsidiaries have paid and discharged all Taxes due from them, other than such Taxes that are adequately reserved as shown on the Security Financial Statements or have arisen in the ordinary course of business since the Security Balance Sheet Date. Except as set forth in Section 3.01(l) of the Security Disclosure Letter, neither the Internal Revenue Service (the "IRS") nor any other taxing agency or authority, domestic or foreign, has asserted, is now asserting or, to the knowledge of Security, is threatening to assert against Security or any Security Subsidiary any deficiency or claim for additional Taxes. There are no unexpired waivers by Security or any Security Subsidiary of any statute of limitations with respect to Taxes. The accruals and reserves for Taxes reflected in the Security Financial Statements are adequate for the periods covered. Security and the Security Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all Taxes required by law to be withheld or collected. There are no liens for Taxes upon the assets of Security or any Security Subsidiary, other than liens for current Taxes not yet due and payable. Neither Security nor any Security Subsidiary has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code. Except as set forth in Section 3.01(l) of the Security Disclosure Letter, or as may be caused by any agreement entered into by Park, neither Security nor any Security Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of "excess parachute payments" within the meaning of Section 280G of the Code. Neither Security nor any Security Subsidiary has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which Security is or was the common parent corporation. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

                  (m) Property and Title. Section 3.01(m) of the Security Disclosure Schedule lists and describes all real property, and any leasehold interest in real property, owned or held by Security or any Security Subsidiary and used in the business of Security or any Security Subsidiary (collectively, the "Security Real Properties"). The Security Real Properties constitute all of the real property and interests in real property used in the businesses of Security and the Security Subsidiaries. Copies of all leases of real property to which Security or any Security Subsidiary is a party have been provided to Park in
                           Section 3.01(m) of the Security Disclosure Schedule. Such leasehold interests have not been assigned or subleased. All Security Real Properties which are owned by Security or any Security Subsidiary are free and clear of all mortgages, liens, security interests, defects, encumbrances, easements, restrictions, reservations, conditions, covenants, agreements, encroachments, rights of way and zoning laws, except (i) those set forth in the Security Financial Statements or Section 3.01(m) of the Security Disclosure Schedule; (ii) easements, restrictions, reservations, conditions, covenants, rights of way, zoning laws and other defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; and (iii) the lien of current taxes not yet due and payable. Security and the Security Subsidiaries own, and are in rightful possession of, and have good title to, all of the other assets indicated in the Security Financial Statements as being owned by Security or a Security Subsidiary, free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever except those described in the Security Financial Statements or
                           Section 3.01(m) of the Security Disclosure Schedule and except for those assets disposed of in the ordinary course of business consistent with past practices. All of the assets of Security and the Security Subsidiaries are in good operating condition, except for normal maintenance and routine repairs, and are adequate to continue to conduct the businesses of Security and the Security Subsidiaries as such businesses are presently being conducted.

                  (n) Legal Proceedings. Except as set forth in Section 3.01(n) of the Security Disclosure Schedule, there are no actions, suits, proceedings, claims or investigations pending or, to the knowledge of Security and the Security Subsidiaries, threatened in any court, before any governmental agency or instrumentality or in any arbitration proceeding (i) against Security or any Security Subsidiary which would have a material adverse effect on Security; or
                           (ii) against or by Security or any Security
                           Subsidiary which would prevent the consummation of this Agreement or any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof.

                  (o) Regulatory Matters. None of Security, the Security Subsidiaries and the respective properties of Security and the Security Subsidiaries is a party to or subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any court or federal or state governmental agency or authority, including any such agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposit (including, without limitation, the OCC, the Federal Reserve, the OTS, the ODFI, the SEC and the FDIC) or the supervision or regulation of Security or any Security Subsidiary (collectively, the "Regulatory Authorities"). Neither Security nor any Security Subsidiary has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                  (p) No Conflict. Subject to the required adoption of this Agreement by the shareholders of Security, receipt of the required approvals of Regulatory Authorities and Governmental Authorities, expiration of applicable regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, by Security do not and will not (i) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (A) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any administrative agency or commission or other federal, state or local governmental authority or instrumentality (each, a "Governmental Authority") applicable to Security or any Security Subsidiary or any of their respective properties; (B) the articles of incorporation or regulations of Security, the articles of association or by-laws of Security National or Citizens National or the articles of incorporation and regulations of Third Savings; (C) any material agreement, indenture or instrument to which Security or any Security Subsidiary is a party or by which it or its properties or assets may be bound; or (D) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to Security or any Security Subsidiary; (ii) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of Security or any Security Subsidiary; or (iii) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by Security or any Security Subsidiary.

                  (q) Brokers, Finders and Others. Except for the fees paid or payable to Austin Associates, Inc., there are no fees or commissions of any sort whatsoever claimed by, or payable by Security or any Security Subsidiary to, any broker, finder, intermediary, attorney, accountant or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

                  (r) Employment Agreements. Except as disclosed in Section 3.01(r) of the Security Disclosure Schedule, neither Security nor any Security Subsidiary is a party to any employment, change in control, severance or consulting agreement not terminable at will. Neither Security nor any Security Subsidiary is a party to, bound by or negotiating, any collective bargaining agreement, nor are any of their respective employees represented by any labor union or similar organization. Security and Security Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither Security nor any Security Subsidiary has engaged in any unfair labor practice.

                  (s)      Employee Benefit Plans.

                           (i)      Section 3.01(s)(i) of the Security
                                    Disclosure Schedule contains a complete and accurate list of all bonus, incentive, deferred compensation, pension (including, without limitation, Pension Plans defined below), retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare (including, without limitation, "welfare plans" within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or contributed to (currently or within the last six years) by (A) Security or any Security Subsidiary and in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants"), officer or former officer (the "Officers"), or director or former director (the "Directors") of Security or any Security Subsidiary participates or to which any such Employees, Consultants, Officers or Directors either participate or are parties or (B) any ERISA Affiliate (as defined below) (collectively, the "Compensation and Benefit Plans"). Neither Security nor any Security Subsidiary has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan, except as otherwise contemplated by Sections 6.02, 7.01, and
                                    7.12 of this Agreement.

                           (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act (as defined in Section 3.01(u)), the Exchange Act (as defined in Section 3.01(hh)), the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS and Security is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Security, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither Security nor any Security Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Security or any Security Subsidiary to a tax or penalty imposed by either
                                    Section 4975 of the Code or Section 502 of
                                    ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

                           (iii) No liability (other than for payment of premiums to the Pension Benefit Guaranty Corporation ("PBGC") which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Security or any Security Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate Plan") which is considered one employer with Security under Section 4001(a)(14) of ERISA or
                                    Section 414(b), (c) or (m) of the Code (an
                                    "ERISA Affiliate"). None of Security, the
                                    Security Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA (as defined in ERISA Sections 3(37)(A) and 4001(a)(3)) at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to Security's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. There is no pending investigation or enforcement action by the PBGC, the Department of Labor (the "DOL"), the IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

                           (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Security or any Security Subsidiary is a party have been timely made or have been reflected on the Security Financial Statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of Security, the Security Subsidiaries or any ERISA Affiliate
                                    (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

                           (v) Except as disclosed in Section 3.01(s)(v) of the Security Disclosure Schedule, neither Security nor any Security Subsidiary has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by
                                    Section 4980B of the Code. Except as
                                    disclosed in Section 3.01(s)(v) of the
                                    Security Disclosure Schedule, there has been no communication to Employees by Security or any Security Subsidiary that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

                           (vi) Security and the Security Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign Employees.

                           (vii) With respect to each Compensation and Benefit Plan, if applicable, Security has provided or made available to Park, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) most recent summary plan description; (F) forms filed with the PBGC within the past year (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310, Form 5310A, Form 5300 or Form 5330 filed within the past year with the IRS; and (I) most recent nondiscrimination tests performed under ERISA and the Code (including but not limited to Code Section 401(k) and 401(m) tests).

                           (viii) Except as disclosed on Section 3.01(s)(viii) of the Security Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), reasonably be expected to
                                    (A) entitle any Employee, Consultant or
                                    Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

                           (ix) Except as disclosed on Section 3.01(s)(ix) of the Security Disclosure Schedule, neither Security nor any Security Subsidiary maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                           (x) Except as disclosed on Section 3.01(s)(x) of the Security Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Park, Security or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code) of Security on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                  (t) Compliance with Laws. Each of Security and the Security Subsidiaries:

                           (i) has been in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such business, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the Federal Community Reinvestment Act, as amended, the Home Mortgage Disclosure Act, as amended, and all other applicable fair lending laws and other laws relating to discriminatory business practices, except for failures to be in compliance which, individually or in the aggregate, have not had or would not reasonably be expected to have a material adverse effect on Security or any Security Subsidiary;

                           (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to obtain any of the foregoing or to make any such filing, application or registration has not had or would not reasonably be expected to have a material adverse effect on Security or any Security Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and to Security's knowledge, no suspension or cancellation of any of them is threatened; and

                           (iii)    has received no notification or
                                    communication from any Governmental
                                    Authority (A) asserting that Security or any Security Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Security's knowledge, do any reasonable grounds for any of the foregoing exist), which has not been resolved to the satisfaction of the Governmental Authority which sent such notification or communication.

                  (u) Security Information. None of the information relating to Security and the Security Subsidiaries to be contained in (i) the Registration Statement (as that term is defined in Section 7.08 below) will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Joint Proxy Statement (as that term is defined in Section 5.03(b) below), as of the date such Joint Proxy Statement is mailed to shareholders of Security and up to and including the date of the meeting of Security's shareholders to which such Joint Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that, in each case, information as of a later date shall be deemed to modify information as of an earlier date. All information about Security and the Security Subsidiaries included in the Registration Statement and the Joint Proxy Statement will be deemed to have been supplied by Security.

                  (v)      Insurance.

                           (i) Section 3.01(v) of the Security Disclosure Schedule sets forth all of the insurance policies, binders or bonds maintained by Security or any Security Subsidiary and a description of all claims filed by Security or any Security Subsidiary against the insurers of Security and the Security Subsidiaries since December 31, 1997. Security and the Security Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Security reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; Security and the Security Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

                           (ii) The savings accounts and deposits of each of Security National, Citizens National and Third Savings are insured up to applicable limits by the FDIC in accordance with the Federal Deposit Insurance Act, and each of Security National, Citizens National and Third Savings has paid all assessments and filed all reports required by the Federal Deposit Insurance Act.

                  (w) Governmental and Third-Party Proceedings. No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority or any other third party is required to be made or obtained by Security or any Security Subsidiary in connection with the execution, delivery or performance by Security of this Agreement or the consummation by Security of the transactions contemplated hereby, except for (A) filings of applications and notices, as applicable, with and the approval of certain federal and state banking authorities, (B) filings with the SEC and state securities authorities, (C) the filing of the appropriate certificate of merger with the Secretary of State pursuant to the OGCL, and (D) the adoption of this Agreement by the Security shareholders. As of the date hereof, Security is not aware of any reason why the approvals set forth in Section 7.09 will not be received without the imposition of a condition, restriction or requirement of the type described in
                           Section 7.09.

                  (x) Contracts. Section 3.01(x) of the Security Disclosure Schedule sets forth a list, identifying by dates, subject matter and parties, of all contracts, agreements and instruments to which Security or any Security Subsidiary is a party or by which any of them is bound, and which involve the payment by or to Security or any Security Subsidiary of more than $50,000 in connection with the purchase of property or goods or the performance of services and which are not in the ordinary course of their respective businesses. True, complete and correct copies of all such contracts, agreements and instruments have been delivered to Park. Neither Security nor any Security Subsidiary, nor any other party thereto, is in default under any such contract, agreement, commitment, arrangement or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected in any way, or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  (y) Environmental Matters. Except as otherwise disclosed in Section 3.01(y) of the Security Disclosure
                           Schedule: (i) Security and the Security Subsidiaries are and have been at all times in compliance in all material respects with all applicable Environmental Laws (as that term is defined in this Section 3.01(y)), and, to the knowledge of Security, neither Security nor any Security Subsidiary has engaged in any activity in violation of any applicable Environmental Law; (ii)(A) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or, to the knowledge of Security, threatened in connection with any of Security's or any Security Subsidiary's activities and any Security Real Properties or improvements thereon, and (B) to the knowledge of Security, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or

                           Governmental Authority are pending or threatened in connection with any real properties in respect of which any Security Subsidiary has foreclosed or holds a mortgage or mortgages (hereinafter referred to as the "Security Subsidiary Real Estate Collateral");
                           (iii) no claims at any time have been made or threatened by any third party against Security or any Security Subsidiary, or with respect to the Security Real Properties or improvements thereon, or, to the knowledge of Security, the Security Subsidiary Real Estate Collateral or improvements thereon, relating to damage, contribution, cost recovery, compensation, loss, injunctive relief, remediation or injury resulting from any Hazardous Substance (as that term is defined in this Section 3.01(y)) which have not been resolved to the satisfaction of the involved parties and which have had or are reasonably expected to have a material adverse effect on Security or any Security Subsidiary; (iv) no Hazardous Substances have been integrated into the Security Real Properties or improvements thereon or any component thereof, or, to the knowledge of Security, the Security Subsidiary Real Estate Collateral or improvements thereon or any component thereof in such manner or quantity as may reasonably be expected to or in fact would pose a threat to human health or the value of the real property and improvements; (v) to Security's knowledge, no portion of the Security Real Properties or improvements thereon, or the Security Subsidiary Real Estate Collateral or improvements thereon is located within 500 feet of (A) a release of Hazardous Substance which has been reported or is required to be reported under any Environmental Law or (B) the location of any site used, in the past or presently, for the disposal of any Hazardous Substances; and (vi) neither Security nor any Security Subsidiary has knowledge, based upon commercially reasonable inquiry, that (A) any of the Security Real Properties or improvements thereon, or the Security Subsidiary Real Estate Collateral or improvements thereon has been used for the storage or disposal of Hazardous Substances or has been contaminated by Hazardous Substances, (B) any of the business operations of Security or any Security Subsidiary have contaminated lands, waters or other property of others with Hazardous Substances, except routine, office-generated solid waste, or (C) any of the Security Real Properties or improvements thereon, or the Security Subsidiary Real Estate Collateral or improvements thereon have in the past or presently contain underground storage tanks, friable asbestos materials or PCB-containing equipment.

                           For purposes of this Agreement, (i) "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"); the Resource Conservation and Recovery Act of 1976, as amended; the Hazardous Materials Transportation Act, as amended; the Toxic Substances Control Act, as amended; the Federal Water Pollution Control Act, as amended; the Safe Drinking Water Act, as amended; the Clean Air Act, as amended; the

                           Occupational Safety and Health Act of 1970, as amended; the Hazardous & Solid Waste Amendments Act of 1984, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation which may relate to or deal with human health or the environment, as of the date of this Agreement, and
                           (ii) "Hazardous Substances" means, at any time: (a) any "hazardous substance" as defined in sec. 101(14) of CERCLA or regulations promulgated thereunder; (b) any "solid waste," "hazardous waste," or "infectious waste," as such terms are defined in any other Environmental Law as of the date of this Agreement; and (c) friable asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products, and other dangerous, toxic or hazardous pollutants, contaminants, chemicals, materials or substances listed or identified in, or regulated by, any Environmental Law.

                  (z) Pooling. Neither Security nor any Security Subsidiary has taken, permitted or agreed to take any action that would prevent Park from accounting for the business combination to be effected by the Merger as a "pooling-of-interests."

                  (aa) Takeover Laws. Security has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other anti-takeover laws or regulations of any state (collectively, "Takeover Laws") applicable to it, including, without limitation, those of the State of Ohio.

                  (bb) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Security's own account, or for the account of one or more of the Security Subsidiaries or any of their respective customers (all of which are listed on the Security Disclosure Schedule), were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counter-parties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Security or the applicable Security Subsidiary, enforceable in accordance with its terms, and is in full force and effect. Neither Security nor any Security Subsidiary, nor to Security's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

                  (cc) Books and Records. The books and records of Security and the Security Subsidiaries have been fully, properly and accurately maintained and have been maintained in accordance with sound business practices. Such books and records fairly reflect the substance of events and transactions included therein.

                  (ee) Repurchase Agreements. With respect to any agreement pursuant to which Security or any Security Subsidiary has purchased securities subject to an agreement to repurchase, Security or the relevant Security Subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                  (ff) Disclosure. No representation or warranty by Security contained in this Agreement and no statement contained in any certificate or other document (including the Security Disclosure Schedule and any letter furnished by Security as contemplated by Sections 8.01(d) and 8.02(c) of this Agreement) furnished by Security to Park pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading, in the light of the circumstances under which they were made.

                  (gg) Investment Securities. Each of Security and the Security Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreement or held in any fiduciary or agency capacity), free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any person or persons whatsoever, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practice to secure obligations of Security or any Security Subsidiary. Such securities are valued on the books of Security in accordance with GAAP.

                  (hh) SEC Filings. The Security Shares are registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Security has filed all reports and proxy materials required to be filed by it with the SEC pursuant to the Exchange Act, except for any reports or proxy materials the failure to file which would not have a material adverse effect upon Security and the Security Subsidiaries taken as a whole. All such filings, at the time of filing, complied in all material respects as to form and included all exhibits required to be filed under the applicable rules of the SEC. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii) Fiduciary Responsibilities. During the applicable statute of limitations period, (i) each Security Subsidiary has properly administered all accounts (if any) for which it acts as a fiduciary or agent, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investor advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, and (ii) neither any Security Subsidiary nor any Director, Officer or Employee of a Security Subsidiary acting on behalf of such Security Subsidiary has committed any breach of trust with respect to any such fiduciary or agency account, and the accountings of each such fiduciary or agency account are true and correct and accurately reflect the assets of such fiduciary or agency account. To the knowledge of Security, there is no investigation or inquiry by any regulatory Authority pending or threatened against or affecting any Security Subsidiary relating to the compliance by such Security Subsidiary with sound fiduciary principles and applicable regulations.

                  (jj) CRA Compliance. Neither Security nor any Security Subsidiary has received any notice of non-compliance with the applicable provisions of the Federal Community Reinvestment Act, as amended ("CRA"), and the regulations promulgated thereunder, and each of Security National, Citizens National and Third Savings has received a CRA rating of satisfactory or better from the OCC or the OTS, as appropriate. Security knows of no fact or circumstance or set of facts or circumstances which would cause Security or any Security Subsidiary to receive any notice of non-compliance with such provisions or cause the CRA rating of Security or any Security Subsidiary to fall below satisfactory.

                  (kk) Ownership of Park Shares. As of the date hereof, except as otherwise disclosed in Section 3.01(kk) of the Security Disclosure Schedule, neither Security nor, to the knowledge of Security, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any Park Shares.

                  (ll) The Board of Directors of Security has received an opinion of Austin Associates, Inc. dated the date of this Agreement to the effect that the consideration to be received by the Security shareholders in the Merger is fair, from a financial point of view, to the Security shareholders.

                                  ARTICLE FOUR
                     REPRESENTATIONS AND WARRANTIES OF PARK

                  4.01.    REPRESENTATIONS AND WARRANTIES OF PARK

                  Park hereby warrants and represents to Security that:

                  (a) Corporate Status. Park is an Ohio corporation and a bank holding company registered under the BHC Act; is duly organized, validly existing and in good standing under the laws of the State of Ohio; and has the full corporate power and authority to own its property, to carry on its business as presently conducted and to enter into and, subject to the required adoption of this Agreement by the Park shareholders and the obtaining of appropriate approvals of Governmental Authorities and Regulatory Authorities, perform its obligations under this Agreement and consummate the transactions contemplated by this Agreement.

                  (b) Corporate Proceedings. All corporate proceedings of Park necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, in each case by Park, have been duly and validly taken, except for the adoption of this Agreement by the holders of two-thirds of the outstanding Park Shares entitled to vote thereon (which is the only required shareholder vote thereon). This Agreement has been validly executed and delivered by duly authorized officers of Park.

                  (c)      Capitalization of Park.

                           (i) As of the date of this Agreement, the authorized capital stock of Park consists only of 20,000,000 common shares, without par value, of which 10,798,043 Park Shares are issued and outstanding and 393,686 Park Shares are held in treasury by Park. The outstanding Park Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. As of the date of this Agreement, 307,978 Park Shares were reserved for issuance upon the exercise of outstanding incentive stock options granted under the Park National Corporation 1995 Incentive Stock Option Plan (the "Park Stock Option Plan") and 326,551 Park Shares were available for future grants of incentive stock options under the Park Stock Option Plan. As of the date of this Agreement, except for the Merger Shares issuable pursuant to this Agreement, Park has no other commitment or obligation to issue, deliver or sell any Park Shares.

                           (ii) The Park Shares to be issued in exchange for Security Shares in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

                  (d) Authorized and Effective Agreement. This Agreement constitutes the legal, valid and binding obligation of Park, enforceable against Park in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors' right generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Park has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and, subject to the required adoption of this Agreement by the Park shareholders, satisfaction of the requirements referred to in Section 4.01(k), the expiration of applicable regulatory waiting periods, and required filings under federal and state securities laws, to perform its obligations under this Agreement.

                  (e) No Conflict. Subject to the required adoption of this Agreement by Park's shareholders, the satisfaction of the requirements referred to in Section 4.01(k), the expiration of applicable regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, by Park do not and will not (i) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of:
                           (A) any federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any Governmental Authority applicable to Park or any of its properties; (B) the Articles of Incorporation or Regulations of Park; (C) any material agreement, indenture or instrument to which Park is a party or by which it or its properties or assets may be bound; or (D) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to Park; (ii) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of Park; or (iii) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by Park.

                  (f) Financial Statements of Park. Park has furnished to Security consolidated financial statements of Park consisting of (i) consolidated balance sheets as of December 31, 1999 and 1998 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the three years ended December 31, 1999, including accompanying notes and the report thereon of Ernst & Young LLP and
                           (ii) unaudited consolidated balance sheet as of September 30, 2000 (the "Park Balance Sheet Date"), the related unaudited consolidated statements of income for the three and nine months ended September 30, 2000 and 1999, of changes in shareholders' equity for the nine months ended September 30, 2000 and 1999 and of cash flows for the nine months ended September 30, 2000 and 1999 (collectively, all of such consolidated financial statements are referred to as the "Park Financial Statements"). The Park Financial Statements were prepared in conformity with GAAP applied on a consistent basis and present fairly, in all material respects, the consolidated financial condition of Park at the dates, and the consolidated results of operations and cash flows for the periods, stated therein; subject, in the case of the interim financial statements, to normal year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to Park and the absence of full footnotes.

                  (g)      Absence of Changes. Since the Park Balance Sheet
                           Date: (i) the businesses of Park and its Subsidiaries have been conducted only in the ordinary course consistent with past practice; (ii) there has been no material adverse change in the assets, liabilities, business or operations of Park and its Subsidiaries taken as a whole; and (iii) there has been no damage, destruction, loss or event (whether or not insured against) which in the aggregate has had or might reasonably be expected to have a material adverse effect on the business or operations of Park and its Subsidiaries taken as a whole.

                  (h) Takeover Laws. Park has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Laws applicable to Park.

                  (i) SEC Filings. The Park Shares are registered with the SEC pursuant to Section 12(b) of the Exchange Act. Park has filed all reports and proxy materials required to be filed by it with the SEC pursuant to the Exchange Act, except for any reports or proxy materials the failure to file which would not have a material adverse effect upon Park and its Subsidiaries taken as a whole. All such filings, at the time of filing, complied in all material respects as to form and included all exhibits required to be filed under the applicable rules of the SEC. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (j) Brokers, Finders and Others. There are no fees or commissions of any sort whatsoever claimed by, or payable by Park to, any broker, finder, intermediary or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby.

                  (k) Governmental and Third-Party Proceedings. No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority or any other third party is required to be made or obtained by Park in connection with the execution, delivery or performance by Park of this Agreement or the consummation by Park of the transactions contemplated hereby, except for (A) filings of applications or notices, as applicable, with and the approval of certain federal and state banking authorities, (B) filings with the SEC and state securities authorities, (C) the adoption of this Agreement by the Park shareholders, (D) the filing of the appropriate certificate of merger with the Secretary of State pursuant to the OGCL and (E) receipt of the approvals set forth in Section 7.09. As of the date hereof, Park is not aware of any reason why the approvals set forth in Section 7.09 will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.09.

                  (l) Pooling. Neither Park nor any of its Subsidiaries has taken or permitted any action which would prevent the Merger from being accounted for as a "pooling-of-interests."

                  (m) Park Information. None of the information relating to Park and its Subsidiaries to be contained in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Joint Proxy Statement, as of the date such Joint Proxy Statement is mailed to shareholders of Park and up to and including the date of the meeting of the Park shareholders to which such Joint Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that, in each case, information as of a later date shall be deemed to modify information as of an earlier date. All information about Park and its Subsidiaries included in the Registration and the Joint Proxy Statement will be deemed to have been supplied by Park.

                  (n) Deposit Insurance. The deposits of Park's bank Subsidiaries are insured by the FDIC in accordance with the Federal Deposit Insurance Act and said bank Subsidiaries have paid all assessments and filed all reports required by the Federal Deposit Insurance Act.

                  (o) Disclosure. No representation or warranty by Park contained in this Agreement, and no statement contained in any certificate or other document (including any letter furnished by Park as contemplated by Sections 8.01(d) and 8.02(c) of this Agreement) furnished by Park to Security pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading, in the light of the circumstances under which they were made.

                  (p) Ownership of Security Shares. As of the date hereof, other than 15,000 Security Shares beneficially owned directly by Park, neither Park nor any of its Subsidiaries (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any Security Shares.

                                  ARTICLE FIVE
                          FURTHER COVENANTS OF SECURITY

                  5.01.    OPERATION OF BUSINESS

                  Security covenants with Park that throughout the period from the date of this Agreement to and including the Closing:

                  (a) Conduct of Business. Security's business, and the business of each Security Subsidiary, will be conducted only in the ordinary and usual course consistent with past practice. Without the written consent of Park, Security shall not, and shall cause each Security Subsidiary not to (i) take any action which would be inconsistent with any representation or warranty of Security set forth in this Agreement or which would cause a breach of any such representation or warranty if made at or immediately following such action; or (ii) engage in any lending activities other than in the ordinary course of business consistent with past practice. To the extent permitted under applicable law or regulation, Security shall send to Park via facsimile transmission a copy of all loan presentations made to the Board of Directors of Security at the same time as such presentations are transmitted to such Board and all other proposals for loans in excess of $500,000. Security shall consult with Park prior to
                           (x) hiring any full-time officer, other than replacement employees for positions then existing; and (y) purchasing any investment securities.

                  (b) Changes in Business and Capital Structure. Except as provided for by this Agreement, set forth in the Security Disclosure Letter or as otherwise approved expressly in writing by Park (which approval will not be unreasonably withheld or delayed), Security will not, and will cause each Security Subsidiary not to:

                           (i) sell, transfer, mortgage, pledge or subject to any lien or otherwise encumber any of the assets of Security or the Security Subsidiary, tangible or intangible, except in the ordinary course of business for full and fair consideration actually received;

                           (ii) make any capital expenditure or capital additions or betterments which individually exceed $100,000;

                           (iii) become bound by, enter into, or perform any material contract, commitment or transaction which is other than in the ordinary course of its business or which would cause or result in its being unable to perform its obligations under this Agreement;

                           (iv) declare, pay or set aside for payment any dividends or make any distributions on its capital shares issued and outstanding other than quarterly cash dividends on Security Shares in respect of fiscal quarters ending on or after December 31, 2000 in an amount not to exceed $0.20 per share, in each case with record and payment dates as indicated in Section 7.10 of this Agreement;

                           (v) purchase, redeem, retire or otherwise acquire any of its capital shares;

                           (vi) issue or grant any option or right to acquire any of its capital shares or any Voting Debt or effect, directly or indirectly, any share split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

                           (vii) amend its articles of incorporation, constitution, articles of association, regulations, by-laws or other governing documents;

                           (viii) merge or consolidate with any other person or otherwise reorganize except for the Merger;

                           (ix) acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity;

                           (x) enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensa-tion, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any Director, Officer or Employee of Security or any Security Subsidiary, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder; provided, however, that Security may (A) take such actions in order to satisfy either applicable law or contractual obligations existing as of the date hereof and disclosed in the Security Disclosure Schedule or regular annual renewals of insurance contracts; and (B) terminate its defined contribution retirement plan at any time before the Effective Time, with benefit distributions deferred until the IRS issues a favorable determination with respect to the terminating plan's tax-qualified status upon termination and with Security and Park to cooperate in good faith to apply for such approval and to agree upon associated plan termination amendments that shall, among other things, provide for the application of all assets of a terminating plan for its participants, and allow plan participants not only to receive lump-sum distributions of their benefits but also to transfer those benefits to the Park National Corporation Employee's Voluntary Salary Deferral Plan and Trust maintained for employees of Park and its Subsidiaries;

                           (xi) pay any general wage or salary increase or bonus, other than normal pay increases and bonuses consistent with past practices, or enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any Officer, Director or Employee, except, in each case, for changes which are required by applicable law or to satisfy contractual obligations existing as of the date hereof and disclosed in the Security Disclosure Schedule;

                           (xii) enter into or terminate any contract, other than a loan contract, requiring the payment or receipt of $100,000 or more in any 12-month period or amend or modify in any material respect any of its existing material contracts;

                           (xiii) incur any indebtedness for money borrowed or incur any material obligation or liability other than in the ordinary course of business;

                           (xiv) take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying (A) for "pooling-of-interests" accounting treatment or (B) as a reorganization within the meaning of Section 368(a) of the Code;

                           (xv) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

                           (xvi) waive or cancel any right of material value or material debts, except in the ordinary course of business consistent with past practices;

                           (xvii) take any action that would result in (A) any of its representations or warranties contained in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
                                    (B) any of the conditions to the Merger set forth in Article Eight not being satisfied or (C) a violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation;

                           (xviii) cause any material adverse change in the amount or general composition of deposit liabilities;

                           (xix) make any material investment (except in the ordinary course of business); or

                           (xx) enter into any agreement to do any of the foregoing.

                  (c) Maintenance of Property. Security and the Security Subsidiaries will use their commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted.

                  (d) Performance of Obligations. Security and the Security Subsidiaries will perform all of their obligations under all agreements relating to or affecting their respective properties, rights and businesses, except where nonperformance would not have a material adverse effect on Security or any Security Subsidiary.

                  (e) Maintenance of Business Organization. Security will, and will cause the Security Subsidiaries to, use their commercially reasonable efforts to maintain and preserve their respective business organizations intact; to retain present key Employees; and to maintain the respective relationships of customers, suppliers and others having business relationships with them. Security will not, and will cause the Security Subsidiaries not to, take any action or omit to take any action which would terminate or enable any Employee of Security or any Security Subsidiary to terminate his employment or employment agreement without cause and continue thereafter to receive compensation.

                  (f) Insurance. Security and the Security Subsidiaries will maintain insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, were maintained by them at the Security Balance Sheet Date, and upon the renewal or termination of such insurance, Security and the Security Subsidiaries will use commercially reasonable best efforts to renew or replace such insurance coverage with reputable insurers, in respect of the amounts, premiums, types and risks insured or maintained by them at the Balance Sheet Date.

                  (g) Access to Information. Security will, and will cause the Security Subsidiaries to, take all action necessary to (i) afford the officers and designated representatives of Park full access during normal business hours upon reasonable notice to all of Security's and each Security Subsidiary's respective properties and, to the extent Security or any Security Subsidiary has or may provide such access, to the Security Subsidiary Real Estate Collateral (including for purposes of inspection and investigation for soil and groundwater tests), books, records, Tax Returns and reports, financial statements, contracts and commitments, and any work papers relating to any of the foregoing; (ii) furnish to Park any and all documents, copies of documents, and information (A) concerning compliance and/or noncompliance with Environmental Laws and with respect to the past, present or suspected future presence of Hazardous Substances on the Security Real Properties and the Security Subsidiary Real Estate Collateral, including but not limited to environmental audit and Phase I reports, and (B) concerning Security's and each Security Subsidiary's affairs as Park may reasonably request; (iii) afford full access to Park to Security's and each Security Subsidiary's Officers, Directors, Employees and agents in order that Park may have full opportunity to make such investigation as it shall desire to make of the business and affairs of Security and the Security Subsidiaries; and (iv) authorize Park's representatives to inquire of government agencies, and inspect the files of those agencies, with respect to the environment conditions on and about the Security Real Properties and the Security Subsidiary Real Estate Collateral. During the period from the date of this Agreement to the Effective Time, Security shall promptly furnish Park with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

                  (h) Payment of Taxes. Security shall, and shall cause Security Subsidiaries to, timely file all Tax Returns required to be filed on or before the Closing Date, and pay any Tax shown on such Tax Returns to be due.

                  (i) Risk Management. Except as required by applicable law or regulation, neither Security nor any Security Subsidiary shall (i) implement or adopt any material change in its interest rate risk management and other risk management policies, procedures or practices;
                           (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risks; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

                  5.02.    NOTIFICATION

                  Between the date of this Agreement and the Closing Date, Security will promptly notify Park in writing if Security becomes aware of any fact or condition that (a) causes or constitutes a breach of any of Security's representations and warranties or (b) would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Security Disclosure Schedule, Security will promptly deliver to Park a supplement to the Security Disclosure Schedule specifying such change ("Updated Security Disclosure Schedule"). During the same period, Security will promptly notify Park of (i) the occurrence of any breach of any of Security's covenants contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely or (iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to Security, to result in a material adverse effect with respect to Security. In addition, if at any time prior to the Effective Time, any event or circumstance relating to Security or any of its Officers or Directors should be discovered which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Security shall promptly inform Park.

                  5.03.    SHAREHOLDER APPROVAL

                  Security covenants that:

                  (a) The Board of Directors of Security will recommend the adoption of this Agreement and the approval of the transactions contemplated hereby to the shareholders of Security, subject to that Board's fiduciary obligations under Ohio law, as determined in good faith after consultation with and based upon advise of independent legal counsel.

                  (b) Security will call a meeting of its shareholders (the "Security Meeting") to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of adopting this Agreement and approving the transactions contemplated hereby and will, subject to the provisions of Sections 5.03(a) and 5.04, use its best efforts to effect such adoption and approval. Security will prepare appropriate proxy solicitation materials in respect of the Security Meeting, which materials will include the joint proxy statement of Security and Park (the "Joint Proxy Statement") and which will be a part of the Registration Statement to be submitted by Park to the SEC pursuant to Section
                           7.08 of this Agreement.

                  5.04.    ACQUISITION PROPOSALS

                  From and after the date hereof, Security will not, directly or indirectly, through any of its Officers, Directors, Employees, agents or advisors, (i) solicit or initiate or knowingly encourage, including by means of furnishing information, any proposals, offers or inquiries from any person relating to any acquisition or purchase of 20% or more of the outstanding shares of any class of voting securities of, or 20% or more of the assets or deposits of, Security or any Security Subsidiary, or any merger, tender or exchange offer, consolidation or business combination involving, Security or any Security Subsidiary (an "Acquisition Proposal") or (ii) unless the Board of directors of Security determines in good faith that such action is required for that Board to fulfill the Board's fiduciary duties and obligations to the Security shareholders under Ohio law as advised by counsel to Security and Security gives prior notice to Park of such action (in which event Security may furnish information), engage in negotiations with or disclose any nonpublic information relating to Security or any Security Subsidiary or afford access to the Security Real Properties, or the books or records of Security or any Security Subsidiary to any person that may be considering or has made an Acquisition Proposal. Security shall promptly (within 24 hours) notify Park, orally and in writing, if any such proposal, offer, inquiry or contact is made and shall, in any such notice, indicate the identity and terms and conditions of any proposal or offer, or any such inquiry or contact. Security shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Park with respect to any Acquisition Proposal and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal.

                  5.05.    DELIVERY OF INFORMATION

                  (a) Security will promptly furnish to Park all information requested by Park regarding Security's assets, properties, business, affairs, operations, condition (financial or otherwise), prospects and corporate organization as shall be required by the rules and regulations under the Securities Act or by the SEC for inclusion in the Registration Statement described in Section 7.08 and shall otherwise reasonably assist Park in the preparation and filing of such Registration Statement.

                  (b) Security shall furnish to Park promptly after such documents are available: (i) all reports, proxy statements or other communications by Security to its shareholders generally; and (ii) all press releases relating to any transactions.

                  5.06.    AFFILIATES COMPLIANCE WITH THE SECURITIES ACT

                  (a) In the Security Disclosure Schedule and no later than the 15th day prior to the mailing of the Security Proxy Statement, Security shall deliver to Park a schedule of all persons whom Security reasonably believes are, or are likely to be, as of the date of the Security Meeting, deemed to be "affiliates" of Security as that term is used in Rule 145 under the

                           Securities Act and/or Accounting Series Releases 130 and 135, as amended, of the SEC (the "Rule 145 Affiliates"). Thereafter and until the Effective Time, Security shall identify to Park each additional person whom Security reasonably believes to have thereafter become a Rule 145 Affiliate.

                  (b) Security shall use its diligent efforts to cause each person who is identified as a Rule 145 Affiliate pursuant to Section 5.06(a) above (who has not executed and delivered the same concurrently with the execution of this Agreement) to execute and deliver to Park on or before the date of mailing of the Joint Proxy Statement, a written agreement, substantially in the form of Exhibit A attached hereto. Because the Merger is intended to qualify for "pooling-of-interests" accounting treatment, the Park Shares received by such Rule 145 Affiliates in the Merger shall not be transferable for a period beginning 30 days before the Effective Time and ending on such date as financial results covering at least 30 days of post-Merger operations have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such Rule 145 Affiliate has provided the written agreement referred to in this Section, and the certificates representing such Park Shares will bear an appropriate restrictive legend.

                  5.07.    TAKEOVER LAWS

                  Security shall take all necessary steps to (a) exempt (or cause the continued exemption of) this Agreement and the Merger from the requirements of any Takeover Law and from any provisions under its articles of incorporation and regulations, as applicable, by action of the Board of Directors of Security or otherwise, and (b) assist in any challenge by Park to the validity, or applicability to the Merger, of any Takeover Law.

                  5.08.    TITLE INSURANCE

                  For each parcel of Security Real Property as to which Park may specifically request, Security shall deliver to Park, and Park shall pay for, a title insurance commitment (ALTA Form B-1992 or its equivalent) for a fee owner's title insurance policy or leasehold owner's title insurance policy, as appropriate, each in an amount equal to the carrying cost of the premises or leasehold interest to be insured (including all improvements thereon), on the books of Security or the applicable Security Subsidiary. Each title insurance commitment shall show that marketable fee simple title to the owned premises or that valid leasehold title to the leased premises, as appropriate, is in the name of Security or a Security Subsidiary, and that the premises is free and clear of any liens and encumbrances except taxes and assessments not delinquent and utility and other easements that do not interfere with the use of the Security Real property for the business being conducted thereon. Each such commitment shall provide that such fee owner's policy committed for therein shall be an ALTA Form B-1992, and each leasehold owner's policy shall be an ALTA Form B-1992, or other form acceptable to Park.

                  5.09.    SCHEDULE 13D AND 13G FILINGS

                  Security shall promptly advise Park of the filing of a
Schedule 13D or 13G under the Exchange Act, if any, with respect to Security and shall provide Park with a copy of any such Schedule promptly after receipt thereof.

                  5.10.    SURVEY

                  For each parcel of Security Real Property as to which Park may specifically request, within 30 days after receipt of such request, Security shall provide to Park, at Park's cost, a current land survey of such parcel of Security Real Property. Each survey shall be conducted and prepared by a duly licensed land surveyor approved by Park and, unless otherwise agreed by Park in writing, shall be a duly certified ALTA/ACSM field survey, which shall comply with such requirements as are typical of transactions of this type and shall confirm that the Security Real Property is not subject to any easements, restrictions, set backs, encroachments or other limitations except utility and other easements that do not interfere with the use of the Security Real Property for the business then being conducted thereon, and that the Security Real Property is not located in any flood hazard area.

                                   ARTICLE SIX
                            FURTHER COVENANTS OF PARK

                  6.01.    ACCESS TO INFORMATION

                  (a) Park shall, and shall cause its Subsidiaries to, take all action necessary to (i) afford the Officers and designated representatives of Security full access during normal business hours upon reasonable notice to all of Park's and each Park Subsidiary's respective properties and, to the extent Park or any Park Subsidiary has or may provide such access, to the books, records, Tax Returns (as that term is defined in Section 3.01(l)) and reports, financial statements, contracts and commitments, and any work papers relating to any of the foregoing; (ii) furnish to Security any and all documents, copies of documents and information concerning Park's and each Park Subsidiary's affairs as Security may reasonably request; and (iii) afford full access to Security to Park's and each Park Subsidiary's officers and directors in order that Security may have full opportunity to make such investigation as it shall desire to make of the business and affairs of Park and the Park Subsidiaries.

                  (b) Park shall furnish to Security promptly after such documents are available: (i) all reports, proxy statements or other communications by Park to its shareholders generally; and (ii) all press releases relating to any transactions.

                  6.02.    OPPORTUNITY OF EMPLOYMENT; EMPLOYEE BENEFITS

                  The existing Employees of Security and the Security Subsidiaries shall have the opportunity to continue as employees of Park or one of its Subsidiaries, at the Effective Time; subject, however, to the right of Park and its Subsidiaries to terminate any such employees for "cause." Notwithstanding the preceding sentence, Park agrees to honor the employment agreements that the Security Subsidiaries have with the Officers disclosed in
Section 6.02 of the Security Disclosure Schedule, provided that each such agreement shall have been modified prior to the Effective Time as contemplated in Section 8.01(h) of this Agreement. It is understood and agreed that except as provided in the second sentence of this Section 6.02, nothing in this Section
6.02 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under applicable law and said employees shall not be deemed to be third-party beneficiaries of this provision. From and after the Effective Time, subject to the provisions of Sections 7.12 and 7.13, the Employees of Security and the Security Subsidiaries shall continue to participate in the Security Compensation and Benefit Plans in effect at the Effective Time unless and until Park, in its sole discretion, shall determine that the Employees of Security and the Security Subsidiaries shall, subject to applicable eligibility requirements, participate in employee benefit plans of Park and that all or some of the Security Compensation and Benefit Plans shall be terminated or merged into certain employee benefit plans of Park. Notwithstanding the foregoing, each Security Employee and each Security Subsidiary Employee shall be credited with years of service with Security, the appropriate Security Subsidiary and, to the extent credit would have been given by Security or the appropriate Security Subsidiary for years of service with a predecessor (including any business organization acquired by Security or any Security Subsidiary), years of service with a predecessor of Security or a Security Subsidiary, for purposes of eligibility and vesting (but not for benefit accrual purposes) in the employee benefit plans of Park, and shall not be subject to any exclusion or penalty for pre-existing conditions that were covered under the Security Compensation and Benefit Plans immediately prior to the Effective Time, or to any waiting period relating to such coverage. If, after the Effective Time, Park adopts a new plan or program for its employees or executives, then to the extent its employees or executives receive past service credits for any reason, Park shall credit similarly-situated employees and executives of Security and the Security Subsidiaries with equivalent credit for service with Security, a Security Subsidiary or their respective predecessors, to the extent that years of service credit would have been given by Security or the appropriate Security Subsidiary for years of service with a predecessor of Security or a Security Subsidiary. The foregoing covenants shall survive the Merger, and Park shall before the Effective Time adopt resolutions that amend its tax-qualified retirement plans to provide for the Security or Security Subsidiary service credits referenced herein.

                  6.03.    AMEX LISTING

                  Park shall file a listing application with AMEX for the Park Shares to be issued to the former holders of Security Shares in the Merger at the time prescribed by applicable rules and regulations of AMEX. In addition, Park will use its best efforts to maintain its listing on AMEX.

                  6.04.    TAKEOVER LAWS

                  Park shall take all necessary steps to (a) exempt (or cause the continued exemption of) this Agreement and the Merger from the requirements of any Takeover Law and from any provisions under its Articles of Incorporation and Regulations, as applicable, by action of the Board of Directors of Park or otherwise, and (b) assist in any challenge by Security to the validity, or applicability to the Merger, of any Takeover Law.

                  6.05.    NOTIFICATION

                  Between the date of this Agreement and the Closing Date, Park will promptly notify Security in writing if Park becomes aware of any fact or condition that (a) causes or constitutes a breach of any of Park's representations and warranties or (b) would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Park will promptly notify Security of (i) the occurrence of any breach of any of Park's covenants contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely or (iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to Park, to result in a material adverse effect with respect to Park.

                  6.06.    SHAREHOLDER APPROVAL

                  Park covenants that:

                  (a) The Board of Directors of Park will recommend the adoption of this Agreement and the approval of the transactions contemplated hereby to the shareholders of Park, subject to that Board's fiduciary obligations under Ohio law, as determined in good faith after consultation with and based upon advise of independent legal counsel.

                  (b) Park will call a meeting of its shareholders (the "Park Meeting") to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of adopting this Agreement and approving the transactions contemplated hereby and will, subject to the provisions of Section 6.06(a), use its best efforts to effect such adoption and approval. Park will prepare appropriate proxy solicitation materials in respect of the Park Meeting, which materials will include the Joint Proxy Statement and which will be a part of the Registration Statement to be submitted by Park to the SEC pursuant to Section 7.08 of this Agreement.

                  6.07.    OFFICERS' AND DIRECTORS' INDEMNIFICATION

                  (a) Following the Effective Time, Park shall indemnify, defend and hold harmless the present Directors, Officers and Employees of Security and the Security Subsidiaries (each, an "Indemnified Party") against costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that Security or any Security Subsidiary is required to indemnify (and advance expenses to) an Indemnified Party under the laws of the jurisdiction of formation or incorporation of Security or the relevant Security Subsidiary, and the articles of incorporation and regulations of Security or Third Savings or the articles of association and by-laws of Security National or Citizens National, in each case to the extent applicable to the particular Indemnified Party, as in effect on the date hereof; provided that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the laws of the jurisdiction of formation or incorporation, the articles of incorporation and regulations of Security or Third Savings or the articles of association and by-laws of Security National or Citizens National, as appropriate, shall be made by the court in which the claim, action, suit or proceeding was brought or by independent counsel (which shall not be counsel that provides material services to Park) selected by Park and reasonably acceptable to such Indemnified Party.

                  (b) For a period of three years from the Effective Time, Park shall use its reasonable best efforts to provide that portion of directors' and officers' liability insurance that serves to reimburse the present and former Officers and Directors of Security and the Security Subsidiaries (determined as of the Effective
                           Time) (as opposed to Security) with respect to claims against such Officers and Directors arising from facts or events which occurred before the Effective Time, on terms no less favorable than those in effect on the date hereof; provided, however, that Park may substitute therefor policies providing at least comparable coverage containing terms and conditions no less favorable than those in effect on the date hereof; provided, however that in no event shall Park be required to expend more than 200 percent of the current amount expended by Security (the "Insurance Amount") to maintain or procure such directors' and officers' liability insurance coverage; provided, further that if Park is unable to maintain or obtain the insurance called for by this Section 6.07(b), Park shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount; and provided, further, that Officers and Directors of Security or any Security Subsidiary may be required to make application and provide customary representations and warranties to Park's insurance carrier for the purpose of obtaining such insurance.

                  (c) Any Indemnified Party wishing to claim indemnification under Section 6.07(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Park thereof; provided that the failure so to notify shall not affect the obligations of Park under
                           Section 6.07(a) unless and to the extent that Park is actually prejudiced as a result of such failure.

                  (d) If Park or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Park shall assume the obligations set forth in this Section 6.07.

                  6.08.    GOVERNANCE

                  Park's Board of Directors shall take action to cause the directors comprising the full Board of Directors of the Surviving Corporation at the Effective Time to be the individuals contemplated in Section 1.03(c).

                  6.09.    PARK ACQUISITION PROPOSAL

                  Park shall not accept any offer from any person regarding an Acquisition Proposal (as defined in Section 5.04, however, references therein to Security shall be deemed for purposes of this Section 6.09 to refer to Park) unless such offer is expressly conditioned upon, or the offeror agrees to, the performance by Park or its successor in interest of the obligations of park to consummate the Merger under the terms of this Agreement. Park acknowledges that the restrictions and agreements contained in this Section 6.09 are reasonable and necessary to protect the legitimate interest of Security that would not be quantifiable and for which no adequate remedy would exist at law and agrees and consents to, in addition to all other remedies which may be available to Security, the entry of an injunction by any court of competent jurisdiction against consummation of any Acquisition Proposal involving Park and another person which does not comply with this Section 6.09 until such Acquisition Proposal does comply with this Section 6.09.

                                  ARTICLE SEVEN
                       FURTHER OBLIGATIONS OF THE PARTIES

                  7.01.    SECURITY STOCK OPTIONS

                  Prior to the Effective Time of the Merger, Park and Security shall take all such actions as may be necessary to cause each unexpired and unexercised Security Stock Option in effect on the date of this Agreement which has been granted to current or former Directors, Officers or Employees of Security or a Security Subsidiary by Security, to be converted at the Effective Time into an option (a "Converted Option") to purchase that number of Park Shares equal to the number of Security Shares issuable immediately prior to the Effective time upon exercise of the Security Stock Option multiplied by the Exchange Ratio, with an exercise price equal to the exercise price which existed under the corresponding Security Stock Option divided by the Exchange Ratio, and with other terms and conditions that are the same as the terms and conditions of such Security Stock Option immediately prior to the Effective Time (taking into account any acceleration of vesting, if any, that would result from the Merger under the terms of the Security Stock Option Plans as in effect on the date hereof); provided, that with respect to any Security Stock Option that is an "incentive stock option" within the meaning of Section 422 of the Code, the foregoing conversion shall be carried out in a manner satisfying the requirements of
Section 424(a) of the Code. In connection with the issuance of Park Shares, Park shall (a) reserve for issuance the number of Park Shares that will become subject to the Converted Options pursuant to this Section 7.01 and (b) from and after the Effective Time, upon exercise of Converted Options, make available for issuance all Park Shares covered thereby, subject to the terms and conditions applicable thereto.

                  7.02.    NECESSARY FURTHER ACTION

                  Each of Security and Park agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all necessary actions and execute all additional documents, agreements and instruments required to consummate the transactions contemplated in this Agreement.

                  7.03.    COOPERATIVE ACTION

                  Subject to the terms and conditions of this Agreement, each of Security and Park agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all further actions and execute all additional documents, agreements and instruments which may be reasonably required, in the opinion of counsel for Security and counsel for Park, to satisfy all legal requirements of the State of Ohio and the United States, so that this Agreement and the transactions contemplated hereby will become effective as promptly as practicable.

                  7.04.    SATISFACTION OF CONDITIONS

                  Each of Park and Security shall use its reasonable best efforts in good faith to satisfy all of the conditions to this Agreement and to cause the consummation of the transactions described in this Agreement, including making all applications, notices and filings with Governmental Authorities and Regulatory Authorities and taking all steps to secure promptly all consents, rulings and approvals of Governmental Authorities and Regulatory Authorities which are necessary for the performance by each party of each of its obligations under this Agreement and the transactions contemplated hereby.

                  7.05.    ACCOUNTING AND TAX TREATMENT

                  Each of Security and Park agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability of the Surviving Corporation to treat the Merger as a "pooling-of-interests" in accordance with GAAP or Security or the shareholders of Security to characterize the Merger as a tax-free reorganization under Section 368(a) of the Code. Each of Security and Park agrees to take such action as may be reasonably required, if such action may be reasonably taken to reverse the impact of any past actions which would

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adversely impact the ability of the Surviving Corporation to treat the Merger as a "pooling-of-interests" for accounting purposes or for the Merger to be characterized as a tax-free reorganization under Section 368(a) of the Code.

                  7.06.    CONFIDENTIALITY

                  The Mutual Confidentiality Agreement, dated October 27, 2000, between Security and Park (the "Confidentiality Agreement") is hereby incorporated in this Agreement in its entirety.

                  7.07.    PRESS RELEASES

                  Each of Park and Security shall not make any press release or other public announcement concerning the transactions contemplated by this Agreement without the consent of the other party hereto as to the form and contents of such press release or public announcement, except to the extent that such press release or public announcement may be required by law or AMEX rules to be made before such consent can be obtained.

                  7.08.    REGISTRATION STATEMENT

                  (a) Park agrees to prepare pursuant to all applicable laws, rules and regulations a registration statement on Form S-4 (the "Registration Statement") to be filed by Park with the SEC in connection with the issuance of Park Shares in the Merger (including the Joint Proxy Statement constituting a part thereof and all related documents). Security agrees to cooperate, and to cause the Security Subsidiaries to cooperate, with Park, its counsel and its accountants, in the preparation of the Registration Statement and the Joint Proxy Statement; and provided that Security and the Security Subsidiaries have cooperated as required above, Park agrees to file the Registration Statement, which will include the Joint Proxy Statement and a prospectus in respect of the Park Shares to be issued in the Merger (together, the "Joint Proxy Statement/Prospectus") with the SEC as promptly as reasonably practicable. Each of Security and Park agrees to use all reasonable efforts to cause the Registration Statement including the Joint Proxy Statement/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Park also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Security agrees to furnish to Park all information concerning Security, the Security Subsidiaries and the Officers, Directors and shareholders of Security and the Security Subsidiaries as may be reasonably requested in connection with the foregoing.

                  (b) Each of Security and Park agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or



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                           incorporation by reference in (i) the Registration
                           Statement will, at the time the Registration
                           Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and (ii) the Joint Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to the Security and Park shareholders, at the time of the Security Meeting and at the time of the Park Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under where they were made not misleading. Each of Security and Park further agrees, if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Registration Statement and the Joint Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Registration Statement and the Joint Proxy Statement/Prospectus.

                  (c) Park agrees to advise Security, promptly after Park receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Park Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

                  7.09.    REGULATORY APPLICATIONS

                  Park and Security and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement. Each of Park and Security shall have the right to review in advance, and to the extent practicable, each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental or Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of material matters relating to completion of the transactions contemplated hereby. Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or of its Subsidiaries to any third party or Governmental or Regulatory Authority.

                  7.10.    DIVIDENDS

                  After the date of this Agreement, each of Security and Park shall coordinate with the other the payment of dividends with respect to the Security Shares and the Park Shares and the record dates and payment dates relating thereto, it being the intention of the parties hereto that the former holders of Security Shares shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their Security Shares and/or the Park Shares that any such holder receives in exchange for such Security Shares in the Merger.

                  7.11.    SUPPLEMENTAL ASSURANCES

                  (a) On the date the Registration Statement becomes effective and on the Closing Date, Security shall deliver to Park a certificate signed by its principal executive officer and its principal financial officer to the effect that, to such officers' knowledge, the information contained in the Registration Statement relating to the business, financial condition and affairs of Security and the Security Subsidiaries, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

                  (b) On the date the Registration Statement becomes effective and on the Closing Date, Park shall deliver to Security a certificate signed by its chief executive officer and its chief financial officer to the effect that, to such officers' knowledge, the Registration Statement (other than the information contained therein relating to the business, financial condition and affairs of Security and the Security Subsidiaries) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

                  7.12.    SECURITY SPLIT DOLLAR PLAN

                  Prior to the Closing Date, Security and Park shall take all necessary actions and shall otherwise cooperate to ensure that following the Effective Time each participant in the Security Split Dollar insurance benefit program (the "Security Split Dollar Plan") immediately prior to the Effective Time shall continue to receive the full benefit of the vested portion of such participant's death benefit under the terms of the Security Split Dollar Plan for the life of the participant.

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                  7.13.    SECURITY PENSION PLAN

                  If Park merges the Security Pension Plan into the Park Pension Plan or otherwise ceases to maintain the Security Pension Plan, each participant under the Security Pension Plan immediately prior to the merger of the Pension Plans shall be provided with the same accrued benefit under the Park Pension Plan or any successor defined benefit plan of Park (using the same actuarial assumptions, discount rates and service credit) that the participant was entitled to receive under the Security Pension Plan immediately prior to the merger of the Pension Plans. Park also agrees that the former Security Employees who become participants in the Park Pension Plan would receive, at such time as they are entitled to receive benefits under the Park Pension Plan, the higher of:

                  (a) a benefit comprised of two components: (i) a benefit computed under the Security Pension Plan formula in respect of the period of participation therein prior to the merger of the Security Pension Plan and the Park Pension Plan; and (ii) a benefit computed under the Park Pension Plan formula in respect of the period following the merger of the Security Pension Plan and the Park Pension Plan; or

                  (b) the benefit computed by using the Park Pension Plan formula and based upon their combined periods of service for purposes of the Park Pension Plan and the Security Pension Plan.

                                  ARTICLE EIGHT

             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

                  8.01.    CONDITIONS TO THE OBLIGATIONS OF PARK

                  The obligations of Park under this Agreement shall be subject to the satisfaction, or written waiver by Park prior to the Closing Date, of each of the following conditions precedent:

                  (a) The representations and warranties of Security set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except (i) that those representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date and (ii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a material adverse effect on Security or any Security Subsidiary; and Park shall have received a certificate, dated the Closing Date, signed on behalf of Security by the chief executive officer and the chief financial officer of Security to such effect.

                  (b) Security shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those relating to the Closing, and Park shall have received a certificate, dated the Closing Date, signed on behalf of Security by the chief executive officer and the chief financial officer of Security to such effect.

                  (c) In the aggregate, an amount of less than ten percent (10%) of the number of Park Shares to be issued in the Merger shall be (i) subject to purchase as fractional Park Share interests, (ii) Security Dissenting Shares in connection with the Merger contemplated by this Agreement; and (iii) held by shareholders of Park who have demanded payment of the appraised value of their Park Shares under OGCL
                           Section 1701.85 in connection with the Merger.

                  (d) Park shall have received the written opinion of its counsel, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, counsel to Park will require and rely upon representations contained in letters from Park and Security.

                  (e) Park shall have received the written opinion of Werner & Blank Co., L.P.A., counsel to Security, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion: (i) Security is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio;
                           (ii) Security National and Citizens National are national banking associations duly organized, validly existing and in good standing under the laws of the United States of America; (iii) Third Savings is an Ohio state-chartered savings association, duly organized, validly existing and in good standing under the laws of the State of Ohio; (iv) all eligible accounts of deposit in each Security Subsidiary are insured by the FDIC to the fullest extent permitted by law; (v) Security is a duly and validly registered bank holding company under the BHCA; (vi) this Agreement has been duly approved by the Board of Directors of Security and duly adopted by the shareholders of Security and no further corporate proceedings are required to authorize the transactions contemplated by this Agreement; (vii) this Agreement has been duly executed by Security and constitutes a binding obligation on Security enforceable in accordance with its terms against Security, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles, regardless of whether enforceability is considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing;
                           (viii) the execution and delivery of this

                           Agreement did not, and the consummation of the Merger will not, conflict with any provision of the articles of incorporation, articles of association, regulations, bylaws or other governing documents of Security or the Security Subsidiaries; (ix) Security has the full corporate power and authority to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement; (x) Security and the Security Subsidiaries have the full corporate power and authority to own their respective properties and to carry on their respective businesses as presently conducted; (xi) upon the filing of the certificate of merger with the Secretary of State, the Merger shall become effective in accordance with the terms thereof; and (xii) such counsel knows of no pending or threatened actions, suits, proceedings, claims or investigations which would prevent the consummation of this Agreement or any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof.

                  (f) Park shall have received a copy of a statement, issued by Security pursuant to Section 1.897-2(h) of the regulations issued under the Code, certifying that the Security Shares are not an U.S. real property interest and dated not more than thirty days prior to the Closing Date.

                  (g) Security shall have obtained the consent or approval of each person (other than Governmental and Regulatory Authorities) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of Security or any Security Subsidiary under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

                  (h) The employment agreement between Harry O. Egger and Security National shall have been amended in a manner satisfactory to Park to provide that the term thereof shall end on the third anniversary of the Closing Date. Each of (i) the employment agreement between J. William Stapleton and Security National, (ii) the employment agreement between William C. Fralick and Security National, (iii) the employment agreement between James R. Wilson and Citizens National, and
                           (iv) the employment agreement between Scott A. Gabriel and Third Savings, shall have been amended in a manner satisfactory to Park to provide that the term thereof shall end on the second anniversary of the Closing Date.

                  8.02.    CONDITIONS TO THE OBLIGATIONS OF SECURITY

                  The obligations of Security under this Agreement shall be subject to satisfaction, or written waiver by Security prior to the Closing Date, of each of the following conditions precedent:

                  (a) The representations and warranties of Park set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except (i) that representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date and (ii) where the failure to be so true and correct would not, individually or in the aggregate, have or be reasonably likely to have a material adverse effect on Park and its Subsidiaries taken as a whole; and Security shall have received a certificate, dated the Closing Date, signed on behalf of Park by the chief executive officer and the chief financial officer to such effect.

                  (b) Park shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those related to the Closing, and Security shall have received a certificate, dated the Closing Date, signed on behalf of Park by the chief executive officer and the chief financial officer to such effect.

                  (c) Security shall have received the written opinion of counsel to Park, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a tax-free reorganization within the meaning of Section 368(a) of the Code, and (ii) no gain or loss will be recognized by shareholders of Security who receive Park Shares in exchange for Security Shares, and cash in lieu of fractional Park Share interests, other than the gain or loss to be recognized as to cash received in lieu of fractional Park Share interests. In rendering its opinion, counsel to Park will require and rely upon representations contained in letters from Security and Park.

                  (d) Security shall have received the written opinion of Vorys, Sater, Seymour and Pease LLP, counsel to Park, dated the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) Park is a corporation incorporated, duly validly existing and in good standing under the laws of the State of Ohio; (ii) Park is a duly and validly registered bank holding company under the BHCA; (iii) this Agreement has been duly approved by the Board of Directors of Park and duly adopted by the shareholders of Park and no further corporate proceedings are required to authorize the transactions contemplated by this Agreement; (iv) this Agreement has been duly executed by Park and

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                           constitutes the binding obligation of Park,
                           enforceable in accordance with its terms against Park, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing; (v) the execution and delivery of this Agreement did not, and the consummation of the Merger will not, conflict with any provision of the Articles of Incorporation or Regulations of Park; (vi) Park has the full corporate power and authority to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement; (vii) the Park Shares to be issued as Merger Shares, when issued, shall be duly authorized, fully paid and non-assessable; and (viii) upon the filing of the appropriate certificate of merger with the Secretary of State, the Merger shall become effective in accordance with the terms thereof.

                  (e) Park shall have obtained the consent or approval of each person (other than Governmental and Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

                  8.03.    MUTUAL CONDITIONS

                  The obligations of Security and Park under this Agreement shall be subject to the satisfaction, or written waiver by Park and Security prior to the Closing Date, of each of the following conditions precedent:

                  (a) The shareholders of Security and the shareholders of Park shall have duly adopted this Agreement by the required vote.

                  (b) All approvals of Governmental Authorities and Regulatory Authorities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals or statute, rule or order shall contain any conditions, restrictions or requirements which Park reasonably determines would either before or after the Effective Time (i) have a material adverse effect on Park and its Subsidiaries take as a whole after giving effect to the consummation of the Merger; or (ii) prevent Park from realizing the major portion of the economic benefits of the Merger and the transactions contemplated thereby which Park currently anticipates obtaining.

                  (c) No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. No Governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, threatened, commenced a proceeding with respect to or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) prohibiting or delaying consummation of the transactions contemplated by this Agreement.

                  (d) The Registration Statement shall have become effective under the Securities Act and no stop order or similar restraining order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the SEC.

                  (e) Park shall have received all state securities and "blue sky" permits and other authorizations and approvals necessary to consummate the Merger and the transactions contemplated hereby and no order restraining the ability of Park to issue Park Shares pursuant to the Merger shall have been issued and no proceedings for that purpose shall have been initiated or threatened by any state securities administrator.

                  (f) Park and Security shall have received from their independent auditors, a letter dated the Closing Date, stating such independent auditors' opinion that, based upon the information furnished, the Merger shall qualify for "pooling-of-interests" accounting treatment.

                  (g) The Park Shares to be issued in the Merger shall have been approved for listing on AMEX subject to official notice of issuance.

                                  ARTICLE NINE
                                     CLOSING

                  9.01.    CLOSING

                  The closing (the "Closing") of the transactions contemplated by this Agreement shall be held at the offices of Park, 50 North Third Street, Newark, Ohio 43055, commencing at 10:00 a.m., local time, on (a) the date designated by Park, which date shall not be earlier than the third business day to occur after the last of the conditions set forth in Article Eight shall have been satisfied or waived in accordance with the terms of this Agreement (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) or later than the last business day of the month in which such third business day occurs; provided, no such election shall cause the Closing to occur on a date after that specified in Section 11.01(b)(i) of this Agreement or after the date or dates on which any Governmental or Regulatory Authority approval or any extension thereof expires, or (b) such other date to which the parties agree in writing. The date of the Closing is sometimes herein called the "Closing Date."

                  9.02.    CLOSING TRANSACTIONS REQUIRED OF PARK

                  At the Closing, Park shall cause all of the following to be delivered to Security:

                  (a) A certificate of merger duly executed by Park in accordance with Section 1701.81 of the OGCL and in appropriate form for filing with the Secretary of State.

                  (b) The certificates of Park contemplated by Section 8.02(a) and (b) of this Agreement.

                  (c) Copies of resolutions adopted by the directors and the shareholders of Park, approving and adopting this Agreement and authorizing the consummation of the transactions described herein, accompanied by a certificate of the secretary or assistant secretary of Park, dated as of the Closing Date, and certifying
                           (i) the date and manner of adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

                  (d) The opinions of counsel to Park contemplated by Sections 8.02(c) and 8.02(d) of this Agreement.

                  9.03.    CLOSING TRANSACTIONS REQUIRED OF SECURITY

                  At the Closing, Security shall cause all of the following to be delivered to Park:

                  (a) A certificate of merger duly executed by Security in accordance with Section 1701.81 of the OGCL and in appropriate form for filing with the Ohio Secretary of State.

                  (b) The certificates of Security contemplated by Sections 8.01(a) and (b) of this Agreement.

                  (c) Copies of all resolutions adopted by the directors and the shareholders of Security approving and adopting this Agreement and authorizing the consummation of the transactions described herein, accompanied by a certificate of the secretary or the assistant secretary of Security, dated as of the Closing Date, and certifying (i) the date and manner of the adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

                  (d)      The opinion of counsel to Security contemplated by
                           Section 8.01(e) of this Agreement.

                  (e) The agreements referred to in Section 5.06 from each Rule 145 Affiliate.


                                   ARTICLE TEN
            NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

                  10.01.   NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                           COVENANTS

                  The representations, warranties and covenants of Park and Security set forth in this Agreement, or in any document delivered pursuant to the terms hereof or in connection with the transactions contemplated hereby, shall not survive the Closing and the consummation of the transactions referred to herein, other than covenants which by their terms are to survive or be performed after the Effective Time (including, without limitation, those set forth in Sections 6.02, 6.07, 6.08, 7.01, 7.05, 7.06, 7.07, 7.12 and 7.13, this
Article Ten and Article Twelve); except that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Park (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Security or Park.

                                 ARTICLE ELEVEN
                                   TERMINATION

                  11.01.   TERMINATION

                  This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, whether prior to or after this Agreement has been adopted by the shareholders of Security and/or the shareholders of Park:

                  (a) By mutual written agreement of Security and Park duly authorized by action taken by or on behalf of their respective Boards of Directors;

                  (b) By either Security or Park upon written notification to the non-terminating party by the terminating party:

                           (i) at any time after October 31, 2001, if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party;

                           (ii) if the shareholders of Security shall not have adopted this Agreement (the "Security Shareholders' Adoption") by reason of the failure to obtain the requisite vote upon a vote held at a Security Meeting, or any adjournment thereof;

                           (iii) if the shareholders of Park shall not have adopted this Agreement (the "Park Shareholders' Adoption") by reason of the failure to obtain the requisite vote upon a vote held at a Park Meeting, or any adjournment thereof;

                           (iv)     the approval of any Governmental or
                                    Regulatory Authority required for
                                    consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final non-appealable action of such Governmental or Regulatory Authority.

                  (c)      By Park by providing written notice to Security:

                           (i)      if prior to the Closing Date, any
                                    representation and warranty of Security
                                    shall have become untrue such that the
                                    condition set forth at Section 8.01(a) would not be satisfied and which breach has not been cured within 30 days following receipt by Security of written notice of breach or is incapable of being cured during such time period; or

                           (ii) if Security shall have failed to comply in any material respect with any covenant or agreement on the part of Security contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within 30 days following receipt by Security of written notice of such failure to comply or is incapable of being cured during such time period.

                  (d)      By Security by providing written notice to Park:

                           (i)      if prior to the Closing Date, any
                                    representation and warranty of Park shall have become untrue such that the condition set forth at Section 8.02(a) would not be satisfied and which breach has not been cured within 30 days following receipt by Park of written notice of breach or is incapable of being cured during such time period;

                           (ii) if Park shall have failed to comply in any material respect with any covenant or agreement on the part of Park contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within 30 days following receipt by Park of written notice of such failure to comply or is incapable of being cured during such time period;

                           (iii) if the Board of Directors of Security determines in good faith, based upon advice from independent counsel, that termination of this Agreement is required for the Board of Directors of Security to comply with its fiduciary duties to shareholders imposed by law by reason of an Acquisition Proposal having been made and provided Security complied with its obligations under Section 5.04 and provided further that Security's ability to terminate pursuant to this subsection
                                    (d)(iii) is conditioned upon the prior
                                    payment by Security to Park of any amounts owed by Security to Park pursuant to Section 11.02(b); or

                           (iv) if the Board of Directors of Security so determines by a vote of a majority of the members of the entire Board, at any time during the three-day period commencing with the Determination Date (as defined below) if both of the following conditions are satisfied: (A) the Average Closing Price on the Determination Date shall be less than $77.50; and (B) the ratio of the Average Closing Price to the Starting Price (as defined below), rounded to the nearest one one-hundredth, shall be less than the number obtained by dividing the Final Index Price (as defined below) on the Determination Date by the Initial Index Price (as defined below) on the Starting Date (as defined below), rounded to the nearest one one-hundredth.

                                    For purposes of this Section 11.01(d)(iv), the following terms shall have the meanings indicated:

                                    "Determination Date" shall mean the last day of the 20 trading day period referenced in the definition of Average Price.

                                    "Final Index Price" shall mean the sum of the Final Price for each company comprising the Index Group multiplied by the appropriate weighting.

                                    "Final Price," with respect to any company belonging to the Index Group, shall mean the average of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded, during the period of 20 trading days ending on the Determination Date.

                                    "Index Group" shall mean the ten bank
                                    holding companies listed below, the common stock of which shall be publicly traded and as to which there shall not have been a publicly announced proposal since the Starting Date and before the Determination Date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced after the Starting Date and before the Determination Date, such company shall be removed from the Index Group, and the weights attributed to the remaining companies shall be adjusted proportionately for purposes of determining the Final Index Price. The ten bank holding companies and the weights attributed to them are as follows:


                                                Bank Holding Company                    Ticker          Weighting
                                                --------------------                    ------          ---------
                                    Amcore Financial, Inc.                              AMFI             10.000%
                                    First Financial Bancorp.                            FFBC             10.000%
                                    Fifth Third Bancorp                                 FITB             10.000%
                                    FirstMerit Corporation                              FMER             10.000%
                                    Fulton Financial Corporation                        FULT             10.000%
                                    Integra Bank Corporation                            IBNK             10.000%
                                    Mercantile Bankshares Corporation                   MRBK             10.000%
                                    National Penn Bancshares, Inc.                      NPBC             10.000%
                                    S&T Bancorp, Inc.                                   STBA             10.000%
                                    Sky Financial Group, Inc.                           SKYF             10.000%

                                    "Initial Index Price" shall mean the sum of each per share closing price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded on the Starting Date.

                                    "Starting Date" shall mean the last trading day immediately preceding the date of the first public announcement of entry into this Agreement.

                                    "Starting Price" shall mean the closing
                                    price of a Park Share on AMEX (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source) on the Starting Date.

                                    If any company belonging in the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 11.01(d)(iv).

                  11.02.   EFFECT OF TERMINATION.

                  (a) If this Agreement is validly terminated by either Security or Park pursuant to Section 11.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either Security or Park, except (i) that the provisions of Sections 5.04, 7.06, 7.07, 7.08(b) and
                           12.07 and this Section 11.02 will continue to apply following any such termination, (ii) that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement and (iii) as provided in paragraph (b) below.

                  (b) In the event that any person or group shall have made an Acquisition Proposal and thereafter: (i) this Agreement is terminated by Security pursuant to
                           Section 11.01(d)(iii) or (ii) this Agreement is terminated for any other reason (other than by Security pursuant to Section 11.01(d)(i), (ii) or
                           (iv) or termination by either party pursuant to
                           Section 11.01(a) or Section 11.01(b)(i) (unless Security shall have caused the Merger not to be consummated by October 31, 2001 for the purposes of pursuing an Acquisition Proposal), (ii) (unless the Security directors shall have failed to recommend the Merger or withdrawn or modified or announced their intention not to recommend the Merger prior to the Security Meeting, failed to solicit proxies in favor of the Merger or recommended or approved another Acquisition Proposal), (iii) or (iv)) and, in the case of this clause (ii) only, a definitive agreement with respect to such Acquisition Proposal is executed within one year after such termination, and pursuant to which each outstanding Security Share is entitled to receive at least $22.04 in consideration, then Security shall pay to Park, by wire transfer of same day funds, either on the date contemplated in Section 11.01(d)(iii) if applicable, or otherwise, within two
                           (2) business days after such amount becomes due, a termination fee of $10,000,000.

                  (c) In the event of a termination of this Agreement pursuant to which a payment is made in full compliance with Section 11.02(b), the receipt of such payment shall serve as liquidated damages with respect to any breach of this Agreement by the party which has made such payment giving rise to such termination, and the receipt of any such payment shall be the sole and exclusive remedy (at law or in equity) with respect to any such breach.

                  (d) In the event any action, suit, proceeding or claim is commenced or asserted by a party against another party and/or any director or officer of such other party relating, directly or indirectly, to this Agreement, it is expressly agreed that no party shall be entitled to obtain any punitive, exemplary, treble, or consequential damages of any type under any circumstances in connection with such action, suit, proceeding or claim, regardless of whether such damages may be available under law, the parties hereby waiving their rights, if any, to recover any such damages in connection with any such action, suit, proceeding or claim.

                                 ARTICLE TWELVE
                                  MISCELLANEOUS

                  12.01.   NOTICES

                  All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be given in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand or by telecopy or telefacsimile, upon confirmation of receipt,
(b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if sent by certified mail, postage prepaid, return receipt requested. All notices thereunder shall be delivered to the following addresses:

                           If to Security, to:

                           Security Banc Corporation
                           40 South Limestone Street
                           Springfield, OH 45502
                           Attention:  Harry O. Egger
                           Facsimile Number:  (937) 324-6966

                           with a copy to:

                           Werner & Blank Co., L.P.A.
                           7205 West Central Avenue
                           Toledo, OH 43617
                           Attention:  Martin Werner, Esq.
                           Facsimile Number:  (419) 841-8380

                           If to Park, to:

                           Park National Corporation
                           50 North Third Street
                           Newark, OH  43055
                           Attention:  C. Daniel DeLawder
                           Facsimile Number:  (740) 349-3765

                           with a copy to:

                           Vorys, Sater, Seymour and Pease LLP
                           52 East Gay Street
                           P.O. Box 1008
                           Columbus, OH  43216-1008
                           Attention:  Elizabeth Turrell Farrar, Esq.
                           Facsimile Number:  (614) 719-4708

Any party to this Agreement may, by notice given in accordance with this Section 12.01, designate a new address for notices, requests, demands and other communications to such party.

                  12.02.   COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to constitute a single instrument.

                  12.03.   ENTIRE AGREEMENT

                  This Agreement (including each exhibit and schedule provided pursuant hereto), together with the Confidentiality Agreement, represents the entire agreement between the parties hereto in respect of the subject matter of this Agreement and supersedes any and all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement, other than the Confidentiality Agreement.

                  12.04.   SUCCESSORS AND ASSIGNS

                  This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns (including successive, as well as immediate, successors and assigns) of the parties hereto. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

                  12.05.   CAPTIONS

                  The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as part of this Agreement.

                  12.06.   GOVERNING LAW

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, without giving effect to principles of conflicts or choice of laws (except to the extent that mandatory provisions of Federal law are applicable).

                  12.07.   PAYMENT OF FEES AND EXPENSES

                  Except as otherwise agreed in writing, each party hereto shall pay all costs and expenses, including legal and accounting fees, and all expenses relating to its performance of, and compliance with, its undertakings herein, except that printing and mailing expenses shall be shared equally between Security and Park. All fees to be paid to Governmental and Regulatory Authorities and the SEC in connection with the transactions contemplated by this Agreement shall be borne by Park.

                  12.08.   AMENDMENT

                  From time to time and at any time prior to the Effective Time, this Agreement may be amended only by an agreement in writing executed in the same manner as this Agreement, after authorization of such action by the Boards of Directors of the Constituent Corporations; except that after the earlier to occur of the Security Meeting and the Park Meeting, this Agreement may not be amended if it would violate the OGCL or the federal securities laws.

                  12.09.   WAIVER

                  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

                  12.10.   DISCLOSURE SCHEDULES

                  In the event of any inconsistency between the statements in the body of this Agreement and those in the Security Disclosure Schedule (other than an exception expressly set forth as such in the Security Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

                  12.11.   NO THIRD-PARTY RIGHTS

                  Except as specifically set forth herein, nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

                  12.12.   WAIVER OF JURY TRIAL

                  Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

                  12.13.   SEVERABILITY

                  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed on behalf of Park National Corporation and Security Banc Corporation to be effective as of the date set forth in the first paragraph above.

ATTEST:                             PARK NATIONAL CORPORATION


 /s/ David C. Bowers                By:  /s/ C. Daniel DeLawder
----------------------------            -----------------------

                                    Printed Name:  C. Daniel DeLawder
                                    Title: President and Chief Executive Officer


ATTEST:                             SECURITY BANC CORPORATION



 /s/ J. William Stapleton           By: /s/ Harry O. Egger
----------------------------           -------------------

                                    Printed Name:  Harry O. Egger
                                    Title: Chairman of the Board, President
                                           and Chief Executive Officer

                                    EXHIBIT A
                         TO AGREEMENT AND PLAN OF MERGER

November 20, 2000


Park National Corporation
50 North Third Street
Newark, Ohio 43058-3500
Attention:   C. Daniel DeLawder, President
             and Chief Executive Officer

Gentlemen:

         I have been advised that, as of the date hereof, I may be deemed to be an "affiliate" of Security Banc Corporation, an Ohio corporation ("Security"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of November 20, 2000 (the "Merger Agreement"), by and between Security and Park National Corporation, an Ohio corporation ("Park"), Security will be merged (the "Merger") with and into Park and the name of the surviving corporation will be Park National Corporation, an Ohio corporation (the "Surviving Corporation").

         As used herein, "Security Common Shares" means the Common Shares, par value $1.5625 per share, of Security and "Surviving Corporation Common Shares" means the Common Shares, without par value, of the Surviving Corporation.

         I represent, warrant and covenant to the Surviving Corporation that in the event I receive any Surviving Corporation Common Shares as a result of the
Merger:

                  A. I shall not make any sale, transfer or other disposition of any Surviving Corporation Common Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) acquired by me in the Merger in violation of the 1933 Act or the Rules and Regulations.

                  B. I have carefully read this letter and the Agreement and discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Surviving Corporation Common Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) to the extent I felt necessary, with my counsel or counsel for Security.

                  C. I have been advised that the issuance of Surviving Corporation Common Shares to me pursuant to the Merger has been or will be registered with the Commission under the 1933 Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger will be submitted for a vote of the shareholders of Security, I may be deemed to be an affiliate of Security, the distribution by me of any Surviving Corporation Common Shares acquired by me in the Merger will not be registered under the 1933 Act and that I may not sell, transfer or otherwise dispose of any Surviving Corporation Common Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) acquired by me in the Merger unless (i) such sale, transfer or other disposition has been registered under the 1933 Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the 1933 Act, or (iii) in the opinion of counsel reasonably acceptable to the Surviving Corporation, such sale, transfer or other disposition is otherwise exempt from registration under the 1933 Act.

                  D. I understand that the Surviving Corporation is under no obligation to register under the 1933 Act the sale, transfer or other disposition by me or on my behalf of any Surviving Corporation Common Shares acquired by me in the Merger or to take any other action necessary in order to make an exemption from such registration available.

                  E. I also understand that stop transfer instructions will be given to the Surviving Corporation's transfer agent with respect to Surviving Corporation Common Shares (including any securities which may be paid as a dividend or otherwise distributed thereon or received pursuant to the exercise of stock options) and that there will be placed on the certificates for the Surviving Corporation Common Shares acquired by me in the Merger, or any substitutions therefor, a legend stating in substance:

                  "The common shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The common shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated November 20, 2000 between the registered holder hereof and the issuer of the certificate, a copy of which agreement will be mailed to the holder hereof without charge within five days after receipt of written request therefor."

                  F. I also understand that unless the transfer by me of my Surviving Corporation Common Shares has been registered under the 1933 Act or is a sale made in conformity with the provisions of Rule 145, the Surviving Corporation reserves the right to put the following legend on the certificates issued to my transferee:

                  "The common shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such common shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The common shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legends if the undersigned shall have delivered to the Surviving Corporation a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to the Surviving Corporation, to the effect that such legends are not required for purposes of the 1933 Act.

         I further represent to and covenant with Security and the Surviving Corporation that I will not, within the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer or otherwise dispose of any Security Common Shares and that I will not sell, transfer or otherwise dispose of any Surviving Corporation Common Shares (whether or not acquired by me in the Merger) until after such time as results covering at least 30 days of post-Merger combined operations of Security and Park have been published by the Surviving Corporation, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations. Furthermore, I understand that Security and the Surviving Corporation will give stop transfer instructions to their respective transfer agents in order to prevent the breach of the representations, warranties and covenants made by me in this paragraph. I also understand that the Merger is intended to be treated for accounting purposes as a "pooling-of-interests," and I agree that, if Security or the Surviving Corporation advises me in writing that additional restrictions apply to my ability to sell, transfer or otherwise dispose of Security Common Shares or Surviving Corporation Common Shares in order to be entitled to use the "pooling-of-interests" accounting method, I will abide by such restrictions.

                                         Very truly yours,




                                         ---------------------------------------
                                         Printed Name:
                                                      --------------------------

Accepted this _____ day of
____________, 2000

By:
    ---------------------------
Printed Name:
             ------------------
Title:
      -------------------------

                      EXHIBITS AND DISCLOSURE SCHEDULES TO
                          AGREEMENT AND PLAN OF MERGER,
                         DATED AS OF NOVEMBER 20, 2000,
                                 BY AND BETWEEN
                            PARK NATIONAL CORPORATION
                                       AND
                            SECURITY BANC CORPORATION



1.       Exhibit A - Form of Affiliate Letter Restricting Resale of Securities


2.       Representations and Warranties Disclosure Schedule of Security Banc
         Corporation

3. Updated Representations and Warranties Disclosure Schedule of Security Banc Corporation.

The above-described Schedules are not being filed herewith. Park National Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted Schedule upon request.

                    [Letterhead of Austin Associates, Inc.]

                                                                      APPENDIX B



November 20, 2000


CONFIDENTIAL

Board of Directors
Security Banc Corporation
40 South Limestone Street
Springfield, OH  45502

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to Security Banc Corporation ("Security") of the terms of the Agreement and Plan of Merger dated as of November 20, 2000 ("Agreement") between Security and Park National Corporation, Newark, Ohio ("Park"). The Agreement provides for a merger of Security with and into Park, with Park being the surviving corporation.

The terms of the Agreement provide for the issuance of 3,350,000 shares of Park common stock to Security common stockholders. Based on Security's current outstanding common shares, the exchange ratio equals .2844. The Agreement further provides that stock options previously granted by Security be converted into and become options to purchase Park common stock. Security's Board may terminate the transaction if the Park Average Closing Price (as defined in the Agreement) is less than $77.50.

In carrying out our engagement, we have reviewed and analyzed material bearing upon the financial and operating condition of Security and Park, including but not limited to the following: (i) the Agreement; (ii) the audited financial statements of Security and Park for the period 1995 through 1999; (iii) unaudited financial statements of Security and Park for the period ending September 30, 2000; (iv) certain other publicly available information regarding Security and Park; (v) publicly available information regarding the performance of certain other companies whose business activities were believed by Austin Associates to be generally comparable to those of Security and Park; (vi) the financial terms, to the extent publicly available, of certain comparable transactions; and (vii) such other analysis and information as we deemed relevant.

In our review and analysis, we relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and have not attempted to verify the same. We have made no independent verification as to the status of individual loans made by Security or Park, and have instead relied upon representations and information concerning loans of Security and Park in the aggregate. In rendering our opinion, we have assumed that the transaction will be a tax-free reorganization with no material adverse tax consequences to Security or Park, or to Security shareholders receiving Park stock. In addition, we have assumed in the course of obtaining the necessary approvals for the transaction, no condition will be imposed that will have a material adverse effect on the contemplated benefits of the transaction to Security and its shareholders.

Based upon our analysis and subject to the qualifications described herein, we believe that as of the date of this letter, the terms of the Agreement are fair, from a financial point of view, to Security and its shareholders.

Austin Associates reserves the right to review all disclosures in the proxy materials and consent to the characterization of our fairness opinion. For our services in rendering this opinion, Security will pay us a fee and indemnify us against certain liabilities.

/s/ Austin Associates, Inc.
AUSTIN ASSOCIATES, INC.

                                                                      APPENDIX C

                        OHIO REVISED CODE SECTION 1701.85
          DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES

        (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

        (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

        (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

        (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

        (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

        (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

        (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

        (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

        (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

        (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

        (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

        (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

        (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

        (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The regulations of Park provide that Park will indemnify its directors or officers against expenses (including attorney's fees, filing fees, court reporter's fees and transcript costs), judgments, fines and amounts paid in settlement by reason of the fact that they are or were directors, officers, employees or agents of Park or, at the request of Park, were serving another entity in a similar capacity. In order to receive indemnification, the directors or officers must have acted in good faith and in a manner they reasonably believed to be in the best interests of Park. With regard to criminal matters, Park will indemnify directors and officers if the directors or officers had no reasonable cause to believe their conduct was unlawful. Directors or officers claiming indemnification will be presumed to have acted in good faith and in a manner they reasonably believed to be not opposed to the best interests of Park and, with respect to any criminal matter, to have had no reasonable cause to believe their conduct was unlawful.

         Park will not indemnify any officer or director of Park who was a party to any completed action or suit instituted by, or in the right of, Park for any matter asserted in the action as to which the officer or director has been adjudged to be liable for acting with reckless disregard for the best interests of Park or misconduct, other than negligence, in the performance of his duty to Park. If, however, the Court of Common Pleas of Licking County, Ohio or the court in which the action was brought determines that the officer or director is fairly and reasonably entitled to indemnity, Park must indemnify the officer or director to the extent permitted by the court.

         Park will make any indemnification not precluded by Park's regulations only upon a determination that the director or officer has met the applicable standard of conduct. The determination may be made only by a majority vote of a quorum of disinterested directors; if a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel; by the shareholders; or by the Court of Common Pleas of Licking County, Ohio or the court, if any, in which the action was brought.

         Park will pay expenses incurred in defending any action, suit or proceeding in advance upon receipt of an undertaking by or on behalf of the director or officer to repay that amount if the director or officer is not entitled to be indemnified by Park.

         The regulations of Park state that the indemnification provided by the regulations is not exclusive of any other rights to which any person seeking indemnification may be entitled. Additionally, the Park regulations provide that Park may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Park, or who is or was serving another entity at the request of Park, against any liability asserted against him and incurred by him in that capacity, or arising out of his status as such, whether or not Park would have the obligation or power to indemnify him under the Park regulations. Park has purchased and maintains those policies.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      EXHIBITS.

    2.1 Agreement and Plan of Merger (excluding exhibits and schedules), dated as of November 20, 2000, by and between Park National Corporation ("Park") and Security Banc Corporation ("Security") (included in the joint proxy statement/prospectus as part of Appendix A)

    3.1 Articles of Incorporation of Park as filed with the Ohio Secretary of State on March 24, 1992 (incorporated herein by reference to Exhibit 3(a) to Park's Form 8-B, filed on May 20, 1992 (File No. 0-18772) ("Park's Form 8-B"))

    3.2 Certificate of Amendment to the Articles of Incorporation of Park as filed with the Ohio Secretary of State on May 6, 1993 (incorporated herein by reference to Exhibit 3(b) to Park's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-18772))

    3.3 Certificate of Amendment to the Articles of Incorporation of Park as filed with the Ohio Secretary of State on April 16, 1996 (incorporated herein by reference to Exhibit 3(a) to Park's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 (File No. 1-13006))

    3.4 Certificate of Amendment by Shareholders to the Articles of Incorporation of Park as filed with the Ohio Secretary of State on April 22, 1997 (incorporated herein by reference to Exhibit 3(a)(1) to Park's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 (File No. 1-13006)("Park's June 1997 Form 10-Q"))

    3.5 Articles of Incorporation of Park (reflecting amendments through April 22, 1997) (for SEC reporting compliance purposes only - not filed with Ohio Secretary of State (incorporated herein by reference to Exhibit 3(a)(2) to Park's June 1997 Form 10-Q)

    3.6 Regulations of Park (incorporated herein by reference to Exhibit 3(b) to Park's Form 8-B)

    3.7 Certified Resolution regarding adoption of amendment to Subsection 2.02(A) of the Regulations of Park by Shareholders on April 22, 1997 (incorporated herein by reference to Exhibit 3(b)(1) to Park's June 1997 Form 10-Q)

    3.8 Regulations of Park (reflecting amendments through April 22, 1997) (for SEC reporting compliance purposes only) (incorporated herein by reference to Exhibit 3(b)(2) to Park's June 1997 Form 10-Q)

      5 Opinion of Vorys, Sater, Seymour and Pease LLP, counsel to Park, as to the legality of the securities being issued

     *8 Opinion of Vorys, Sater, Seymour and Pease LLP, counsel to Park, as to tax matters

   10.1 Summary of Incentive Bonus Plan of Park (incorporated herein by reference to Exhibit 10.1 to Park's Registration Statement on Form S-4 filed February 22, 2000 (Registration No. 333-30858) ("Park's February 2000 Form S-4"))

   10.2 Split-Dollar Agreement, dated May 17, 1993, between William T. McConnell and The Park National Bank (incorporated herein by reference to Exhibit 10(f) to Park's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-18772)); and Schedule A identifying other identical Split-Dollar Agreements between subsidiaries of Park and executive officers of such subsidiaries who are directors or executive officers of Park (incorporated herein by reference to Exhibit 10.2 to Park's February 2000 Form S-4)

   10.3 Split-Dollar Agreement dated September 29, 1993, between Dominic C. Fanello and The Richland Trust Company (incorporated herein by reference to Exhibit 10(g) to Park's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-18772)); and Schedule A identifying other identical Split-Dollar Agreements between directors of Park National and The Park National Bank, The Richland Trust Company, Century National Bank or The First-Knox National Bank of Mount Vernon as identified in such Schedule A (incorporated herein by reference to Exhibit 10.3 to Park's February 2000 Form S-4)

   10.4 Park National Corporation 1995 Incentive Stock Option Plan (as amended through April 20, 1998) (incorporated herein by reference to
            Exhibit 10 to Park's Registration Statement on Form S-8 filed May 14, 1998 (Registration No. 333-52653))

   10.5 Form of Stock Option Agreement executed in connection with the grant of options under the Park National Corporation 1995 Incentive Stock Option Plan, as amended (incorporated herein by reference to Exhibit 10(i) to Park's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 1-13006))

   10.6 Description of Park National Corporation Supplemental Executive Retirement Plan (incorporated herein by reference to Exhibit 10(i) to Park's Registration Statement on Form S-4, filed on January 24, 1997 (Registration No. 333-20417))

     21     Subsidiaries of Park

   23.1 Consent of Vorys, Sater, Seymour and Pease LLP with respect to its opinion relating to the legality of the securities being issued (included in Exhibit 5)

  *23.2 Consent of Vorys, Sater, Seymour and Pease LLP with respect to its tax opinion (included in Exhibit 8)

   23.3     Consent of Ernst & Young LLP (with respect to Park)

   23.4     Consent of Ernst & Young LLP (with respect to Security)

   23.5     Consent of Austin Associates, Inc., financial advisors to Security

     24 Powers of Attorney of Directors and Executive Officers of Park authorizing the signing of their names to this Registration Statement and any and all amendments to this Registration Statement and other documents submitted in connection herewith

   99.1 Form of Fairness Opinion of Austin Associates, Inc. (set forth in Appendix B to the joint proxy statement/prospectus included in this Registration Statement)

   99.2 Form of Notice of Special Meeting of Shareholders of Security (set forth following the cover page of this Registration Statement)

   99.3 Form of Proxy to be used in connection with Special Meeting of Shareholders of Security

  *99.4     Form of Letter to be Sent to Shareholders of Security

   99.5 Form of Notice of Special Meeting of Shareholders of Park (set forth immediately following the cover page of this Registration Statement)

   99.6 Form of Proxy to be used in connection with Special Meeting of Shareholders of Park

  *99.7     Form of Letter to be Sent to Shareholders of Park


    --------------------

    *   To be filed by amendment

(b)      FINANCIAL STATEMENT SCHEDULES.

         All supporting schedules have been omitted because they are not required.

ITEM 22. UNDERTAKINGS.

(A)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)      The undersigned Registrant hereby undertakes:

         (1) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2)     That every prospectus (i) that is filed pursuant to paragraph
(1) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(E)      The undersigned Registrant hereby undertakes:

         (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Ohio, on the 29th day of December, 2000.

                                    PARK NATIONAL CORPORATION


                                    By:  /s/ C. Daniel DeLawder
                                       ----------------------------------------
                                       C. Daniel DeLawder
                                       Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on the 29th day of December, 2000.

               NAME                                TITLE
               ----                                -----

                 *                                 Chairman of the Board and Director
------------------------------------
William T. McConnell


   /s/ C. Daniel DeLawder                          President, Chief Executive Officer and
------------------------------------               Director (Principal Executive Officer)
C. Daniel DeLawder


                 *                                 Chief Financial Officer and Principal
------------------------------------               Accounting Officer
John W. Kozak


                 *                                 Director
------------------------------------
Maureen Buchwald


                 *                                 Director
------------------------------------
James J. Cullers


                 *                                 Director
------------------------------------
D. C. Fanello


                 *                                 Director
------------------------------------
R. William Geyer


                 *                                 Director
------------------------------------
Philip H. Jordan, Jr., Ph.D.


                 *                                 Director
------------------------------------
Howard E. LeFevre

                 *                                 Director
------------------------------------
Phillip T. Leitnaker


                 *                                 Director
------------------------------------
James A. McElroy


                 *                                 Director
------------------------------------
John J. O'Neill


                 *                                 Director
------------------------------------
William A. Phillips


                 *                                 Director
------------------------------------
J. Gilbert Reese


                 *                                 Director
------------------------------------
Rick R. Taylor


                 *                                 Director
------------------------------------
John L. Warner


---------------------

*By C. Daniel DeLawder pursuant to Power of Attorney executed by the directors and executive officers listed above, which Power of Attorney has been filed with the Securities and Exchange Commission.



  /s/ C. Daniel DeLawder
---------------------------------------------
C. Daniel DeLawder
President and Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT NO.                             DESCRIPTION OF EXHIBIT
-----------                             ----------------------

    2.1 Agreement and Plan of Merger (excluding exhibits and schedules), dated as of November 20, 2000, by and between Park
                 National Corporation ("Park") and Security Banc Corporation
                 ("Security") (included in the joint proxy statement/prospectus as part of Appendix A)

    3.1          Articles of Incorporation of Park as filed with the Ohio
                 Secretary of State on March 24, 1992 (incorporated herein by reference to Exhibit 3(a) to Park's Form 8-B, filed on May 20,
                 1992 (File No. 0-18772) ("Park's Form 8-B"))

    3.2 Certificate of Amendment to the Articles of Incorporation of Park as filed with the Ohio Secretary of State on May 6, 1993
                 (incorporated herein by reference to Exhibit 3(b) to Park's
                 Annual Report on Form 10-K for the fiscal year ended December
                 31, 1993 (File No. 0-18772))

    3.3 Certificate of Amendment to the Articles of Incorporation of Park as filed with the Ohio Secretary of State on April 16, 1996 (incorporated herein by reference to Exhibit 3(a) to Park's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 (File No. 1-13006))

    3.4 Certificate of Amendment by Shareholders to the Articles of Incorporation of Park as filed with the Ohio Secretary of State on April 22, 1997 (incorporated herein by reference to Exhibit
                 3(a)(1) to Park's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 (File No. 1-13006)("Park's June
                 1997 Form 10-Q"))

    3.5 Articles of Incorporation of Park (reflecting amendments through April 22, 1997) (for SEC reporting compliance purposes only - not filed with Ohio Secretary of State (incorporated herein by reference to Exhibit 3(a)(2) to Park's June 1997 Form
                 10-Q)

    3.6 Regulations of Park (incorporated herein by reference to Exhibit 3(b) to Park's Form 8-B)

    3.7 Certified Resolution regarding adoption of amendment to Subsection 2.02(A) of the Regulations of Park by Shareholders on April 22, 1997 (incorporated herein by reference to Exhibit
                 3(b)(1) to Park's June 1997 Form 10-Q)

    3.8          Regulations of Park (reflecting amendments through April 22,
                 1997) (for SEC reporting compliance purposes only)
                 (incorporated herein by reference to Exhibit 3(b)(2) to Park's
                 June 1997 Form 10-Q)

      5          Opinion of Vorys, Sater, Seymour and Pease LLP, counsel to
                 Park, as to the legality of the securities being issued

     *8          Opinion of Vorys, Sater, Seymour and Pease LLP, counsel to
                 Park, as to tax matters

   10.1 Summary of Incentive Bonus Plan of Park (incorporated herein by reference to Exhibit 10.1 to Park's Registration Statement on
                 Form S-4 filed February 22, 2000 (Registration No. 333-30858)
                 ("Park's February 2000 Form S-4"))

EXHIBIT NO.                             DESCRIPTION OF EXHIBIT
-----------                             ----------------------

   10.2          Split-Dollar Agreement, dated May 17, 1993, between William T.
                 McConnell and The Park National Bank (incorporated herein by reference to Exhibit 10(f) to Park's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No.
                 0-18772)); and Schedule A identifying other identical
                 Split-Dollar Agreements between subsidiaries of Park and executive officers of such subsidiaries who are directors or executive officers of Park (incorporated herein by reference to Exhibit 10.2 to Park's February 2000 Form S-4)

   10.3          Split-Dollar Agreement dated September 29, 1993, between
                 Dominic C. Fanello and The Richland Trust Company (incorporated herein by reference to Exhibit 10(g) to Park's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No.
                 0-18772)); and Schedule A identifying other identical
                 Split-Dollar Agreements between directors of Park National and The Park National Bank, The Richland Trust Company, Century
                 National Bank or The First-Knox National Bank of Mount Vernon as identified in such Schedule A (incorporated herein by reference to Exhibit 10.3 to Park's February 2000 Form S-4)

   10.4 Park National Corporation 1995 Incentive Stock Option Plan (as amended through April 20, 1998) (incorporated herein by reference to Exhibit 10 to Park's Registration Statement on
                 Form S-8 filed May 14, 1998 (Registration No. 333-52653))

   10.5 Form of Stock Option Agreement executed in connection with the grant of options under the Park National Corporation 1995
                 Incentive Stock Option Plan, as amended (incorporated herein by reference to Exhibit 10(i) to Park's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 1-13006))

   10.6          Description of Park National Corporation Supplemental Executive
                 Retirement Plan (incorporated herein by reference to Exhibit
                 10(i) to Park's Registration Statement on Form S-4, filed on
                 January 24, 1997 (Registration No. 333-20417))

     21          Subsidiaries of Park

   23.1 Consent of Vorys, Sater, Seymour and Pease LLP with respect to its opinion relating to the legality of the securities being issued (included in Exhibit 5)

  *23.2 Consent of Vorys, Sater, Seymour and Pease LLP with respect to its tax opinion (included in Exhibit 8)

   23.3          Consent of Ernst & Young LLP (with respect to Park)

   23.4          Consent of Ernst & Young LLP (with respect to Security)

   23.5          Consent of Austin Associates, Inc., financial advisors to
                 Security

     24 Powers of Attorney of Directors and Executive Officers of Park authorizing the signing of their names to this Registration
                 Statement and any and all amendments to this Registration
                 Statement and other documents submitted in connection herewith

   99.1 Form of Fairness Opinion of Austin Associates, Inc. (set forth in Appendix B to the joint proxy statement/prospectus included in this Registration Statement)

   99.2          Form of Notice of Special Meeting of Shareholders of Security
                 (set forth following the cover page of this Registration
                 Statement)

EXHIBIT NO.                             DESCRIPTION OF EXHIBIT
-----------                             ----------------------

   99.3 Form of Proxy to be used in connection with Special Meeting of Shareholders of Security

  *99.4          Form of Letter to be Sent to Shareholders of Security

   99.5 Form of Notice of Special Meeting of Shareholders of Park (set forth immediately following the cover page of this Registration
                 Statement)

   99.6 Form of Proxy to be used in connection with Special Meeting of Shareholders of Park

  *99.7          Form of Letter to be Sent to Shareholders of Park

    ---------------------

    *   To be filed by amendment